AGREEMENT AND PLAN OF MERGER

       AGREEMENT AND PLAN OF MERGER dated February 17, 1999 between Summit Bancorp., a New Jersey business corporation ("Summit"), and Prime Bancorp, Inc., a Pennsylvania business corporation ("Prime").

                              W I T N E S S E T H :

       WHEREAS, the respective boards of directors of Summit and Prime deem it advisable and in the best interests of their respective shareholders to adopt a plan of reorganization in accordance with the provisions of Section 368 of the Internal Revenue Code of 1986, as amended ( "Code") providing for the acquisition of Prime by Summit on the terms and conditions provided for in this Agreement and Plan of Merger ("Agreement");

       WHEREAS, the Board of Directors of Summit and Prime have each determined that the reorganization contemplated by this Agreement ("Reorganization") is consistent with, and in furtherance of, their respective business strategies and goals;

       WHEREAS, Summit and Prime intend on the day after the date of this Agreement and in consideration of this Agreement to enter into the Stock Option Agreement ("Option Agreement") attached hereto as Exhibit B; and

       WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Reorganization and also to prescribe certain other terms and conditions of the Reorganization.

       NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Option Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I.
                               GENERAL PROVISIONS

       Section 1.01.The Reorganization.

       (a) Upon the  terms  and  subject  to the  conditions  contained  in this
Agreement,   at  the  Effective   Time  (as  defined  at  Section   1.06),   the
Reorganization shall be effected as follows:

              (1) Prime shall be merged with and into Summit pursuant to and in accordance with the provisions of, and with the effect provided in, the New Jersey Business Corporation Act, as amended ("New Jersey Act") and the Pennsylvania Business Corporation Law, as amended ("Pennsylvania Law"); or

              (2) Prime shall be merged into a wholly owned subsidiary of Summit or a wholly owned subsidiary of Summit shall be merged into Prime, in either case pursuant to and in accordance with the provisions of, and with the effect provided in, the corporate laws of the jurisdiction of incorporation of each of the constituent corporations in such merger ("Applicable Corporation Laws").
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       (b)  Summit  shall  prior to the  Effective  Time  elect the  method  for carrying out the  Reorganization  from among those  methods set forth at Section
1.01(a)   ("Reorganization   Election")   and   following  an  election  of  the
Reorganization method provided for at Section 1.01(a)(2) Summit shall (i) cause the wholly owned subsidiary of Summit designated as the constituent corporation in the Reorganization ("Designated Summit Subsidiary") to approve, execute and deliver this Agreement in accordance with all Applicable Corporation Laws, (ii) cause this Agreement to be approved by the sole shareholder of the Designated Summit Subsidiary, (iii) attach as Exhibit A to this Agreement (A) any additional terms and conditions to this Agreement required by Applicable
Corporation   Laws  to  effect  the   Reorganization   and  other   transactions
contemplated by this Agreement, (B) the terms and conditions of any agreement or plan of merger required by Applicable Corporation Laws, (C) the date and time that the merger shall be effective or the mechanism for determining the date and time that the merger shall be effective and (D) such other terms and conditions as Summit shall determine in its discretion to be desirable and not contrary to this Agreement or Applicable Corporation Laws regarding the corporate governance of the corporation surviving the merger contemplated by Section 1.01(a), including without limitation terms and conditions governing certificates or articles of incorporation and amendments thereto or restatements thereof, by-laws of the corporation surviving the merger and amendments thereto, and directors and officers of the corporation surviving the merger; provided, however, that no provision of Exhibit A shall (x) alter or change the amount or kind of consideration to be received by Prime Shareholders (as defined at Section 1.07(c) below) as provided for in this Agreement, (y) adversely affect the tax treatment of the Reorganization Consideration (as defined in Section 1.03(a)(2) below) to be received by Prime Shareholders or (z) materially impede or delay consummation of the transactions contemplated by this Agreement and
(iv) cause the Designated Summit Subsidiary to take all actions appropriate to accomplish the Reorganization and the other transactions contemplated by this Agreement. Exhibit A as so constituted shall constitute a part of this Agreement as fully as if attached hereto on the date hereof without separate execution by Summit or Prime.

       Section 1.02.Capital Stock of Summit. All shares of the capital stock of Summit issued or issued and outstanding immediately prior to the Effective Time, including the Common Stock, par value $.80 per share, of Summit and the rights attached thereto ("Summit Rights") pursuant to the Rights Agreement dated as of August 16, 1989 between Summit and First Chicago Trust Company of New York, as Rights Agent ("Summit Rights Agreement") (references to "Summit Stock" herein shall mean the Common Stock of Summit with Summit Rights attached thereto), shall be unaffected by the Reorganization and shall remain issued or issued and outstanding, as the case may be, immediately thereafter.

       Section 1.03.Terms of Conversion of Prime Capital Stock.

       (a) At the Effective Time, by virtue of the Reorganization and without any action on the part of any shareholder of Prime:

              (1) All shares of the Common Stock,  par value $1.00 per share, of
Prime ("Prime Stock") which immediately prior to the Effective Time are beneficially owned either directly, or indirectly through a bank, broker or other nominee, by Summit or a subsidiary of Summit or Prime or a subsidiary of Prime (other than Prime Stock held as a result of foreclosures or debts previously contracted and Prime Stock held in trust, managed, custodial or other nominee accounts or held by mutual funds for which Prime or any subsidiary of Prime acts as investment advisor), if any, or held in the treasury of Prime, if any, shall be canceled and retired and no cash, securities or other consideration shall be payable or paid or delivered under this Agreement in exchange for such Prime Stock; and

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
              (2) Subject to Section 1.03(a)(1), outstanding shares of Prime Stock held as of the Effective Time by each Prime Shareholder shall be converted in accordance with the New Jersey Act and the Pennsylvania Law into the right to receive whole shares of Summit Stock and cash in lieu of fractional shares of Summit Stock as follows: the aggregate number of shares of Prime Stock held by each Prime Shareholder shall be multiplied by the Exchange Ratio (as defined at
Section 1.03(c) below) and (i) a Prime Shareholder shall become entitled to receive whole shares of Summit Stock pursuant to this Section 1.03(a)(2) equal in number to the whole number which results from the foregoing multiplication, and (ii) a Prime Shareholder shall become entitled to receive cash pursuant to this Section 1.03(a)(2) in lieu of a fractional share of Summit Stock, if any, equal in amount to the product obtained by multiplying the fraction, if any, which results from the foregoing multiplication by the closing price of one share of Summit Stock on the New York Stock Exchange ("NYSE") Composite Transactions List (as reported in The Wall Street Journal or, in the absence thereof, as reported by another authoritative source mutually agreed upon by Prime and Summit) on the last trading day ending prior to the Effective Time ("Cash In Lieu Amount"). (The shares of Summit Stock issuable in accordance with this Section 1.03(a)(2) are sometimes referred to herein as the "Shares"). (The Shares and any Cash In Lieu Amounts payable in the Reorganization, both adjusted as and if necessary in accordance with Section 1.03(b), are sometimes collectively referred to herein as the "Reorganization Consideration").

       (b) In the event that, from the date hereof to the Effective Time, the outstanding Summit Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or there occur other like changes in the outstanding shares of Summit Stock ("Capital Change"), the Exchange Ratio and, if necessary, the form and amount of Summit capital stock issuable in the Reorganization in exchange for Prime Stock shall be appropriately adjusted to give effect to the Capital Change.

       (c) The "Exchange Ratio" is hereby defined to be six hundred seventy-five thousandths (.675).

       (d) Summit agrees that any Summit Rights issued pursuant to the Summit Rights Agreement shall be issued with respect to each share of Summit Stock issued pursuant to the terms hereof under the terms of such Summit Rights Agreement prior to the Effective Time, as well as to take all action necessary or advisable to enable the holder of each such share of Summit Stock to obtain the benefit of such Summit Rights Agreement notwithstanding their prior distribution, including, without limitation, amendment of the Summit Rights Agreement.

       Section 1.04.Reservation of Summit Stock; Issuance of Shares Pursuant to the Reorganization. Summit shall reserve and make available for issuance to holders of Prime Stock in connection with the Reorganization, on the terms and subject to the conditions of this Agreement, sufficient shares of Summit Stock to effect the conversion contemplated by Section 1.03 and related terms of this Agreement, which shares, when issued and delivered, will be duly authorized, legally and validly issued, fully paid and non-assessable and subject to no preemptive rights. Upon the terms and subject to the conditions of this Agreement, particularly Sections 1.03 and 1.07, Summit shall issue the Shares after the Effective Time to Prime Shareholders.

       Section 1.05.Exchange Agent Arrangements. Prior to the Effective Time, Summit shall appoint Equiserve First Chicago Trust Division, or another entity reasonably satisfactory to Prime, as the exchange agent ("Exchange Agent") responsible for exchanging, in connection with and upon consummation of the


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Reorganization and subject to Sections 1.03 and 1.07, certificates  representing whole shares of Summit Stock ("Summit Certificates") and Cash In Lieu Amounts for certificates representing shares of Prime Stock ("Prime Certificates") and Summit shall deliver to the Exchange Agent sufficient Summit Certificates and cash as shall be required to satisfy Summit's obligations to Prime Shareholders under Section 1.07(c), prior to the time such obligations arise.

       Section 1.06.Effective Time. In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at
Section 1.01(a)(1), the "Effective Time" of the Reorganization shall be the hour and the date specified in the certificate of merger of Summit and Prime filed with the Secretary of State of the State of New Jersey in accordance with
Section 14A:10-4.1 of the New Jersey Act ("NJ Certificate") and the articles of merger filed with the Department of State of the Commonwealth of Pennsylvania ("Pennsylvania Articles") in accordance with Section 1927 of the Pennsylvania Law, which such hour and date shall be identical in both the NJ Certificate and the Pennsylvania Articles. In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at Section 1.01(a)(2), the "Effective Time" of the Reorganization shall be the date and time specified in Exhibit A or determined in accordance with Exhibit A.

       Section 1.07.Exchange of Prime Certificates.

       (a) After the Effective Time and subject to Section 1.07(c) below, each Prime Shareholder (except as provided otherwise in Section 1.03(a)(1) above), upon surrender to the Exchange Agent of all Prime Certificates registered to the Prime Shareholder, shall be entitled to receive in exchange therefor a Summit Certificate representing the number of whole shares of Summit Stock such Prime Shareholder becomes entitled to receive pursuant to Section 1.03(a)(2) and the Cash In Lieu Amount, payable by check, such Prime Shareholder may become entitled to receive pursuant to Section 1.03(a)(2). Until so surrendered, outstanding Prime Certificates held by each Prime Shareholder, other than Prime Certificates governed by Section 1.03(a)(1), shall be deemed for all purposes (other than as provided below with respect to unsurrendered Prime Certificates and Summit's right to refuse payment of dividends or other distributions, if any, in respect of Summit Stock) to represent only the right to receive the number of whole shares of Summit Stock and the Cash In Lieu Amount, if any, without interest, determined in accordance with Section 1.03(a)(2). Until so surrendered, Summit may, at its option, refuse to pay to the holders of the unsurrendered Prime Certificates dividends or other distributions, if any, on Summit Stock declared after the Effective Time; provided, however, that upon the surrender and exchange of Prime Certificates following a dividend or other distribution on Summit Stock there shall be paid to such Prime Shareholders the amount, without interest, of dividends and other distributions, if any, which became payable prior to such surrender and exchange but which were not paid.

       (b) Holders of Prime Certificates as of the Effective Time shall cease to be, and shall have no further rights as, shareholders of Prime.

       (c) As promptly as practicable, but in no event more than 10 days, after the Exchange Agent receives an accurate and complete list of all holders of record of outstanding Prime Stock as of the Effective Time ("Prime Shareholders") (including the address and social security number of and the number of shares of Prime Stock held by each Prime Shareholder) from Prime ("Final Shareholder List"), Summit shall cause the Exchange Agent to send to each Prime Shareholder instructions and transmittal materials for use in surrendering and exchanging Prime Certificates for the Reorganization Consideration. Summit shall consult with Prime with respect to the form and


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content of the transmittal instructions and materials and incorporate reasonable suggestions. If Prime Certificates are properly presented to the Exchange Agent (with proper presentation including satisfaction of all requirements of the letter of transmittal), Summit shall as soon as practicable, but in no event more than 10 days, after the later to occur of such presentment or the receipt by the Exchange Agent of an accurate and complete Final Shareholder List from Prime cause the Exchange Agent to cancel and exchange Prime Certificates for Summit Certificates and Cash In Lieu Amounts, if any; provided, however, that if the Exchange Agent, in order to satisfy its obligations under the Code with respect to the reporting of dividend income to former shareholders of Prime, must suspend the exchange process provided for in the second sentence of this
Section 1.07(c) in order to preserve and report the required reporting information, the 10-day exchange requirement shall be extended 5 business days for exchanges being processed by the Exchange Agent at the commencement of, or which are received during, the period of the suspension.

       (d) At and after the Effective Time there shall be no transfers on the stock transfer books of Prime of the shares of Prime Stock which were outstanding immediately prior to the Effective Time.

       Section 1.08.Restated Certificate of Incorporation and By-Laws. In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at Section 1.01(a)(1): the Restated Certificate of Incorporation of Summit in effect immediately prior to the
Effective  Time  shall  be the  Restated  Certificate  of  Incorporation  of the
corporation surviving the Reorganization ("Surviving Corporation"), except as duly amended thereafter and except to the extent such is deemed by law to be affected by the NJ Certificate; and the By-Laws of Summit in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, except as duly amended thereafter. In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at
Section 1.01(a)(2), the certificate or articles of incorporation and by-laws of the Surviving Corporation shall be as set forth in Exhibit A.

       Section 1.09.Board of Directors and Officers. In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at Section 1.01(a)(1): the Board of Directors of the Surviving Corporation shall consist of the members of the Board of Directors of Summit at the Effective Time; the officers of the Surviving Corporation shall consist of the officers of Summit at the Effective Time; and such directors and officers shall serve as such for the terms prescribed in the Restated Certificate of Incorporation and By-Laws of Summit, or as otherwise provided by law or until their earlier deaths, resignation or removal. In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at
Section 1.01(a)(2), the members of the Board of Directors and the officers of the Surviving Corporation shall be as set forth in Exhibit A.

       Section 1.10.Prime Stock Options.

       (a) At the Effective Time, each Prime Option (as defined in Section 1.10(b) below) shall be deemed to constitute, and shall automatically be converted on the terms set forth in this Section 1.10 into, options to purchase Summit Stock and a corresponding number of Summit Rights in the event of the prior distribution contemplated by Section 1.03(d) ("Converted Options") and each Converted Option (i) shall immediately vest to the extent the related Prime Option was vested or as provided in the Prime Stock Compensation Plan (as defined at Section 2.01(d)(3) below) under which the related Prime Option was granted and in the stock option agreement by which it was evidenced, and (ii) shall be administered in all material respects in accordance with the terms and


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conditions  provided  for in the Prime Stock  Compensation  Plan under which the related Prime Option was granted and in the stock option agreement by which it was evidenced. The number of shares of Summit Stock which may be purchased upon exercise of a particular Converted Option shall be the number of shares of Prime Stock which would have been issuable upon exercise in full of the related Prime Option multiplied by the Exchange Ratio and rounded down to the nearest whole number ("Converted Number"). The exercise price per share of Summit Stock purchasable upon exercise of a Converted Option shall equal the aggregate exercise price that would have been payable upon an exercise in full of the related Prime Option divided by the Converted Number and rounded up to the nearest ten-thousandth of a dollar. In the event a Capital Change shall occur prior to the Effective Time, an appropriate adjustment shall be made to the terms of the Prime Options at the time of the foregoing conversion so that Converted Options give effect to the Capital Change. Within 45 days after the receipt by Summit of an accurate and complete list of all holders of Prime Options, all information about the Prime Options and the holders thereof (including the address and social security number of each such holder and a description of the Prime Options held by such holder specifying, at a minimum, the plan under which issued, type (incentive or nonqualified), grant date, expiration date, exercise price and the number of shares of Prime Stock subject thereto) and copies of each form of option agreement, warrant agreement or letter agreement entered into between Prime and a holder of a Prime Option (all of the foregoing being collectively referred to as the "Final Option List and Materials"), Summit shall issue to the holders of such Prime Options appropriate instruments confirming the rights of such holders with respect to Summit Stock, on the terms and conditions provided by this Section 1.10, upon surrender of the outstanding instruments representing such Prime Options; provided, however, that Summit shall not be obligated to issue any such confirming instruments which relate to the issuance of Summit Stock, or issue any shares of Summit Stock, until such time as the shares of Summit Stock issuable upon exercise of Converted Options shall have been registered with the Securities and Exchange Commission (the "SEC") pursuant to an effective registration statement and authorized for listing on the NYSE and for sale by any appropriate state securities regulators, which such registrations and authorizations Summit shall use its best efforts to effect within 45 days after Prime shall have delivered to Summit the Final Option List and Materials, and Summit knows of no reason why it will not be able to do so. Summit shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any Converted Options remain outstanding. Summit shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Summit Stock for delivery upon exercise of Converted Options. Notwithstanding anything in the foregoing to the contrary, Prime Options intended to qualify as "incentive stock options" under the Code shall be converted into Converted Options in a manner consistent with the preservation of such qualification under the Code.

       (b) For purposes of this Section 1.10, "Prime Option" is hereby defined to mean an option relating to the purchase of Prime Stock, and any rights appurtenant thereto including Equity Based Rights (as defined at Section 2.01(d)(2) below), granted under a Prime Stock Compensation Plan (as defined at
Section 2.01(d)(3) below), outstanding both on the date hereof and at the Effective Time.

       Section 1.11. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Prime acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Reorganization or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name


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and on behalf of Prime or otherwise,  all such deeds, bills of sale, assignments and assurances and to take, in the name and on behalf of Prime, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

       Section 1.12.Unclaimed Reorganization Consideration. If, upon the expiration of one year following the Effective Time, Reorganization Consideration remains with the Exchange Agent due to the failure of Prime Shareholders to surrender and exchange Prime Certificates for Reorganization Consideration, Summit may, at its election, continue to retain the Exchange Agent for purposes of the surrender and exchange of Prime Certificates or take possession of such unclaimed Reorganization Consideration, in which such latter case, Prime Shareholders who have theretofore failed to surrender and exchange Prime Certificates shall thereafter look only to Summit for payment of the Reorganization Consideration and the unpaid dividends and distributions on Summit Stock declared after the Effective Time, without any interest thereon. Notwithstanding the foregoing, none of Summit, Prime, the Exchange Agent or any other person shall be liable to any former holder of shares of Prime Stock for any property properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

       Section 1.13.Lost Prime Certificates. In the event any Prime Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Prime Certificate to be lost, stolen or destroyed and the posting by such person of a personal, nonsurety bond in such amount as Summit may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Prime Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Prime Certificate the Reorganization Consideration deliverable in respect thereof pursuant to this Agreement.


                                   ARTICLE II.
                     REPRESENTATIONS AND WARRANTIES OF PRIME

       Prime represents and warrants to Summit as follows (where an item required to be disclosed on a Prime Schedule is required to be disclosed on one or more additional Prime Schedules, or where a copy of an item required to be attached to a Prime Schedule is required to be attached to one or more additional Prime Schedules, such disclosure or copy need not be provided on more than one Prime Schedule provided the Prime Schedules with respect to which the disclosure or copy is required but not provided contain a cross reference to the location of the required disclosure or copy in the Prime Schedules which is clear and unambiguous):

       Section 2.01.Organization, Capital Stock.

       (a) Each of Prime and its nonbank subsidiaries, including the nonbank subsidiaries of Bank (as defined in Section 2.01(e) (the term "subsidiary", as used in this Agreement, shall mean any corporation or other organization of which 10% or more of the shares or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other group performing similar functions with respect to such corporation or other organization is directly or indirectly owned by Prime or a "subsidiary" of Prime; the term "indirect" ownership means ownership through a succession of one or more other subsidiaries), all of which are listed, together with their respective states of incorporation and direct and indirect beneficial owners, on Prime Schedule 2.01(a), is a corporation duly organized, validly subsisting and


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in good standing under the laws of the state of its incorporation,  qualified to transact business under the laws of all jurisdictions where it does business except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on (i) the business, results of operations, assets or financial condition of Prime and its subsidiaries on a consolidated basis, or (ii) the ability of Prime to perform its obligations under, and to consummate the transactions contemplated by, this Agreement ("Prime Material Adverse Effect"). However, a Prime Material Adverse Effect or Prime Material Adverse Change (as defined at Section 2.03 below) will not include a change resulting from a change in law, rule, regulation, generally accepted or regulatory accounting principle or other matter affecting banking institutions or their holding companies generally or from charges or expenses incident to the Reorganization. Each of Prime and its nonbank subsidiaries has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises and to engage in its business and activities as presently engaged in, and each has complied in all material respects with all applicable laws, regulations and orders.

       (b) Prime is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA").

       (c) Prime or one of its subsidiaries is the holder and beneficial owner of all of the outstanding capital stock of all of Prime's direct and indirect nonbank subsidiaries.

       (d) (1) The authorized capital stock of Prime consists of 13,000,000 shares of Common Stock, par value $1.00 per share, of which 10,984,833 shares are issued and outstanding as of the date hereof, and 2,000,000 shares of Preferred Stock, par value $1.00 per share, of which no shares are issued or outstanding. All issued and outstanding shares of the capital stock of Prime and of each of its nonbank subsidiaries have been fully paid, were duly authorized and validly issued, are nonassessable and have been issued pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or to the best of Prime's knowledge an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder.

              (2) Except as set forth in Section 2.01(d)(1), all Equity Securities (as defined at Section 2.01(d)(4) below) of Prime and its nonbank subsidiaries outstanding, in existence, the subject of an agreement or reserved for issuance ("Current Equity Securities"), and all rights or entitlements appurtenant to, based upon, derived from or valued based on the performance or value of Equity Securities of Prime outstanding, in existence, the subject of an agreement or reserved for issuance ("Equity Based Rights") are listed on Prime
Schedule 2.01(d)(2) and all significant information relating to such Current Equity Securities (other than Common Stock) and Equity Based Rights is listed on Prime Schedule 2.01(d)(2) including without limitation, where applicable, name of holder, address and relationship to Prime if not an employee of Prime or a subsidiary, date of grant, award or issuance, expiration dates, vesting dates, the Prime Stock Plan (as defined in Section 2.01(d)(3) below) under which granted, awarded or issued, any intended qualification or nonqualification or other status under the Code, those Current Equity Securities or Equity Based
Rights granted in tandem with other Current Equity Securities or Equity Based Rights, exercise price, number of shares, valuation formula and performance goals. All Current Equity Securities have been (to the extent such is capital stock or similar equity interest) fully paid, were duly authorized and validly issued, are (to the extent such is capital stock or similar equity interest) nonassessable and have been issued pursuant to an effective registration statement under the Securities Act or to the best of Prime's knowledge an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder.

              (3) All agreements, contracts, plans and arrangements, whether oral or written or formal or informal, pursuant to which Current Equity Securities or Equity Based Rights were granted, awarded or issued or which provide for the granting, awarding or issuance of Equity Securities or Equity Based Rights or are relevant in any fashion to Current Equity Securities or Equity Based Rights ("Prime Stock Plan") are listed in Prime Schedule 2.01(d)(3). All Prime Stock Plans constituting a compensatory contract, plan or arrangement ("Prime Stock Compensation Plan"), including all amendments thereto, are separately identified on Prime Schedule 2.01(d)(3) and except as disclosed thereon have been duly approved by the shareholders of Prime and such approvals have been obtained in compliance with all applicable laws and with all applicable regulations of governmental or self-regulatory authorities.

              (4) "Equity Securities" of an issuer means (i) the capital stock or other equity securities or equity interests of such issuer, (ii) options, warrants, scrip, interests in, rights (including preemptive rights) to subscribe to, purchase or acquire, calls on or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, capital stock or other equity securities or equity interests or any security or right convertible into or exchangeable for the capital stock or other equity security or equity interests of such issuer, and (iii) contracts, commitments, obligations, agreements, understandings or arrangements entitling anyone to acquire from the issuer, or by which such issuer is or may become bound to issue, capital stock or other equity security or equity interest or any security or right convertible into or exchangeable for the capital stock or other equity security or equity interest of such issuer.

       (e) Prime owns no bank subsidiary other than the Prime Bank ("Bank"). ("bank" is hereby defined to include commercial banks, savings banks, private banks, trust companies, savings and loan associations, building and loan associations and similar institutions receiving deposits and making loans). Bank is a bank duly organized, validly subsisting, and in good standing under the laws of the jurisdiction of its organization and is qualified to transact business under the laws of all jurisdictions where the failure to be so qualified would be likely to have a Prime Material Adverse Effect. Bank is duly authorized to conduct all activities and exercise all powers of a commercial bank contemplated by the laws of its jurisdiction of organization. Bank is an insured bank as defined in the Federal Deposit Insurance Act, and has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises, and to engage in its business and activities as presently engaged in, and has complied in all material respects with all applicable laws, regulations and orders.

       (f) The authorized and outstanding capital stock of Bank is as set forth on Prime Schedule 2.01(f). Prime is the holder and beneficial owner of all of the issued and outstanding Equity Securities of Bank. All issued and outstanding shares of the capital stock of Bank have been fully paid, were duly authorized and validly issued, are non-assessable, and were not issued in violation of the preemptive rights of any shareholder. All Equity Securities of Bank outstanding, in existence, the subject of an agreement or reserved for issuance are described in all material respects on Prime Schedule 2.01(f).

       (g) All Equity Securities of its direct and indirect subsidiaries beneficially owned by Prime or a subsidiary of Prime are held free and clear of any claims, liens, encumbrances or security interests.

       Section 2.02.Financial Statements. The financial statements (and related notes and schedules thereto) contained in or incorporated by reference into

Prime's (a) annual report to shareholders for the fiscal year ended December 31, 1997, (b) annual report on Form 10-K filed pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") for the fiscal year ended December 31, 1997 and (c) quarterly reports on Form 10-Q filed pursuant to the Exchange Act for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 and the financial statements (and related notes and schedules thereto) contained in Prime's draft annual report to shareholders for the fiscal year ended December 31, 1998 attached hereto as Prime Schedule 2.02 (all of the foregoing financial statements being collectively referred to as the "Prime Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents in all material respects (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles, the consolidated statements of condition, income, changes in stockholders' equity and cash flows of Prime and its subsidiaries at its respective date and for the period to which it relates, except as may otherwise be described therein and except that, in the case of unaudited statements, no consolidated statements of changes in stockholders' equity are included. The Prime Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the Prime Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

       Section 2.03.No Conflicts. Except as set forth on Prime Schedule 2.03, Prime and each of its subsidiaries is not in violation or breach of or default under, and has received no notice of violation, breach, revocation or threatened or contemplated revocation of or default or denial of approval under, nor will the execution, delivery and performance of this Agreement by Prime, or the consummation of the transactions contemplated hereby including the Reorganization by Prime upon the terms provided herein (assuming receipt of the Required Consents, as that term is defined in Section 4.01), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the material rights, permits, licenses, assets or properties of Prime or any of its subsidiaries or upon any of the Equity Securities of Prime or any of its subsidiaries, or constitute an event which could, with the lapse of time, action or inaction by Prime or any of its subsidiaries or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

       (i) the certificate or articles of incorporation or articles of association, as appropriate, or by-laws of Prime or any of its subsidiaries;

       (ii)   any  applicable  law,  statute,   rule,   ruling,   determination,
              ordinance or regulation of or agreement with any governmental or regulatory authority;

       (iii) any judgment, order, writ, award, injunction or decree of any court or other governmental authority; or

       (iv) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement or other instrument;

to which Prime or any of its subsidiaries is a party or by which Prime or any of its subsidiaries or any of their assets or properties are bound or committed, the consequences of which individually or in the aggregate would result in a material adverse change in the business, results of operations, assets or financial condition of Prime and its subsidiaries, on a consolidated basis, from that reflected in the Prime Financial Statements as of and for the year ended

December 31, 1998 ("Prime Material Adverse Change"), or enable any person to enjoin the transactions contemplated hereby.

       Section 2.04.Absence of Undisclosed  Liabilities.  Except as set forth on
Schedule 2.04, Prime and its subsidiaries have no liabilities, whether contingent or absolute, direct or indirect, matured or unmatured (including but not limited to liabilities for federal, state and local taxes, penalties, assessments, lawsuits or claims against Prime or any of its subsidiaries), and no loss contingency (as defined in Statement of Financial Accounting Standards No. 5), other than (a) those reflected in the Prime Financial Statements or disclosed in the notes thereto, (b) commitments made by Prime or any of its subsidiaries in the ordinary course of its business, and (c) liabilities arising in the ordinary course of its business since December 31, 1998, which are not in the aggregate material to Prime and its subsidiaries, on a consolidated basis. Other than as may be set forth on Prime Schedule 2.04, neither Prime nor any of its subsidiaries has, since December 31, 1998, become obligated on any debt due in more than one year from the date of this Agreement in excess of $100,000, other than intra-corporate debt and deposits received, repurchase agreements and borrowings from the Federal Home Loan Bank of Pittsburgh entered into in the ordinary course of business.

       Section 2.05.Absence of Litigation; Agreements with Bank Regulators. There is no outstanding order, injunction or decree of any court or governmental or self-regulatory body against or affecting Prime or any of its subsidiaries which materially and adversely affects Prime and its subsidiaries, on a consolidated basis, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to Prime and its subsidiaries, on a consolidated basis, pending or, to the best of Prime's knowledge, threatened, against or involving Prime or any of its subsidiaries or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as may be disclosed in the Forms 10-K and 10-Q of Prime referred to in Section 2.02 or set forth in Prime Schedule 2.05. Except as set forth on Prime Schedule 2.05, neither Prime nor any subsidiary of Prime is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to material statutory or regulatory noncompliance discovered in any regulatory examinations, its capital adequacy, its credit or reserve policies or its management. Except as set forth on Prime Schedule 2.05, neither Prime nor any subsidiary of Prime has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Neither Prime nor any subsidiary of Prime has failed to resolve to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recently completed examination of each aspect of Prime's or a Prime subsidiary's business nor has Prime or any subsidiary of Prime been advised of any significant deficiencies by any such agency in connection with any current examination of either Prime or a subsidiary of Prime by any such agency.

       Section 2.06.Brokers' Fees. Prime has entered into this Agreement with Summit as a result of direct negotiations without the assistance or efforts of any finder, broker, financial advisor or investment banker, other than Fox-Pitt, Kelton Inc. ("Fox-Pitt"). Prime Schedule 2.06 consists of true and complete copies of all agreements between Prime and Fox-Pitt with respect to the transactions contemplated by this Agreement or similar transactions.

       Section 2.07.Regulatory Filings. All filings made by Prime and its subsidiaries after December 31, 1995 with the SEC and the appropriate bank regulatory authorities did not at the time of filing contain any untrue statement of a material fact and did not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC or the Federal bank regulatory agency having securities regulatory jurisdiction, as appropriate. Each of the financial statements (including related notes and schedules thereto) contained in or incorporated by reference into such filings are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles, the consolidated statements of condition, income, changes in stockholders' equity and cash flows of Prime and its subsidiaries at its respective date or for the period to which it relates, except as may otherwise be described therein and except that, in the case of unaudited statements, no consolidated statements of changes in stockholders' equity are included. Except as set forth on Prime
Schedule 2.07, Prime and its subsidiaries have since December 31, 1995, to the extent legally required, timely made all filings required by the Securities Act and the Exchange Act, Federal and state banking laws and regulations and the rules and regulations of the NASD and any other self-regulatory organization, and have paid all fees and assessments due and payable in connection therewith.

       Section 2.08.Corporate Action. Assuming due execution and delivery by Summit, and subject to the requisite approval by the shareholders of Prime of this Agreement, the Reorganization and the other transactions contemplated hereby in accordance with Prime's Articles of Incorporation and the Pennsylvania Law at a meeting of such holders to be duly called and held, Prime has the corporate power and is duly authorized by all necessary corporate action to execute, deliver and perform this Agreement. The Board of Directors of Prime has taken all action required by law, its Articles of Incorporation, its By-Laws or otherwise (i) to authorize the execution and delivery of this Agreement and (ii) for shareholders of Prime to approve this Agreement and the transactions contemplated hereby including the Reorganization by a simple majority of the shares entitled to vote at the meeting held in accordance with Section 4.03. Assuming due execution and delivery by and the enforceability against Summit of this Agreement, this Agreement is a valid and binding agreement of Prime enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally or institutions the deposits of which are insured by the Federal Deposit Insurance Corporation, or the affiliates of such institutions. The Board of Directors of Prime in authorizing the execution of this Agreement has determined to recommend to the shareholders of Prime the approval of this Agreement, the Reorganization and the other transactions contemplated hereby.

       Section 2.09.Absence of Changes. There has not been, since December 31, 1998, any Prime Material Adverse Change except as may be set forth in Prime
Schedule 2.09. Except as may be set forth in Prime Schedule 2.09, neither Prime nor any of its subsidiaries has since December 31, 1998: (a) (i) declared, set aside or paid any dividend or other distribution in respect of its Equity Securities, other than dividends from subsidiaries to Prime or other subsidiaries of Prime, and an ordinary cash dividend to Prime shareholders of $0.11 per share or less per fiscal quarter, or, (ii) directly or indirectly purchased, redeemed or otherwise acquired any shares of any Equity Securities;
(b) incurred current liabilities since that date other than in the ordinary course of business; (c) sold, exchanged or otherwise disposed of any of their assets except in the ordinary course of business; (d) made any officers' salary increase or wage increase not consistent with past practices, entered into any employment, consulting, severance or change of control contract with any present or former director, officer or salaried employee, or instituted any employee or director welfare, bonus, stock option, profit-sharing, retirement, severance or other benefit plan or arrangement or modified any of the foregoing so as to increase its obligations thereunder in any material respect; (e) suffered any taking by condemnation or eminent domain or other damage, destruction or loss in excess of $75,000, whether or not covered by insurance, adversely affecting its business, property or assets, or waived any rights of value in excess of $75,000; (f) entered into transactions other than in the ordinary course of business which in the aggregate exceeded $150,000; or (g) acquired assets or capital stock of another company of whatsoever amount, except in a fiduciary capacity or in the course of securing or collecting loans or leases.

       Section 2.10.Allowance for Credit Losses. At December 31, 1998 and thereafter the allowances for credit losses of Prime and its subsidiaries were and are adequate in all material respects to provide for all losses on loans and leases outstanding and, to the best of Prime's knowledge, the loan and lease portfolios of Prime in excess of such allowances are collectible in the ordinary course of business. Prime Schedule 2.10 constitutes a list of all loans and leases made by Prime or any of its subsidiaries that have been "classified" as to quality by any internal or external auditor, accountant or examiner, and such list is accurate and complete in all material respects.

       Section 2.11. Taxes and Tax Returns. Subject to the exceptions set forth on Prime Schedule 2.11:

Neither Prime nor any of its subsidiaries has at any time filed a consent pursuant to Section 341(f) of the Code or consented to have the provisions of
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Prime or any of its subsidiaries. None of the property being acquired by Summit or its subsidiaries in the Reorganization is property which Summit or its subsidiaries will be required to treat as being owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code. All amounts required to be withheld have been withheld from employees by Prime and each of its subsidiaries for all periods in compliance with the tax, social security, unemployment and other applicable withholding provisions of applicable federal, state and local law. All federal, state and local returns (as defined below) required to be filed have been timely filed by Prime and each of its subsidiaries for all periods for which returns were due, including with respect to employee income tax withholding, social security, unemployment and other applicable taxes (as defined below), are accurate, and the amounts shown thereon to be due and payable, as well as any interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to Prime or any of its subsidiaries, have been paid in full or adequate provision therefor has been included on the books of Prime or its appropriate subsidiary. Neither Prime nor any of its subsidiaries is required to file tax returns with any state other than the Commonwealth of Pennsylvania. Provision has been made on the books of Prime or its appropriate subsidiary for all unpaid taxes, whether or not disputed, that may become due and payable by Prime or any of its subsidiaries in future periods in respect of transactions, sales or services occurring or performed prior to the date of this Agreement. The Internal Revenue Service ("IRS") has never audited the consolidated federal income tax returns of Prime and the Commonwealth of Pennsylvania has never audited the Pennsylvania income tax returns of Prime and its subsidiaries.

Neither Prime nor any of its subsidiaries is subject to an audit or review of its tax returns by any state other than the Commonwealth of Pennsylvania or the State of Delaware. Neither Prime nor any of its subsidiaries is currently a party to any tax sharing or similar agreement with any third party. There are no material matters, claims, assessments, examinations, notices of deficiency, demands for taxes, refund litigation, proceedings, audits or proposed deficiencies pending or, to the best of Prime's knowledge, threatened against Prime or any of its subsidiaries, including a claim or assessment by any authority in a jurisdiction where Prime or any of its subsidiaries do not file tax returns and Prime or any such subsidiary is subject to taxation, and there have been no waivers of statutes of limitations or agreements related to assessments or collection in respect of any federal, state or local taxes. Neither Prime nor any of its subsidiaries has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by Prime or any of its subsidiaries, and neither Prime nor any of its subsidiaries has any knowledge that the IRS has proposed any such adjustment or change in accounting method. Prime and its subsidiaries have complied in all material respects with all requirements relating to information reporting, including tax identification number reporting, and withholding (including back-up withholding) and other requirements relating to the reporting of interest, dividends and other reportable payments under the Code and state and local tax laws and the regulations promulgated thereunder and other requirements relating to reporting under federal law including record keeping and reporting on monetary instruments transactions.

       For purposes of this Agreement, "taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States Federal, state, local, or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto; and "return" shall mean any return, report, information return or other documents (including any related or supporting information) with respect to taxes.

       Section 2.12.Properties. Except as set forth in Prime Schedule 2.12, Prime has, directly or through its subsidiaries, good and marketable title to all of its properties and assets, tangible and intangible, including those reflected in the Prime Financial Statements (except individual properties and assets disposed of since December 31, 1998 in the ordinary course of business), which properties and assets are not subject to any mortgage, pledge, lien, charge or encumbrance other than as reflected in the Prime Financial Statements or which in the aggregate do not materially adversely affect or impair the operation of Prime and its subsidiaries on a consolidated basis. Prime and each of its subsidiaries enjoys peaceful and undisturbed possession under all material leases under which it is the lessee, where the failure to enjoy such peaceful and undisturbed possession would be likely to have a Prime Material Adverse Effect, and none of such leases contains any unusual or burdensome provision which would be likely to materially and adversely affect or impair the operations of Prime and its subsidiaries, on a consolidated basis.

       Section 2.13.Condition of Properties; Insurance. All real and tangible personal properties owned or leased by Prime or any of its subsidiaries are in a good state of maintenance and repair, are in good operating condition, subject to normal wear and tear, conform (as to owned properties only) in all material respects to all applicable ordinances, regulations and zoning laws, and are adequate for the business conducted by Prime or such subsidiary subject to exceptions which are not, in the aggregate, material to Prime and its subsidiaries, on a consolidated basis. Prime and each of its subsidiaries maintains insurance (with companies which, to the best of Prime's knowledge, are approved by all appropriate state insurance regulators to sell such insurance where purchased by Prime) against loss relating to such properties and to the best of Prime's knowledge such other risks as companies engaged in similar business located in Pennsylvania, would, in accordance with good business practice, be customarily insured in amounts which are customary, usual and prudent for corporations or banks, as the case may be, of their size. Such policies are in full force and effect and are carried in an amount and form and are otherwise adequate to protect Prime and each of its subsidiaries from any adverse loss resulting from risks and liabilities reasonably foreseeable at the date hereof, and are disclosed on Prime Schedule 2.13. All material claims thereunder have been filed in a due and timely fashion. Since December 31, 1994, neither Prime nor any of its subsidiaries has been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request) nor has Prime or any subsidiary received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be increased, other than premium increases in the ordinary course of business applicable on their terms to all insureds.

       Section 2.14.Contracts.

       (a) Except as set forth in Prime Schedule 2.14(a), neither Prime nor any of its subsidiaries is a party to and neither they nor any of their assets are bound by any written or oral lease or license with respect to any property, real or personal, as tenant or licensee involving an annual consideration in excess of $75,000.

       (b) Except as set forth in, and, in Prime Schedule 2.03 or Prime Schedule 2.14(b), neither Prime nor any of its subsidiaries is a party to and neither they nor any of their assets are bound by any written or oral: (i) employment or severance contract (including, without limitation, any Prime bargaining contract or union agreement) or other agreement with any director or any officer or other employee of Prime or any subsidiary, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Prime or any of its subsidiaries of the nature contemplated by this Agreement which is not terminable without penalty by Prime or a subsidiary, as appropriate, on 60 days or less notice; (ii) contract or commitment for capital expenditures in excess of $75,000 for any one project or in excess of $150,000 in the aggregate for all projects; (iii) contract or commitment whether for the purchase of materials or supplies or for the performance of services involving consideration in excess of $75,000 (including advertising and consulting agreements, data processing agreements, and retainer agreements with attorneys, accountants, actuaries, or other professionals); (iv) contract or option to purchase or sell any real or personal property, other than to sell OREO property, involving consideration in excess of $75,000; (v) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan, or any other non-qualified compensation plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (vi) agreement containing covenants that limit the ability of Prime or any of its subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which or method by which Prime (including any successor thereof) or any of its subsidiaries may carry on its business (other than as may be required by law or any regulatory agency), (vii) agreement which by its terms limits the payment of dividends by Prime or any of its subsidiaries, (viii) contract (other than this Agreement) limiting the freedom of Prime or its subsidiaries to engage in any type of banking or bank-related business permissible under law; (ix) contract, plan or arrangement which provides for payments of benefits payable to any participant therein or party thereto, and which might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the Code or (x) any other contract material to the business of Prime and its subsidiaries, on a consolidated basis, and not made in the ordinary course of business.

       (c) Neither Prime nor any of its subsidiaries is a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or undertaking which, in the reasonable opinion of management of Prime, is materially adverse, onerous, or harmful to any aspect of the business of Prime and its subsidiaries, on a consolidated basis.

       Section 2.15.Pension and Benefit Plans.

       (a) Neither Prime nor any of its subsidiaries maintains an employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or has made any contributions to any such employee pension benefit plan maintained after December 31, 1995, except employee pension benefit plans listed in Prime
Schedule 2.15(a) (individually a "Prime Pension Plan" and collectively the "Prime Pension Plans"). In its present form each Prime Pension Plan complies in all material respects with all applicable requirements under ERISA and the Code. Each Prime Pension Plan and the trust created thereunder which is intended to be qualified and exempt under Sections 401(a) and 501(a) of the Code is so qualified and exempt, and Prime or the subsidiary whose employees are covered by such Prime Pension Plan has received from the IRS a determination letter to that effect and such determination letter may still be relied on. No event has occurred and there has been no omission or failure to act which would adversely affect such qualification or exemption. Each Prime Pension Plan has been administered and communicated to the participants and beneficiaries in all material respects in accordance with its terms and ERISA. No employee or agent of Prime or any subsidiary whose employees are covered by a Prime Pension Plan has engaged in any action or failed to act in such manner that, as a result of such action or failure, (i) the IRS could revoke, or refuse to issue (as the case may be), a favorable determination as to such Prime Pension Plan's qualification and the associated trust's exemption or impose any liability or penalty under the Code, or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under such Prime Pension Plan or has been misled as to his or her rights under such Prime Pension Plan. No Prime Pension Plan is subject to Section 412 of the Code or Title IV of ERISA. Except as set forth on Prime Schedule 2.15(c), no person has engaged in any prohibited transaction involving any Prime Pension Plan or associated trust within the meaning of Section 406 of ERISA or Section 4975 of the Code. There are no pending or threatened claims (other than routine claims for benefits) against the Prime Pension Plans or any fiduciary thereof which would subject Prime or any of its subsidiaries to a material liability. All reports, filings, returns and disclosures and other communications which have been required to be made to the participants and beneficiaries, other employees, the Pension Benefit Guaranty Corporation ("PBGC"), the SEC, the IRS, the U.S. Department of Labor or any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation have been made in a timely manner and all such reports, communications, filings, returns and disclosures were true and correct in all material respects. No liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements. "ERISA Affiliate" where used in this Agreement means any trade or business (whether or not incorporated) which is a member of a group of which Prime is a member and which is under common control within the meaning of Section 414 of the Code. Neither Prime nor any of its subsidiaries has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Code. Except as set forth in Prime Schedule 2.15(a), there are no unfunded benefit or pension plans or arrangements, or any individual agreements whether qualified or not, to which Prime or any of its subsidiaries or ERISA Affiliates has any obligation to contribute and the present value of all benefits vested and all benefits accrued under each Prime Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date, exceed the value of the assets of the Prime Pension Plan allocable to such vested or accrued benefits. No Prime Pension Plan or any trust created thereunder has been terminated, nor has there been any "reportable events" with respect to any Prime Pension Plan, as that term is defined in
Section 4043 of ERISA since December 31, 1992. No Prime Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA (whether or not waived). No Prime Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA. There has been no change in control of any Prime Pension Plan.

       (b)  All  bonus,  deferred  compensation,   profit-sharing,   retirement,
pension,  stock  option,  stock  award  and stock  purchase  plans and all other employee benefit, health and welfare plans, arrangements or agreements, including without limitation the Prime Stock Compensation Plans and medical, major medical, disability, life insurance or dental plans covering employees generally, other than the Prime Pension Plans, maintained by Prime or any of its subsidiaries with an annual cost in excess of $75,000 (collectively "Prime Benefit Plans") are listed in Prime Schedule 2.15(b) (unless already listed in Prime Schedule 2.15(a) or Prime Schedule 2.01(d)(3)) and comply in all material respects with all applicable requirements imposed by the Securities Act, the Exchange Act, ERISA, the Code, and all applicable rules and regulations thereunder. The Prime Benefit Plans have been administered and communicated to the participants and beneficiaries in all material respects in accordance with their terms and ERISA, as applicable, and no employee or agent of Prime or any of its subsidiaries has engaged in any action or failed to act in such manner that, as a result of such action or failure: (i) the IRS could revoke, or refuse to issue, a favorable determination as to a Prime Benefit Plan's qualification and any associated trust's exemption or impose any liability or penalty under the Code; or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under the Prime Benefit Plans or has been misled as to their rights under the Prime Benefit Plans. There are no pending or threatened claims (other than routine claims for benefits) against the Prime Benefit Plans which would subject Prime or any of its subsidiaries to liability. Any trust which is intended to be tax-exempt has received a determination letter from the IRS to that effect and no event has occurred which would adversely affect such exemption. All reports, filings, returns and disclosures required to be made to the participants and beneficiaries, other employees of Prime or any of its subsidiaries, the PBGC, the SEC, the IRS, the U.S. Department of Labor and any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation, if any, have been made in a timely manner and all such reports, filings, returns and disclosures were true and correct in all material respects. No material liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements.

       (c) There is no pending or, to the best of Prime's knowledge, threatened litigation, administrative action or proceeding relating to any Prime Benefit Plan or Prime Pension Plan. There has been no announcement or commitment by Prime or any subsidiary of Prime to create an additional Prime Benefit Plan or Prime Pension Plan, or to amend a Prime Benefit Plan or Prime Pension Plan, except for amendments required by applicable law, which may materially increase the cost of such Prime Benefit Plan or Prime Pension Plan and, except for any plans or amendments expressly described on Prime Schedule 2.01(d)(3), Prime
Schedule 2.15(a) or Prime Schedule 2.15(b), Prime and its subsidiaries do not have any obligations for post-retirement or post-employment benefits under any Prime Benefit Plan (exclusive of any coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") that cannot be amended or terminated upon more than sixty (60) days' notice without incurring any liability thereunder. Disclosed on Prime Schedule 2.15(c) with respect to each Prime Benefit Plan and Prime Pension Plan, to the extent applicable, is (A) the most recent annual report on the applicable form of the Form 5500 series filed with the IRS with all the attachments filed, (B) such Prime Benefit Plan or Prime Pension Plan, including all amendments thereto, (C) each trust agreement and insurance contract relating to such plan, including amendments thereto, (D) the most recent summary plan description for such plan, including amendments thereto, if the plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such plan is a pension plan and (F) the most recent determination letter issued by the IRS if such plan is qualified under
Section 401(a) of the Code.

       Section 2.16.Fidelity Bonds. Since December 31, 1995, Prime and each of its subsidiaries has continuously maintained fidelity bonds insuring them against acts of dishonesty in such amounts as are customary, usual and prudent for organizations of its size and business. All material claims thereunder have been filed in a timely fashion. Since December 31, 1992, there has been no individual claim under such bonds in excess of $1 million and since December 31, 1995 the aggregate amount of all claims under such bonds has not exceeded the policy limits of such bonds (excluding, except in the case of excess coverage, a deductible amount of not more than $100,000), neither Prime nor any of its subsidiaries is aware of any facts which would form the basis of a claim or claims under such bonds aggregating in excess of the applicable deductible amounts under such bonds, the cost of which has not been reserved or expensed in the Prime Financial Statements, and aggregate deductible amounts both incurred and reserved or expensed since December 31, 1995 have not exceeded $1 million. Neither Prime nor any of its subsidiaries has reason to believe that its respective fidelity coverage will not be renewed by its carrier on substantially the same terms as the existing coverage, except for possible premium increases unrelated to Prime's and its subsidiaries' past claim experience.

       Section 2.17.Labor Matters. Hours worked by and payment made to employees of Prime and each of its subsidiaries have not been in violation of the Fair Labor Standards Act or any applicable law dealing with such matters; and all payments due from Prime and each of its subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Prime or its appropriate subsidiary. Prime is in compliance in all material respects with all other laws and regulations relating to the employment of labor, including all such laws and regulations relating to Prime bargaining, discrimination, civil rights, safety and health, plant closing (including the Worker Adjustment Retraining and Notification Act), workers' compensation and the collection and payment of withholding and Social Security and similar taxes. No labor dispute, strike or other work stoppage has occurred and is continuing or is to its knowledge threatened with respect to Prime or any of its subsidiaries. Since December 31, 1994, no employee of Prime or any of its subsidiaries has been terminated, suspended, disciplined or dismissed under circumstances which could constitute a material claim, suit, action, complaint or proceeding likely to result in a material liability. No employees of Prime or any of its subsidiaries are unionized nor has union representation been requested by any group of employees or any other person within the last two years. There are no organizing activities involving Prime pending with, or, to the knowledge of Prime, threatened by, any labor organization or group of employees of Prime.

       Section 2.18.Books and Records. The minute books of Prime and each of its subsidiaries contain complete and accurate records of and fairly reflect all actions taken at all meetings of the shareholders and of the boards of directors and committees thereof and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of Prime and each of its subsidiaries fairly and accurately reflect the transactions to which Prime and each of its subsidiaries is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

       Section 2.19.Concentrations of Credit. No customer or affiliated group (as defined by applicable banking laws and regulations) of customers (a) is owed by Prime or any subsidiary of Prime an aggregate amount equal to more than 10% of the shareholders' equity of Prime or such subsidiary (including deposits, other debts and contingent liabilities) or (b) owes to Prime or any of its subsidiaries an aggregate amount equal to more than 10% of the shareholders' equity of Prime or such subsidiary (including loans and other debts, guarantees of debts of third parties, and other contingent liabilities) other than as set forth in Prime Schedule 2.19.

       Section 2.20.Trademarks and Copyrights. Neither Prime nor any of its subsidiaries has received written notice that the manner in which Prime or any of its subsidiaries conducts its business including its current use of any material trademark, trade name, service mark or copyright violates asserted rights of others in any trademark, trade name, service mark, copyright or other proprietary right.

       Section 2.21.Equity Interests. Neither Prime nor any of its subsidiaries owns, directly or indirectly, except for the equity interests of Prime in Bank and the equity interests disclosed on Prime Schedule 2.01(a) and Prime Schedule 2.21, any equity interest, other than by virtue of a security interest securing an obligation not presently in default, in any bank, corporation, partnership or other entity, except: (a) in a fiduciary capacity; or (b) an interest valued at less than $35,000 acquired in connection with a foreclosure or debt previously contracted. None of the investments reflected in the consolidated balance sheet of Prime as of December 31, 1998, and none of such investments made by it or any of its subsidiaries since December 31, 1998, is subject to any restriction (contractual or statutory), other than applicable securities laws, that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time, except to the extent any such investments are pledged in the ordinary course of business (including in connection with hedging arrangements or programs or reverse repurchase arrangements) consistent with prudent banking practice to secure obligations of Prime or any of its subsidiaries.

       Section 2.22.Environmental Matters.

       (a) Except as disclosed on Prime Schedule 2.22 or as may be disclosed in the Forms 10-K and 10-Q of Prime referred to in Section 2.02 hereof:

              (1) To Prime's actual knowledge, no Hazardous Substances (as hereinafter defined) have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on (1) any property now owned, occupied, leased or held or managed in a representative or fiduciary capacity
("Present Property") by Prime or any of its subsidiaries, (2) any property previously owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Former Property") by Prime or any of its subsidiaries during the time of such previous ownership, occupancy, lease; holding or management or (3) any Participation Facility (as hereinafter defined) during the time that Prime or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

              (2) Neither Prime nor any of its subsidiaries has disposed of, or arranged for the disposal of, Hazardous Substances from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that Prime or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

              (3) To Prime's actual knowledge (with Summit waiving any duty of inquiry, if applicable), other than loans to known gasoline service stations and loans to industrial enterprises where the storage of Hazardous Substances occurs in the normal course of business or is generally permitted by applicable laws, no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property (as hereinafter defined), nor is there, with respect to any such Loan Property, any violation of environmental law which could materially adversely affect the value of such Loan Property to an extent which could prevent or delay Prime or any of its subsidiaries from recovering the full value of its loan in the event of a foreclosure on such Loan Property.

       (b) Except as disclosed on Prime Schedule 2.22, neither Prime nor any subsidiary (i) is aware of any investigations contemplated, pending or completed by any environmental regulatory authority with respect to any Present Property, Former Property, Loan Property or Participation Facility, (ii) has received any information requests from any environmental regulatory authority, or (iii) has been named as a potentially responsible or liable party in any Superfund, Resource Conservation and Recovery Act, Toxic Substances Control Act or Clean Water Act proceeding or other equivalent state or federal proceeding.

       (c) As used in this Agreement, (a) "Participation Facility" shall mean any property or facility of which the relevant person or entity (i) has at any time participated in the management or (ii) may be deemed to be or to have been an owner or operator, (b) "Loan Property" shall mean any real property in which the relevant person or entity holds a security interest in an amount greater than $50,000 and (c) "Hazardous Substances" shall mean (i) any flammable substances, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances, pollutants, contaminants and any related materials or substances specified in any applicable Federal or state law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata) and (ii) friable asbestos, polychlorinated biphenyls, urea formaldehyde, and petroleum and petroleum-containing products and wastes.

       Section 2.23.Accounting, Tax and Regulatory Matters. Neither Prime nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying (A) for pooling-of-interest accounting treatment, or (B) as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any approval referred to in Section 4.01 or the consummation of the transactions contemplated by this Agreement.

       Section 2.24.Interest of Management and Affiliates.

       (a) All loans presently on the books of Prime or any of its subsidiaries to present or former directors or executive officers of Prime or any subsidiary of Prime, or their associates, or any members of their immediate families, have been made in the ordinary course of business and on the same terms and interest rates as those prevailing for comparable transactions with others and do not involve more than the normal risk of repayment or present other unfavorable features.

       (b) Except as set forth and described in Prime Schedule 2.24(b), no present or former officer or director of Prime or any of its subsidiaries or any Associated Person (as defined in Section 2.24(d) below):

              (1) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Prime or any of its subsidiaries except for the normal rights of a shareholder;

              (2) has an agreement, understanding, contract, commitment or pending transaction relating to the purchase, sale or lease of real or personal property, goods, materials, supplies or services, whether or not in the ordinary course of business, with Prime or any of its subsidiaries ("Insider Agreements");

              (3) has received from Prime or any of its subsidiaries any commitment, whether written or oral, to lend any funds to any such person;

              (4) is owed any amounts by Prime or any of its subsidiaries except for deposits taken in the ordinary course of business and amounts due for normal compensation or reimbursement of expenses incurred in furtherance of the business of such person's employer and reimbursable according to a policy of Prime or such subsidiary, as appropriate, as in effect immediately prior to the date hereof ("Insider Indebtedness").

       (c) Except as set forth in Prime Schedule 2.24(c), the consummation of the transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, the lapse of time, or the giving of notice and failure to cure) result in any payment (severance or other) or provision of a benefit becoming due from Prime or any of its subsidiaries or any successor or assign thereof to any director, officer or employee of Prime or any of its subsidiaries or any successor or assign of such subsidiary, other than payments and benefits due under the contracts and agreements set forth in Prime Schedule 2.14(b).

       (d) "Associated Person" means (i) any holder of 10% of more of the outstanding shares of Prime Stock, (ii) any associate (as "associate" is defined at Rule 14a-1(a) of the SEC) or relative ("relative" for purposes of this
Section 2.24 is defined as any person having a family relationship with the subject person, as family relationship is defined in the Instruction to Paragraph 401(d) of Regulation S-K of the SEC) of a present or former director or executive officer of Prime or any of its subsidiaries, (iii) any entity controlled, directly or indirectly, individually or in the aggregate, by any present or former director or executive officer of Prime or any of its subsidiaries or any relative or associate of any of such persons and (iv) any entity 25% or more or the equity interests of which are owned individually or in the aggregate by any present or former director or executive officer of Prime or any of its subsidiaries or any relative or associate of any of such persons.

       Section 2.25 Registration Obligations. Neither the Prime nor any of its subsidiaries is under any contractual obligation, contingent or otherwise, to register any of its securities under the Securities Act.

       Section 2.26 Corporate Documents. Prime has previously provided Summit with true and complete copies of the articles or certificate of incorporation and by-laws, as amended to date, which are currently in full force and effect, of Prime and of each of its subsidiaries.

       Section 2.27 Community Reinvestment Act Compliance. Prime and its subsidiaries are in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, and received a CRA rating of at least satisfactory as of their last completed examination. As of the date of this Agreement, Prime has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Prime or any subsidiary to fail to be in substantial compliance with such provisions.

       Section 2.28 Business of Prime. Since December 31, 1998, Prime has conducted its business only in the ordinary course. For purposes of the foregoing, Prime has not, since December 31, 1998, controlled expenses through
(i) elimination of employee benefits, (ii) deferral of routine maintenance of real property or leased premises, (iii) elimination of reserves where the liability related to such reserve has remained, (iv) reduction of capital improvements from previous levels, (v) failure to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in the business of Prime, (vi) capitalized loan production expenses other than in accordance with Statement of Financial Accounting Standard No. 91, or
(vii) extraordinary reduction or deferral of ordinary or necessary expenses.

       Section 2.29 Interest Rate Risk Management Instruments.

       (a) Set forth on Prime Schedule 2.29(a) is a list as of the date hereof of all interest rate swaps, caps, floors and option agreements, and other interest rate risk management arrangements to which Prime or any of its subsidiaries is a party or by which any of their properties or assets may be bound.

       (b) All such interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Prime or any of its subsidiaries is a party or by which any of their properties or assets may be bound were entered into the ordinary course of business and, in accordance with prudent banking practice and applicable rules, regulations and policies of regulatory authorities and with counterparties believed, at the time entered into and at the date of this Agreement, to be financially responsible and are legal, valid and binding obligations of Prime or a subsidiary and are in full force and effect. Prime and each of its subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

       Section 2.30.Takeover Laws; Dissenters' Rights. Prime has taken all action required to be taken by it in order to exempt this Agreement, the Option Agreement and the transactions contemplated by each from, and this Agreement, the Option Agreement and the transactions contemplated by each are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "control transaction", business combination" or other antitakeover laws and regulations of the Commonwealth of Pennsylvania, including, without limitation, Chapter 25 of the Pennsylvania Law except Subchapter F, which is applicable.

       Section 2.31.Year 2000 Compliant. To the best knowledge of Prime, all computer software and hardware owned or licensed by Prime or any of its subsidiaries is, or Prime has taken or is taking all required steps to be, Year 2000 compliant, which, for purposes of this Agreement, shall mean that the data outside the range 1900-1999 will be correctly processed in any level of computer hardware or software including, but not limited to, microcode, firmware, applications programs, files and databases. All computer software owned or licensed by Prime is, or Prime has taken steps or is taking steps (including obtaining warranties from the vendors thereof in respect of compliance) to ensure that all computer software will be, designed to be used prior to, during and after the calendar year 2000 AD and such software will operate during each such time period, without error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century.

                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF SUMMIT

       Summit represents and warrants to Prime as follows:

       Section 3.01.Organization, Capital Stock.

       (a) Summit is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with authorized capital stock consisting of (i) 390,000,000 shares of Common Stock, par value $.80 per share, with the Summit Rights attached thereto pursuant to the Rights Agreement, of which 173,756,531 shares were issued and outstanding as of December 31, 1998 and
(ii) 6,000,000 shares of Preferred Stock, each without par value, of which no shares are issued and outstanding and 1,500,000 shares of Series R Preferred Stock are reserved for issuance as of the date hereof

       (b) Summit is qualified to transact business in and is in good standing under the laws of all jurisdictions where the failure to be so qualified could reasonably be expected to have a material adverse effect on (i) the business, results of operations, assets or financial condition of Summit and its subsidiaries on a consolidated basis, or (ii) the ability of Summit to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (a "Summit Material Adverse Effect"). However, a Summit Material Adverse Effect or Summit Material Adverse Change (as defined at Section 3.03) will not include a change resulting from a change in law, rule, regulation, generally accepted or regulatory accounting principle or other matter affecting financial institutions or their holding companies generally or from charges or expenses incident to the Reorganization. The bank subsidiaries of Summit are duly organized, validly existing and in good standing under the laws of their jurisdiction of organization. Summit and its bank subsidiaries have all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease their respective properties, occupy their respective premises, and to engage in their respective businesses and activities as presently engaged in and each has complied with all applicable laws, regulations and orders except where the failure to comply would not constitute a Summit Material Adverse Effect. Summit is duly registered as a bank holding company under the BHCA.

       (c) All issued shares of the capital stock of Summit and of each of its bank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable, have been issued pursuant to an effective registration statement under the Securities Act or to the best of Summit's knowledge an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder. Summit or one of its subsidiaries is the holder and beneficial owner of all of the issued and outstanding Equity Securities of its bank subsidiaries. There are no Equity Securities of Summit outstanding, in existence, the subject of an agreement, or reserved for issuance, except as set forth at Section 3.01(a) and except for Summit Stock issuable upon the exercise of employee stock options granted under stock option plans of Summit, Summit Stock issuable pursuant to Summit's Dividend Reinvestment and Stock Purchase Plan, Savings Incentive Plan and 1993 Incentive Stock and Option Plan and Series R Preferred Stock issuable pursuant to the Summit Rights Agreement.

       (d) All Equity Securities of its direct and indirect subsidiaries beneficially owned by Summit or a subsidiary of Summit are held free and clear of any claims, liens, encumbrances or security interests.

       (e) Each bank subsidiary of Summit is duly authorized to conduct all activities and exercise all powers of a commercial bank or savings bank contemplated by the laws of its jurisdiction of organization. Each such bank subsidiary is an insured bank as defined in the Federal Deposit Insurance Act.

       Section 3.02.Financial Statements. The financial statements (and related notes and schedules thereto) contained in or incorporated by reference into Summit's (a) annual report to shareholders for the fiscal year ended December 31, 1997, (b) annual report on Form 10-K pursuant to the Exchange Act for the fiscal year ended December 31, 1997 and (c) quarterly reports on Form 10-Q filed pursuant to the Exchange Act for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (the "Summit Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents in all material respects (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles consistently applied, the consolidated balance sheets, statements of income, statements of shareholders' equity and statements of cash flows of Summit and its subsidiaries at its respective date or for the period to which it relates, except as may otherwise be described therein and except that, in the case of unaudited statements, no consolidated statements of changes in stockholders' equity are included. The Summit Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the Summit Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

       Section 3.03.No Conflicts. Summit is not in violation or breach of or default under, and has received no notice of violation, breach, revocation or threatened or contemplated revocation of or default or denial of approval under, nor will the execution, delivery and performance of this Agreement by Summit, or the consummation of the Reorganization by Summit upon the terms and conditions provided herein (assuming receipt of the Required Consents), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any rights, permits, licenses, assets or properties material to Summit and its subsidiaries, on a consolidated basis, or upon any of the capital stock of Summit, or constitute an event which could, with the lapse of time, action or inaction by Summit, or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

       (i) the Restated Certificate of Incorporation or the By-Laws of Summit;

       (ii) any law, statute, rule, ruling, determination, ordinance, or regulation of any governmental or regulatory authority;

       (iii) any judgment, order, writ, award, injunction, or decree of any court or other governmental authority; or

       (iv) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement, or other instrument;

to which Summit is a party or by which Summit or any of its assets or properties are bound or committed, the consequences of which would be a material adverse change in the business, results of operations, assets or financial condition of Summit and its subsidiaries, on a consolidated basis, from that reflected in the Summit Financial Statements as of and for the nine months ended September 30, 1998 (a "Summit Material Adverse Change"), or enable any person to enjoin the transactions contemplated hereby.

       Section 3.04.Absence of Litigation, Agreements with Bank Regulators. There is no outstanding order, injunction, or decree of any court or governmental or self-regulatory body against or affecting Summit or its subsidiaries which materially and adversely affects Summit and its subsidiaries, on a consolidated basis, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to Summit and its subsidiaries, on a consolidated basis, pending or, to Summit's knowledge, threatened, against or involving Summit or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as may be disclosed in the Forms 10-K and 10-Q of Summit referred to in Section 3.02. Neither Summit nor any bank subsidiary of Summit is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management. Neither Summit nor any bank subsidiary of Summit, has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Summit and the bank subsidiaries of Summit have resolved to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recent examinations of each aspect of Summit or such bank subsidiary's business except for examinations, if any, received within the 30 days prior to the date hereof [as to which Summit has not been advised of any significant deficiencies].

       Section 3.05.Regulatory Filings. At the time of filing, all filings made by Summit and its subsidiaries after December 31, 1995 with the SEC and appropriate bank regulatory authorities did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC. Summit has since December 31, 1995 timely made all filings required by the Securities Act and the Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC or the Federal bank regulatory agency having securities regulatory jurisdiction, as appropriate. Each of the financial statements (including related notes and schedules thereto) contained in or incorporated by reference into such filings are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles, the consolidated statements of condition, income, changes in stockholders' equity and cash flows of Summit and its subsidiaries at its respective date and for the period to which it relates, except as may otherwise be described therein and except that in the case of unaudited statements, no consolidated statements of changes in stockholders equity is included.

       Section 3.06.Corporate Action.

       (a) Assuming due execution and delivery by Prime, Summit has the corporate power and is duly authorized by all necessary corporate action to execute, deliver, and perform this Agreement. The Board of Directors of Summit has taken all action required by law or by the Restated Certificate of Incorporation or By-Laws of Summit or otherwise to authorize the execution and delivery of this Agreement. Approval by the shareholders of Summit of this Agreement, the Reorganization or the transactions contemplated by this Agreement is not required by applicable law. Assuming due execution and delivery by and the enforceability against Prime of this Agreement, this Agreement is a valid and binding agreement of Summit enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally or institutions the deposits of which are insured by the Federal Deposit Insurance Corporation, or the affiliates of such institutions.

       (b) In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at Section 1.01(a)(2), the Designated Summit Subsidiary will prior to Closing (i) have the corporate power and be duly authorized by all necessary corporation action to execute, deliver and perform this Agreement and (ii) the Board of Directors and sole shareholder of the Designated Summit Subsidiary will have taken all action required by law, its certificate or articles of incorporation and by-laws and otherwise to authorize the execution and delivery of this Agreement and to approve this Agreement and the transactions contemplated hereby including the Reorganization. Assuming due execution and delivery by and the enforceability against each of the other parties hereto, this Agreement will be a valid and binding agreement of the Designated Summit Subsidiary enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally or institutions, the deposits of which are insured by the Federal Deposit Insurance Corporation, or the affiliates of such institutions.

       Section 3.07.Absence of Changes. There has not been, since September 30, 1998, any Summit Material Adverse Change and there is no matter or fact known to Summit which may result in any such Summit Material Adverse Change in the future.

       Section  3.08   Absence  of   Undisclosed   Liabilities.   There  are  no
liabilities, whether contingent or absolute, direct or indirect, or loss contingencies (as defined in Statement of Financial Accounting Standards No. 5) other than (a) disclosed in the Summit Financial Statements or disclosed in the notes thereto, (b) commitments made by Summit or any of its subsidiaries in the ordinary course of its business which are not in the aggregate material to Summit and its subsidiaries, on a consolidated basis, and (c) liabilities arising in the ordinary course of its business since September 30, 1998 which are not in the aggregate material to Summit and its subsidiaries, on a consolidated basis.

       Section 3.09.Allowance for Credit Losses. At September 30, 1998 and thereafter, the allowances for credit losses of Summit and its subsidiaries are adequate in all material respects to provide for all losses on loans and leases outstanding, and to the best of Summit's knowledge, the loan and lease portfolios of Summit and its subsidiaries in excess of such allowances are collectible in the ordinary course of business.

       Section 3.10. Accounting, Tax and Regulatory Matters. Neither Summit nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of
Section 368(a) the Code, or (ii) materially impede or delay receipt of any approval referred to in Section 4.01 or the consummation of the transactions contemplated by this Agreement.

       Section 3.11. Community Reinvestment Act Compliance. Summit and its subsidiaries are in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, and received a CRA rating of at least satisfactory as of their last completed examination. As of the date of this Agreement, Summit and its subsidiaries have not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Summit or any bank subsidiary to fail to be in substantial compliance with such provisions.

       Section 3.12.Year 2000 Compliant. To the best knowledge of Summit, all computer software and hardware owned or licensed by Summit or any of its subsidiaries is, or Summit has taken or is taking all required steps to be, Year 2000 compliant, which, for purposes of this Agreement, shall mean that the data outside the range 1900-1999 will be correctly processed in any level of computer hardware or software including, but not limited to, microcode, firmware, applications programs, files and databases, except where the failure to be so compliant would not have a Summit Material Adverse Effect. All computer software owned or licensed by Summit is, or Summit has taken steps or is taking steps (including obtaining warranties from the vendors thereof in respect of compliance) to ensure that all computer software will be designed to be used prior to, during and after the calendar year 2000 AD and that such software will operate during each such time period, without error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century, except where the failure to be so designed or to so operate would not have a Summit Material Adverse Effect.

       Section   3.13.Beneficial   Ownership  of  Prime  Stock.  Summit  is  the
beneficial owner of 106,700 shares of Prime Stock on the date hereof.


                                   ARTICLE IV.
                               COVENANTS OF PRIME

       Prime hereby covenants and agrees with Summit that:

       Section 4.01.Preparation of Registration Statement and Applications for Required Consents. Prime will cooperate with Summit in the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the SEC under the Securities Act for the registration of the offering of Summit Stock to be issued as Reorganization Consideration and the proxy statement-prospectus constituting part of the Registration Statement ("Proxy-Prospectus") that will be used by Prime to solicit shareholders of Prime for approval of the Reorganization. In connection therewith, Prime will furnish all financial or other information, including using reasonable best efforts to obtain customary consents, certificates, opinions of counsel and other items concerning Prime, deemed reasonably necessary by counsel to Summit for the filing or preparation for filing under the Securities Act and the Exchange Act of the Registration Statement (including the Proxy-Prospectus). Prime will cooperate with Summit and provide such information as may be advisable and reasonably available to Prime in obtaining an order of effectiveness for the Registration Statement, appropriate permits or approvals under state securities and "blue sky" laws, the required approval under the BHCA of the Board of

Governors of the Federal Reserve System (the "Federal Reserve Board") and any other governmental or regulatory consents or approvals or the taking of any other governmental or regulatory action necessary to consummate the Reorganization that would not have a Summit Material Adverse Effect following the Reorganization (the "Required Consents"). Summit, reasonably in advance of making such filings, will provide Prime and its counsel a reasonable opportunity to comment on such filings and regulatory applications and will give due consideration to any comments of Prime and its counsel before making any such filing or application, and Summit will provide Prime and its counsel with copies of all such filings and applications at the time filed if such filings and applications are made at any time before the Effective Time. Prime covenants and agrees that all information furnished in writing by Prime expressly for
inclusion  in  the  Registration  Statement,   the  Proxy-Prospectus,   and  all
applications to appropriate regulatory agencies for approval of the Reorganization will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and together with all information furnished in writing by Prime to Summit in connection with obtaining Required Consents will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Prime will furnish to Fox-Pitt such information about Prime reasonably available to it as Fox-Pitt may reasonably request for purposes of the opinion referred to in Section 8.07.

       Section 4.02.Notice of Adverse Changes. Prime will promptly advise Summit in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Prime contained in this Agreement or the Prime Schedules or the materials furnished pursuant to the Post-Signing Document List (as defined in Section 4.09), if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any Prime Material Adverse Change, (c) any inability or perceived inability of Prime to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of litigation or administrative proceedings involving Prime or any of its subsidiaries or assets, which, if determined adversely to Prime or any of its subsidiaries, would have a Prime Material Adverse Effect or an adverse material effect on the ability of the parties to timely consummate the Reorganization and the related transactions, (e) any governmental complaint, investigation, hearing, or communication indicating that such litigation or administrative proceeding is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Prime or a subsidiary subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which Prime or a subsidiary is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of Prime and its subsidiaries on a consolidated basis, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Reorganization. Prime agrees that the delivery of such notice shall not constitute a waiver by Summit of any of the provisions of Articles VI or VII.

       Section 4.03.Meeting of Shareholders. Prime will call a meeting of its shareholders for the purpose of voting upon this Agreement, the Reorganization and the transactions contemplated hereby. The meeting of Prime shareholders contemplated by this Section 4.03 will be held as promptly as practicable and, in connection therewith, will comply with the Pennsylvania Law and the Exchange Act and all regulations promulgated thereunder governing shareholder meetings and proxy solicitations. In connection with such meeting, Prime shall mail the Proxy-Prospectus to Prime shareholders and use its reasonable best efforts to obtain shareholder approval of this Agreement, the Reorganization and the transactions contemplated hereby; provided, however, that no director of Prime shall be obligated to take any action under this Section 4.03 in such person's capacity as a director which such person reasonably believes on the advice of counsel to be contrary to his fiduciary duty as a director.

       Section  4.04.Copies  of Filings.  Without  limiting  the  provisions  of
Section 4.01, Prime will deliver to Summit, at least 48 hours prior to an anticipated date of filing or distribution or as soon thereafter as practicable, all documents to be filed with the SEC or any bank regulatory authority or to be distributed in any manner to the shareholders of Prime or to the news media or to the public, other than the press releases and other information subject to
Section 10.01.

       Section 4.05.No Material Transactions. Until the Effective Time, Prime will not and will not allow any of its subsidiaries to, without the prior written consent of Summit:

       (a) pay (or make a declaration which creates an obligation to pay) any cash dividends, other than dividends from subsidiaries of Prime to Prime or other subsidiaries of Prime except that Prime may declare, set aside and pay a dividend of $0.11 per share of Prime Stock per quarter; provided, however, if the Effective Time has not occurred by November 30, 1999, Prime shall be permitted to increase the amount of its quarterly dividend to $.13 per share of Prime Stock per quarter;

       (b) declare or distribute any stock dividend or authorize or effect a stock split;

       (c) merge with, consolidate with, or sell any material asset to any other corporation, bank, or person (except for mergers of subsidiaries of Prime into other subsidiaries of Prime) or enter into any other transaction not in the ordinary course of the banking business;

       (d) except as set forth on Prime Schedule 4.05(d), incur any liability or obligation other than intracompany obligations, make or agree to make any commitment or disbursement, acquire or dispose or agree to acquire or dispose of any property or asset (tangible or intangible), make or agree to make any contract or agreement or engage or agree to engage in any other transaction, except (i) transactions in the ordinary course of business or other transactions involving not more than $75,000, and (ii) costs and expenses incurred in connection with the Reorganization and other transactions contemplated by this Agreement;

       (e) subject any of its properties or assets to any lien, claim, charge, option or encumbrance, except in the ordinary course of business and for amounts not material in the aggregate to Prime and its subsidiaries, on a consolidated basis;

       (f) except as set forth in Prime Schedule 4.05(f), pay any employee bonuses or increase or enter into any agreement to increase the rate of compensation of any employee at the date hereof which is not consistent with past practices and policies and which when considered with all such increases or agreements to increase constitutes an average annualized rate not exceeding four percent (4%);

       (g) except as set forth in Prime Schedule 4.05(g), create, adopt or modify any employment, termination, severance pension, supplemental pension, profit sharing, bonus, deferred compensation, death benefit, retirement, stock option, stock award, stock purchase or other employee or director benefit or welfare plan, arrangement or agreement of whatsoever nature, including without limitation the Prime Pension Plans and the Prime Benefit Plans (collectively, "Prime Plans"), or change the level of benefits, reduce eligibility, performance or participation standards, increase any payment or benefit under any Prime Plan;

       (h) distribute, issue, sell, award, grant, permit to become outstanding or enter into any agreement respecting any Equity Securities or any Equity Based Rights except pursuant to the Option Agreement, the Prime Bancorp, Inc. Directors Deferred Compensation Plan or the exercise of director and employee stock options and warrants granted prior to the date hereof under the Prime Stock Compensation Plans and exercisable and outstanding under the terms of a Prime Stock Compensation Plan at the date of such exercise;

       (i) except in a fiduciary capacity, purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities or Equity Based Rights, whether pursuant to the terms of such Equity Securities or Equity Based Rights or otherwise, or enter into any agreement providing for any of the foregoing transactions;

       (j) amend its certificate or articles of incorporation or articles of association, as appropriate, charter or by-laws;

       (k) modify, amend or cancel any of its existing borrowings other than in the ordinary course of business and other than intra-corporate borrowings and borrowings of federal funds from correspondent banks and the Federal Home Loan Bank of Pittsburgh or enter into any contract, agreement, lease or understanding, or any contracts, agreements, leases or understandings other than those in the ordinary course of business or which do not involve the creation of any material obligation or release of any material right of Prime or any of its subsidiaries, on a consolidated basis;

       (l) create, amend, increase, enhance, accelerate the exercisability of, or release or waive any forfeitures, terminations or expirations of or restrictions on any rights, awards, benefits, entitlements, options or warrants under the Prime Plans including Equity Securities and Equity Based Rights outstanding ;

       (m) make any employer contribution to a Prime Plan which under the terms of the particular plan is voluntary and within the discretion of Prime to make, other than regular contributions to Prime's 401(k) Plan and except as provided for in Prime Schedule 4.05(m);

       (n)  make  any  determination  or  take  any  action,   discretionary  or
otherwise, under or with respect to any Prime Plan other than routine administration in accordance with past precedent;

       (o) notwithstanding any other provision of this Agreement, enter into or amend, renew, extend, give any notice or consent with respect to, waive any provision under, or accept any new fees, rates or other costs or charges of whatsoever nature, schedule, exhibit or other attachment under (whether through an action or inaction) any Insider Agreement or any agreement, understanding, contract, commitment or transaction relating to any Insider Indebtedness, except to the extent permitted by Section 4.12 or disclosed in Prime Schedule 2.24(b);

       (p) other than in the ordinary course of business and in compliance with applicable laws and regulations, enter into, increase or renew any loan or credit commitment (including standby letters of credit) to any executive officer or director of Prime or any of its subsidiaries, any holder of 10% of more of the outstanding shares of Prime Stock, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated in 12 U.S.C.

ss.371c and 12 U.S.C. ss.371c-1. For purposes of this Section 4.05(p), "control" shall have the meaning associated with that term under 12 U.S.C. ss.371c; or

       (q) take or fail to take any discretionary action provided for under the terms of any plan or agreement affecting one or more directors or employees or any affiliates of such where the effect of such act or failure to act is or would be to give or confer a right or benefit not existing on the date hereof.

       Section 4.06.Operation of Business in Ordinary Course. Prime, on behalf of itself and its subsidiaries, covenants and agrees that from and after the date hereof and until the Effective Time, it and its subsidiaries: (a) will carry on their business substantially in the same manner as heretofore and will not institute any unusual or novel methods of management or operation of their properties or business and will maintain such in their customary manner; (b) will use their best efforts to continue in effect their present insurance coverage on all properties, assets, business and personnel; (c) will use their best efforts to preserve their business organization intact, preserve their present relationships with customers, suppliers, and others having business dealings with them, and keep available their present employees, provided, however, that Prime or any of its subsidiaries may terminate any employee for unsatisfactory performance or other reasonable business purpose, and provided further, however, that Prime will notify and consult with Summit prior to terminating any of the five highest paid employees of Prime; (d) will use their best efforts to continue to maintain fidelity bonds insuring Prime and its subsidiaries against acts of dishonesty by each of their employees in such amounts (not less than present coverage) as are customary, usual and prudent for corporations or banks, as the case may be, of their size; and (e) will not change their methods of accounting in effect at December 31, 1998, or change any of their methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of their Federal income tax returns for the taxable year ended December 31, 1998, except as required by changes in laws, regulations or generally accepted accounting principles or changes that are to a preferable accounting method, and approved in writing by Prime's independent certified public accountants.

       Section 4.07.Further Actions. Prime will: (a) execute and deliver such instruments and take such other actions as Summit may reasonably require to carry out the intent of this Agreement; (b) use its reasonable best efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its reasonable best efforts so that the other conditions precedent to the obligations of Summit set forth in Articles VI and VII hereof are satisfied.

       Section 4.08.Cooperation. Until the Effective Time, Prime will give to Summit and to its representatives, including its accountants, KPMG Peat Marwick LLP, and its legal counsel, full access during normal business hours to all of its property, documents, contracts and records relevant to this Agreement and the Reorganization, will provide such information with respect to its business affairs and properties as Summit from time to time may reasonably request, and will cause its managerial employees, and will use its reasonable best efforts to cause its counsel and independent certified public accountants, to be available on reasonable request to answer questions of Summit's representatives covering the business and affairs of Prime or any of its subsidiaries.

       Section 4.09.Copies of Documents. As promptly as practicable, but not later than 30 days after the date hereof, Prime will furnish to or make available to Summit all the documents, contracts, agreements, papers, and writings referred to in the Prime Schedules or called for by the list attached hereto as Exhibit C (the "Post-Signing Document List"), except where prohibited by law.

       Section 4.10.Applicable Laws. Prime and its subsidiaries will use their reasonable best efforts to comply promptly with all requirements which federal or state law may impose on Prime or any of its subsidiaries with respect to the Reorganization and will promptly cooperate with and furnish information to Summit in connection with any such requirements imposed upon Summit or on any of its subsidiaries in connection with the Reorganization.

       Section 4.11.Agreements of Affiliated Shareholders. Prime agrees to furnish to Summit, not later than 10 business days prior to the date of mailing of the Proxy-Prospectus, a writing setting forth the names of those persons (which will include all individual and beneficial ownership of Prime Stock by such persons and also identifies the manner in which all such beneficially owned shares of Prime Stock are registered on the stock record books of Prime) who in the written opinion of counsel to Prime (which opinion need not be furnished to Summit), constitute all the affiliates of Prime for the purposes of Rule 145 under the Securities Act (an "Prime Affiliate"). Prime agrees to use its reasonable best efforts (i) to cause each Prime Affiliate to enter into an agreement effective upon the execution thereof, satisfactory in form and substance to Summit and (y) substantially in the form of Exhibit D-1 with respect to Affiliates who are directors or officers of Prime or a subsidiary of Prime, or (z) substantially in the form of Exhibit D-2 with respect to Affiliates who are not directors or officers of Prime or a subsidiary of Prime (an "Affiliate Agreement"), and (ii) to furnish such Affiliate Agreements to Summit no later than 5 business days prior to the date of mailing of the Proxy-Prospectus.

       Section 4.12.Loans and Leases to Affiliates. All loans and leases hereafter made by Prime or any of its subsidiaries to any of its present or former directors or executive officers or their respective related interests shall be made only in the ordinary course of business and on the same terms and at the same interest rates as those prevailing for comparable transactions with others and shall not involve more than the normal risk of repayment or present other unfavorable features.

       Section 4.13.Confidentiality. All information furnished by Summit to Prime or its representatives pursuant hereto shall be treated as the sole property of Summit and, if the Reorganization shall not occur, Prime and its representatives shall return to Summit all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of Prime or any committee thereof for the purpose of considering this Agreement, the Reorganization and the related transactions may be kept and maintained by Prime with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. Prime shall, and shall use its reasonable best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any purposes other than the performance of this Agreement. The obligation to keep such information confidential shall continue for five years from the date the proposed Reorganization is abandoned and shall not apply to:
(i) any information which (x) was legally in Prime's possession prior to the disclosure thereof by Summit, (y) was then generally known to the public, or (z) was disclosed to Prime by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, Prime is nonetheless, in the written opinion of its outside counsel, compelled to disclose information concerning Summit to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Prime may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify Summit in advance to the extent practicable. This Section 4.13 shall survive any termination of this Agreement.

       Section 4.14.Dividends. Prime will coordinate with Summit the declaration of any dividends and the record and payment dates thereof so that the holders of Prime Stock will not be paid two dividends for a single calendar quarter with respect to their shares of Prime Stock and any shares of Summit Stock they become entitled to receive in the Reorganization or fail to be paid one dividend in each calendar quarter between the date hereof and the Effective Time. Prime will notify Summit at least five business days prior to any proposed dividend declaration date.

       Section 4.15.Acquisition Proposals. Prime agrees that neither Prime nor any of its subsidiaries nor any of the respective officers and directors of Prime or its subsidiaries shall, and Prime shall direct and use its best effort to cause its employees, affiliates, agents and representatives (including, without limitation, any investment banker, broker, financial or investment advisor, attorney or accountant retained by Prime or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals or offers with respect to, or engage in any negotiations or discussions with any person, provide any nonpublic information, or authorize or enter into any agreement or agreement in principle concerning, or recommend, endorse or otherwise facilitate any effort or attempt to induce or implement, any Acquisition Proposal (as defined below). "Acquisition Proposal" is hereby defined to be any offer, including an exchange offer or tender offer, or proposal concerning a merger, consolidation, or other business combination or takeover transaction involving Prime or any of its subsidiaries or the acquisition of any assets (otherwise than as permitted by Section 4.05) or securities of Prime or any of its subsidiaries. Prime will immediately cease and cause to be terminated any existing activities, discussion or negotiations with any parties conducted heretofore with respect to any of the foregoing. Prime will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section. In addition, Prime will notify Summit by telephone to its chief executive officer or general counsel promptly upon receipt of any communication with respect to a proposed Acquisition Proposal with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of Prime or any of its subsidiaries or assets by another party, and will immediately deliver as soon as possible by facsimile transmission, receipt acknowledged, to the Summit officer notified as required above a copy of any document relating thereto promptly after any such document is received by Prime.

       Section 4.16 Tax Opinion Certificates. Prime shall execute and deliver to Thompson Coburn any tax opinion certificate reasonably required by Thompson Coburn in connection with the issuance of the Tax Opinions (as defined at Section 6.03), dated as of the date of effectiveness of the Registration Statement and as of the Closing Date (and as of the date the Closing occurs if different than the Closing Date), and Prime shall use its reasonable best efforts to cause each of its executive officers, directors and holders of five percent (5%) or more of outstanding Prime Stock (including shares beneficially held) to execute and deliver to Thompson Coburn any tax opinion certificate reasonably required by Thompson Coburn in connection with the issuance of one or more of the Tax Opinions, dated as of the date of effectiveness of the Registration Statement and as of the Closing Date (and as of the date the Closing occurs if different than the Closing Date).

       Section 4.17.Directors' and Officers' Insurance. Prime and each of its subsidiaries has taken or will take all requisite action (including, without limitation, the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies ("D&O Insurance") in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Prime. Prime shall renew any existing D&O Insurance or purchase any "discovery period" D&O Insurance provided for thereunder at Summit's request.

       Section 4.18.Conforming Entries.

       (a) Notwithstanding that Prime believes that Prime and its subsidiaries have established reserves and taken all provisions for possible loan and lease losses required by generally accepted accounting principles and applicable laws, rules and regulations, Prime recognizes that Summit may have adopted different loan, accrual and reserve policies (including loan classification and levels of reserves for possible loan and lease losses). From and after the date of this Agreement, Prime and Summit shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Prime and its subsidiaries to those policies of Summit, as specified in each case in writing to Prime, based upon such consultation and as hereinafter provided.

       (b) In addition, from and after the date of this Agreement, Prime and Summit shall consult and cooperate with each other with respect to determining appropriate accruals, reserves and charges for Prime to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plan following the Reorganization, as specified in each case in writing to Prime, based upon such consultation and as hereinafter provided.

       (c) Prime and Summit shall consult and cooperate with each other with respect to determining the amount and the timing for recognizing for financial accounting purposes Prime's expenses of the Reorganization and the restructuring charges, if any, related to or to be incurred in connection with the Reorganization.

       (d) With respect to clauses (a) through (c) of this Section 4.18, (i) it is the objective of Prime and Summit that such reserves, accruals, charges and divestitures, if any, to be taken shall be consistent with generally accepted accounting principles, and (ii) Prime shall not be obligated to make a particular conforming entry if the particular entry is not capable of being reversed upon a termination of this Agreement or if the entry would have a material adverse effect on Prime.

       Section 4.19 Cooperation with Policies and Procedures. Prime, prior to the Effective Time, shall (i) consult and cooperate with Summit regarding the implementation of those policies and procedures established by Summit for its governance and that of its subsidiaries and not otherwise referenced in Section
4.18 of this Agreement, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the reasonable request of Summit, conform Prime's existing policies and procedures in respect thereof, provided that Prime shall not be required to conform a policy or procedure (y) if such would cause Prime or any of its subsidiaries to be in violation of any law, rule, regulation or requirement of any governmental regulatory authority having jurisdiction over Prime or any of its subsidiaries affected thereby, or
(z) if such conforming change is not capable of being reversed upon a termination of this Agreement or if the change would have a material adverse effect on Prime.

       Section 4.20 Environmental Reports. Prime shall disclose to Summit all matters of the types described in Section 2.22 hereof which Prime would have been required to disclose to Summit on the date hereof if known to Prime on the date hereof, as such become known to Prime between the date hereof and the Effective Time. In addition, Summit may at its expense perform, or cause to be performed, a phase one environmental investigation, an asbestos survey, or both of the foregoing, (i) within 90 days following the date of this Agreement, on all real property owned, leased or operated by Prime or any of its subsidiaries as of the date of this Agreement (but excluding space in retail or similar establishments leased by Prime for automatic teller machines or leased bank branch facilities where the space leased by Prime comprises less than 20% of the total space leased to all tenants of such property), and (ii) within 15 days after being notified by Prime of the acquisition or lease of any real property by it or its subsidiaries after the date of this Agreement, on the real property so acquired or leased (but excluding space in retail or similar establishments leased by Prime for automatic teller machines or leased bank branch facilities where the space leased by Prime comprises less than 20% of the total space leased to all tenants of such property). If the results of a phase one investigation (whether requested by Prime or Summit) indicate, in the reasonable opinion of Summit, that additional investigation is warranted, Summit may at its expense, within 15 days after receipt of the particular phase one report, perform or cause to be performed a phase two investigation on the property or properties deemed by Summit to warrant such additional study or notify Prime and an environmental consulting firm within 15 days after the receipt of the particular phase one report that the environmental consulting firm should promptly commence a phase two investigation. If the cost of taking all remedial or other corrective actions and measures (as required by applicable law, as recommended or suggested by phase one or phase two investigation reports (without regard to who requested such reports) or as may be prudent in light of serious life, health or safety concerns), if any, is in the aggregate in excess of $3,000,000, as reasonably estimated by an environmental expert retained for such purpose by Summit at its sole expense, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty, Summit shall have the right pursuant to Section 9.02(d)(3) of this Agreement to terminate this Agreement.

       Section 4.21 Best Efforts to Ensure Pooling. Prime agrees to use, and agrees to cause each of its subsidiaries to use, its and their best efforts to cause the Reorganization to qualify for pooling-of-interests accounting treatment.


                                   ARTICLE V.
                               COVENANTS OF SUMMIT

       Summit hereby covenants and agrees with Prime that:

       Section 5.01.Approvals and Registrations. Based on such assistance and cooperation of Prime as Summit shall reasonably request, Summit will use its reasonable best efforts to prepare and file (a) with the SEC, the Registration Statement, (b) with the Federal Reserve Board, an application for approval of the Reorganization, and (c) with the NYSE, an application for the listing of the shares of Summit Stock issuable upon the Reorganization, subject to official notice of issuance, and (d) with any state regulatory authority having jurisdiction over the Reorganization, applications for such consents or approvals as may be required for consummation of the transactions contemplated by this Agreement, except that Summit shall have no obligation to file a new registration statement or a post-effective amendment to the Registration Statement covering any reoffering of Summit Stock by Prime Affiliates. Summit covenants and agrees that all information furnished by Summit for inclusion in the Registration Statement, the Proxy-Prospectus, and all applications and submissions for the Required Consents will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC and the Federal Reserve Board and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Summit will use its reasonable best efforts to seek the effectiveness of the Registration Statement. Summit will furnish to Fox-Pitt such information about Summit reasonably available to it as Fox-Pitt may reasonably request for purposes of the opinion referred to in Section 8.07.

       Section 5.02.Notice of Adverse Changes. Summit will promptly advise Prime in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Summit contained in this Agreement or the Summit Schedules, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any Summit Material Adverse Change, (c) any inability or perceived inability of Summit to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of litigation or administrative proceeding involving Summit or its assets which, if determined adversely to Summit, would have a Summit Material Adverse Effect or a material adverse effect on the parties' ability to consummate the Reorganization, (e) any governmental complaint, investigation, or hearing or communication indicating that such litigation or administrative proceeding is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Summit subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which Summit is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of Summit and its subsidiaries on a consolidated basis, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Reorganization. Summit agrees that the delivery of such notice shall not constitute a waiver by Prime of any of the provisions of Articles VI or VIII.

       Section 5.03.Copies of Filings. Summit shall promptly provide to Prime and its counsel copies of the application filed with the Federal Reserve Board, all reports filed by it with the SEC on Forms 10-Q, 8-K and 10-K and all documents to be distributed in any manner to the shareholders of Summit.

       Section 5.04.Further Actions. Summit will: (a) execute and deliver such instruments and take such other actions as Prime may reasonably require to carry out the intent of this Agreement; (b) use its reasonable best efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its reasonable best efforts so that the other conditions precedent to the obligations of Prime set forth in Articles VI and VIII hereof are satisfied.

       Section 5.05.Applicable Laws. Summit will use its reasonable best efforts to comply promptly with all requirements which federal or state law may impose on Summit with respect to the Reorganization and will promptly cooperate with and furnish information to Prime in connection with any such requirements imposed upon Prime or on any of its subsidiaries in connection with the

Reorganization.

       Section 5.06.Unpaid Prime Dividends. By virtue of the Reorganization and without further action on anyone's part, Summit shall assume the obligation of Prime to pay dividends, if any, on Prime Stock which have a record date prior to the Effective Time but which are not payable until after the Effective Time.

       Section 5.07.Cooperation. Until the Effective Time, Summit will provide such information with respect to its business affairs and properties as Prime from time to time may reasonably request, and will cause its managerial employees, counsel and independent certified public accountants to be available on reasonable request to answer questions of Prime's representatives covering the business and affairs of Summit or any of its subsidiaries.

       Section 5.08.Confidentiality. All information furnished by Prime to Summit or its representatives pursuant hereto shall be treated as the sole property of Prime and, if the Reorganization shall not occur, Summit and its representatives shall return to Prime all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of Summit or any committee thereof for the purpose of considering this Agreement, the Reorganization and the related transactions may be kept and maintained by Summit with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. Summit shall, and shall use its reasonable best efforts, to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any purposes other than the performance of this Agreement. The obligation to keep such information confidential shall continue for five years from the date the proposed Reorganization is abandoned and shall not apply to:
(i) any information which (x) was legally in Summit's possession prior to the disclosure thereof by Prime, (y) was then generally known to the public, or (z) was disclosed to Summit by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, Summit is nonetheless, in the written opinion of its counsel, compelled to disclose information concerning Prime to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Summit may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify Prime in advance to the extent practicable. This Section 5.08 shall survive any termination of this Agreement.

       Section 5.09.Further Transactions. Summit continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include Summit Stock. In addition, prior to the Effective Time, Summit may, depending on market conditions and other factors, otherwise determine to issue Equity Securities or other securities for financing purposes. Notwithstanding the foregoing, Summit will not take any such action that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of
Section 368(a) of the Code or (ii) materially impede or delay receipt of any Required Consent or the consummation of the transactions contemplated by this Agreement for more than 60 days.

       Section 5.10.Indemnification.

       (a) Summit shall indemnify persons who served as directors and officers of Prime or any subsidiary of Prime on or before the Effective Time with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the Restated Certificate of Incorporation and By-Laws of Summit and the certificate or articles of incorporation and by-laws of Prime or the applicable subsidiary of Prime, all as in effect on the date of this Agreement and to the extent permitted by law, and Summit shall advance expenses in matters that may be subject to indemnification in accordance with its Restated Certificate of Incorporation and By-Laws in effect on the date of this Agreement and any applicable provisions of law.

       (b) Subject to Prime's obligation set forth at Section 4.17: For a period of six (6) years after the Effective Time, Summit will use its reasonable best efforts to provide to the persons who served as directors or officers of Prime or any subsidiary of Prime on or before the Effective Time insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time comparable in coverage to that provided by Summit to its own directors and officers, but, if not available on commercially reasonable terms, then coverage substantially similar in all material respects to the insurance coverage provided to them in such capacities at the date hereof; provided, however, that in no event shall Summit be required to expend more than 200% of the current amount expended by Prime on an annual basis (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto, and, further provided, that if Summit is unable to maintain or obtain the insurance called for by this Section 5.10, Summit shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount.

       (c) This Section 5.10 shall be construed as an agreement as to which the directors and officers of Prime and its subsidiaries referred to herein are intended to be third party beneficiaries and shall be enforceable by the such persons and their heirs and representatives. Summit's obligations under this
Section 5.10 shall survive the Effective Time.

       Section 5.11.Employee Matters. After the Effective Time, Summit may in its discretion maintain, terminate, merge or dispose of the Prime Plans; provided, however, that any action taken by Summit shall comply with ERISA and any other applicable laws, including laws regarding the preservation of employee pension benefit plan benefits and, provided further, that if Summit maintains a defined contribution plan, defined benefit plan or health and welfare plan available to all its employees generally which is similar to a Prime Plan which is, respectively, a defined contribution plan, defined benefit plan or health and welfare plan available to all Prime employees generally, then, if such Prime Plan is terminated by Summit or is otherwise rendered inactive by Summit, Summit shall offer to the former employees of Prime affected by such plan termination or cessation of activity the opportunity to participate in the similar plan of Summit.

       Section 5.12.Tax Opinion Certificates. Summit shall execute and deliver to Thompson Coburn any tax opinion certificate reasonably required by Thompson Coburn in connection with the issuance of the Tax Opinions, dated as of the date of effectiveness of the Registration Statement and as of the Closing Date (and as of the date the Closing occurs if different than the Closing Date).


                                   ARTICLE VI.
              CONDITIONS PRECEDENT TO THE RESPECTIVE OBLIGATIONS OF

                                SUMMIT AND PRIME

       The respective obligations of Summit and Prime under this Agreement to consummate the Reorganization are subject to the simultaneous satisfaction of all the following conditions, compliance with which or the occurrence of which may only be waived in whole or in part in writing by Summit and Prime in accordance with Section 10.09:

       Section 6.01.Receipt of Required Consents. Summit and Prime shall have received the Required Consents; the Required Consents shall not, in the reasonable opinion of Summit, contain restrictions or limitations which would materially adversely affect the financial condition of Summit after consummation of the Reorganization; the Required Consents and the transactions contemplated hereby shall not be contested by any federal or state governmental authority; and the Required Consents needed for the Reorganization shall have been obtained and shall not have been withdrawn or suspended.

       Section 6.02.Effective Registration Statement. The Registration Statement shall have been declared effective by the SEC; no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect; and no proceeding for that purpose shall have been initiated or, to the knowledge of Summit or Prime, shall be contemplated or threatened by the SEC.

       Section 6.03.Tax Matters. At the time of effectiveness of the Registration Statement and at the Closing Date (and at the date the Closing occurs if different than the Closing Date), Summit and Prime shall have received from Thompson Coburn an opinion addressed to Prime, Summit and all shareholders of Prime (the "Tax Opinion"), reasonably satisfactory in form and substance to Prime and Summit, to the effect that (a) the Reorganization will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code, (b) except with respect to fractional share interests, holders of Prime Stock who receive solely Summit Stock in the Reorganization will not recognize gain or loss for federal income tax purposes, (c) the basis of such Summit Stock (including any fractional share for which cash is received) will equal the basis of the Prime Stock for which it is exchanged and (d) the holding period of such Summit Stock (including any fractional share for which cash is received) will include the holding period of the Prime Stock for which it is exchanged, assuming that such Prime Stock is a capital asset in the hands of the holder thereof at the Effective Time.

       In addition, no condition or set of facts or circumstances shall exist which will either (y) preclude any of the parties to this Agreement from satisfying the terms or conditions of, or assumptions made in, the Tax Opinion, as the case may be, or (z) result in any of the factual assumptions contained in the Tax Opinion being untrue.

       Section 6.04.Absence of Litigation. No investigation by any state or federal agency, and no action, suit, arbitration or proceeding before any court, state or federal agency, panel or governmental or regulatory body or authority, shall have been instituted or threatened against Summit or any of its subsidiaries, or Prime or any of its subsidiaries, that is material to the Reorganization or to the financial condition of Summit and its subsidiaries on a consolidated basis or Prime and its subsidiaries on a consolidated basis, as the case may be. No order, decree, judgment, or regulation shall have been entered or law or regulation adopted by any such agency, panel, body or authority which enjoined or has a material adverse effect upon the Reorganization or on the financial condition of Summit and its subsidiaries on a consolidated basis or

Prime and its subsidiaries on a consolidated basis, as the case may be.

       Section 6.05.NYSE Listing. The NYSE shall have indicated that the shares of Summit Stock to be issued in the Reorganization are to be listed on the NYSE, subject to official notice of issuance.

                                  ARTICLE VII.
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SUMMIT

       The obligation of Summit to consummate the Reorganization is subject to the simultaneous satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Summit in writing in accordance with Section 10.09:

       Section 7.01.No Adverse Changes. There shall not have occurred at any time after December 31, 1998 any Prime Material Adverse Change or any material loss or damage to the properties of Prime or any of its subsidiaries, whether or not insured, which materially affects the ability of Prime and its subsidiaries, on a consolidated basis, to conduct their business.

       Section 7.02.Representations and Covenants. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, changes resulting from a change in law, rule, regulation, generally accepted or regulatory accounting principle or other matter affecting banking institutions or their holding companies generally or from charges or expenses incident to the Reorganization, all representations and warranties made by Prime in this Agreement and the Prime Schedules and the material furnished pursuant to the Post-Signing Document List shall be true and correct in all material respects on the date of this Agreement and on the date the Closing occurs with the same force and effect as if such representations and warranties were being made on such date. Prime shall have complied in all material respects with all covenants and agreements contained herein to be performed by Prime.

       Section 7.03.Secretary's/Assistant Secretary's Certificate. Prime shall have furnished to Summit a certificate dated the date the Closing occurs to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) and shareholders of Prime relating to this Agreement, the Option Agreement and the Reorganization and related transactions, which such certificate shall be signed by the Secretary or an Assistant Secretary of Prime and certify to the satisfaction of the condition set forth in Section 7.09 and the truth, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

       Section 7.04.Officer's Certificate. Prime shall have furnished to Summit a certificate signed by the Chief Executive Officer of Prime, dated the date the Closing occurs, certifying to the satisfaction of the conditions set forth at Sections 6.01, 6.02 (last clause), 6.03 (last paragraph) and Section 6.04, as they relate to Prime, and at Sections 7.01, 7.02, 7.07 and 7.10.

       Section 7.05.Opinion of Prime's Counsel. Summit shall have received an opinion of Stradley, Ronon, Stevens & Young, LLP or Blank, Rome, Comisky & McCauley, LLP, counsel to Prime, dated the date the Closing occurs and reasonably satisfactory in form and substance to counsel for Summit, substantially to the effect provided in Exhibit E.

       Section 7.06.Approvals of Legal Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to Summit, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

       Section 7.07.Consents to Prime Contracts. All consents, approvals or waivers, in form and substance reasonably satisfactory to Summit, required to be obtained in connection with the Reorganization from other parties to each mortgage, note, lease, permit, franchise, loan or other agreement or contract to which Prime or any of its subsidiaries is a party or by which they or any of their assets or properties may be bound or committed, which contract is material to the business, franchises, operations, assets or condition (financial or otherwise) of Prime and its subsidiaries on a consolidated basis, shall have been obtained.

       Section 7.08.FIRPTA Affidavit. Prime shall have delivered to Summit an affidavit of an executive officer of Prime dated the date the Closing occurs stating, under penalties of perjury, that Prime is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

       Section 7.09.Shareholder Approval. The shareholders of Prime, at the meeting contemplated by this Agreement, shall have authorized and approved the Reorganization and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of Prime's Articles of Incorporation and By-Laws.

       Section 7.10.Absence of Regulatory Agreements. Neither Prime nor Bank shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its respective business or has a material adverse effect upon the Reorganization or upon the financial condition of Bank or of Prime and its subsidiaries on a consolidated basis, and neither Prime nor Bank shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

       Section 7.11.Affiliate Agreements. In the event Summit shall elect to account for the Reorganization on a pooling-of-interest basis, Prime shall use its best efforts to have a sufficient number of Prime Affiliates execute and deliver Affiliate Agreements to Summit such that, in the reasonable opinion of
Summit based on consultation with its independent accounting firm, the Reorganization may be accounted for on a pooling-of-interests basis.

The receipt of the documents required by this Article VII by Summit shall in no way constitute a waiver by Summit of any of the provisions of or its rights under this Agreement.

                                  ARTICLE VIII
                 CONDITIONS PRECEDENT TO THE OBLIGATION OF PRIME

       The obligation of Prime to consummate the Reorganization is subject to the simultaneous satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Prime in writing in accordance with Section 10.09:

       Section 8.01.No Adverse Changes. There shall not have occurred at any time after September 30, 1998 any Summit Material Adverse Change or any material loss or damage to the properties of Summit or its subsidiaries, whether or not insured, which materially affects the ability of Summit and its subsidiaries, on a consolidated basis, to conduct their business.

       Section 8.02.Representations and Covenants. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by Summit in this Agreement and in the Summit Schedules shall be true and correct in all material respects on the date of this Agreement and on the date the Closing occurs with the same force and effect as if such representations and warranties were made on such date and
Summit shall have complied in all material respects with all covenants and agreements contained herein or therein to be performed by Summit; provided, however, that no representation, warranty or covenant of Summit shall be construed to limit or prohibit any business or financing activities of Summit including by way of illustration and not limitation, the entry by Summit after the date hereof into any agreement to acquire any assets or any company or other entity, the issuance of any debt or equity securities in public or private offerings, the issuance of Series R Preferred Stock pursuant to the Summit Rights Agreement, the redemption or repurchase by Summit of its capital stock, the Summit Rights or the Series R Preferred Stock issuable pursuant to the Summit Rights Agreement, and any transactions reasonably necessary or appropriate in connection therewith, and no such business or financing activity shall constitute a breach of any representation, warranty or covenant of Summit; provided further, however, that Summit agrees that it will not permit any such transaction to cause any delay in the consummation of the Reorganization in excess of 60 days.

       Section 8.03.Secretary's Certificate.

       (a) Summit shall have furnished to Prime a certificate dated the date the Closing occurs to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) of Summit relating to this Agreement, the Option Agreement and the Reorganization and related transactions, which such certificate shall be signed by the Secretary of Summit and certify to the truth, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

       (b) In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at Section 1.01(a)(2), the Designated Summit Subsidiary shall have furnished to Prime a certificate dated the date the Closing occurs to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors and shareholders (including committees thereof) of the Designated Summit Subsidiary relating to this Agreement, the Reorganization and related transactions, which such certificate shall be signed by the Secretary of the Designated Summit Subsidiary and certify to satisfaction of the condition set forth at Section 8.09 applicable to the Designated Summit Subsidiary and to the truth, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

       Section 8.04.Officer's Certificate. Summit shall have furnished to Prime a certificate signed by the Chairman, Vice Chairman, President or an Executive Vice President of Summit, dated the date the Closing occurs, certifying to the satisfaction of the conditions set forth at Sections 6.01 and 6.02, the last paragraph of Section 6.03, and Sections 6.04 and 6.05, as they relate to Summit, and Sections 8.01, 8.02, 8.08 and 8.11.

       Section 8.05.Opinion of Summit Counsel. Prime shall have received an opinion of the General Counsel of Summit, dated the date the Closing occurs and reasonably satisfactory in form and substance to counsel for Prime, substantially to the effect provided in Exhibit F.

       Section 8.06.Approvals of Legal Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to Prime, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

       Section 8.07.Fairness Opinion. The Proxy-Prospectus shall have contained the favorable signed opinion of Fox-Pitt, dated the date of the Proxy-Prospectus or a date not more than five business days prior thereto, regarding the fairness from a financial point of view of the Exchange Ratio to the shareholders of Prime in the Reorganization.

       Section 8.08.Absence of Regulatory Agreements. Neither Summit nor any of its bank subsidiaries shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of Summit's business or has a material adverse effect upon the Reorganization or upon the financial condition of Summit and its subsidiaries on a consolidated basis, and neither Summit nor any of its bank subsidiaries shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

       Section 8.09.Prime Shareholder Approval. The shareholders of Prime, at the meeting contemplated by this Agreement, shall have authorized and approved the Reorganization and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of Prime's Articles of Incorporation and By-laws and in the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at Section 1.01(a)(2) the sole shareholder of the Designated Summit Subsidiary shall have authorized and approved the Reorganization and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of the Designated Summit Subsidiary's certificate or articles of incorporation and by-laws.

       Section 8.10.Severance/Termination Agreements. Summit and James J. Lynch shall each have executed a participation letter for the Summit Bancorp. Executive Severance Plan in the form attached hereto as Exhibit G-1 and a termination agreement in the form attached hereto as Exhibit G-2, provided that at the Effective Time Mr.
Lynch is able to serve as an executive officer of Bank.

       Section 8.11.Consents to Summit Contracts. All consents, approvals or waivers required to be obtained in connection with the Reorganization from other parties to each mortgage, note, lease, permit, franchise, loan or other agreement or contract to which Summit is a party or by which its assets or properties may be bound or committed, which contract is material to the business, franchises, operations, assets or condition (financial or otherwise) of Summit and its subsidiaries on a consolidated basis, shall have been obtained.

The receipt of the documents required by this Article VIII by Prime shall in no way constitute a waiver by Prime of any of the provisions of or its rights under this Agreement.


                                   ARTICLE IX
                           CLOSING; TERMINATION RIGHTS

       Section 9.01.Closing. The closing of the Reorganization (the "Closing") shall take place on the date which is 45 business days after the last to occur of the following ("Scheduled Date"), unless Summit shall designate a date for the Closing which is prior to the Scheduled Date in a writing ("Closing Notice") designating a Determination Date in accordance with Section 9.02(e)(i) below delivered to Prime at least five (5) business days prior to the date designated therein for Closing, or unless prior to the Scheduled Date the parties agree to a different date:

       (i) the date of the approval of the Reorganization by the shareholders of Prime in accordance with Section 7.09;

       (ii) if the transactions contemplated by this Agreement are being contested in any legal proceeding, the date that such proceeding has been brought to a conclusion favorable, in the judgment of Summit and Prime, to the consummation of the transactions contemplated herein or such prior date as Summit and Prime shall elect, whether or not such proceeding has been brought to a conclusion; or

       (iii) the date of receipt of the last of the Required Consents or the date that all waiting periods required by statute or incorporated into such Required Consents have expired;

and the date of Closing determined in accordance with the foregoing provisions is referred to herein as the "Closing Date". The Closing shall take place at the office of Summit, 301 Carnegie Center, Princeton, New Jersey, commencing at 10:00 a.m. on the date the Closing is held, unless the parties agree to a different place or commencement time. At the Closing, the parties will exchange certificates, legal opinions and other documents for the purpose of determining whether the conditions precedent to the obligations of the parties set forth herein have been satisfied or waived. In the event that pursuant to the Reorganization Election Summit elected the Reorganization method provided for at
Section 1.01(a)(1), Summit shall, after all such conditions to Closing have been satisfied or waived, cause the NJ Certificate to be filed with the Secretary of State of the State of New Jersey and the Pennsylvania Articles to be filed with the Department of State of the Commonwealth of Pennsylvania. In the event that pursuant to the Reorganization Election Summit elected the Reorganization method provided for at Section 1.01(a)(2), Summit shall, after all such conditions to Closing have been satisfied or waived, cause the appropriate certificate of merger, articles of merger, or both to be filed with the proper state jurisdictional authorities to effect the Reorganization intended by this Agreement. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed so taken, executed and delivered simultaneously, and no proceedings shall be deemed taken or any documents executed or delivered until all have been taken, executed or delivered.

       Section 9.02.Termination Rights.

       (a) The Board of Directors of Prime or Summit may terminate this Agreement in the event that:

              (1) the  shareholders  of Prime  at the  meeting  of  shareholders contemplated by Section 4.03, called for the purpose of approving the Reorganization, this Agreement and the transactions contemplated by this Agreement, upon voting, shall have failed to approve the Reorganization, this Agreement and the transactions contemplated hereby by the requisite vote;

              (2) a material breach of a warranty, representation, covenant or agreement made by the other party in this Agreement shall have occurred and such breach has not been cured, or is not capable of being cured, within 30 days after written notice of the existence thereof shall have been given to the other party (a "Material Breach") (provided that the terminating party is not then in Material Breach of this Agreement);

              (3) Prime's investment banker is unable to deliver the opinion required by Section 8.07 to Prime by the day which is three business days prior to the date the Registration Statement is declared effective by the SEC; or

              (4) the Closing is not consummated on or before the later of (i) January 3, 2000, unless the failure of such occurrence shall be due solely to a Material Breach by the party seeking to terminate this Agreement or the failure of such party to fulfill a condition to Closing provided for herein, or (ii) the Scheduled Date, if the last event required to occur pursuant to the first sentence of Section 9.01 for the setting of the Scheduled Date shall have occurred on or before January 3, 2000.

       (b) If either party shall refuse to close on the Closing Date because all the conditions to its obligation to close set forth in Article VI shall not have been met, the parties shall conduct the Closing as promptly as practicable after all such conditions have been satisfied. In the event the failure of such a condition is due to one or more Material Breaches, the Board of Directors of a party not in Material Breach may, during the period any such Material Breach remains uncured, terminate this Agreement by giving written notice of such termination to the other party.

       (c) If either party shall refuse to close on the Closing Date because all the conditions to its obligation to close set forth in Article VII or VIII shall not have been met (other than a failure of the condition set forth at Section
7.09 or 8.09 due to the circumstances set forth in Section 9.02(a)(1) hereof or a failure of the condition set forth at Section 8.07 due to the circumstances set forth at Section 9.02(a)(3) hereof): (i) the parties shall conduct the Closing as promptly as practicable after all such conditions have been satisfied, and (ii) the Board of Directors of such party may, during the period the failed condition continues, terminate this Agreement by giving written notice of such termination to the other party unless such party itself has failed to satisfy a condition to the other party's Closing obligation or is in Material Breach.

       (d) The Board of Directors of Summit may terminate this Agreement:

              (1) at any time if Prime does not execute and deliver the Option Agreement by the day immediately following the date hereof;

              (2) at any time prior to the meeting of Prime shareholders contemplated by Section 4.03, if the Board of Directors of Prime fails to recommend approval of this Agreement and the Reorganization and other transactions contemplated hereby in the Proxy-Prospectus ("Recommendation") or withdraws, modifies or changes, or votes to withdraw, modify or change, its Recommendation or its intention to make the Recommendation as represented and warranted at Section 2.08; and

              (3) as provided at Section 4.20.

       (e) In the event the Summit Price is less than $32.68125 and the quotient obtained by dividing the Summit Price by $39.375 is more than .17 less than the quotient obtained by dividing the Determination Date Index Price (as defined at (iii) below) by the Starting Date Index Price (as defined at (iv) below), the Board of Directors of Prime shall have the right, exercisable only until 11:59 p.m. on the third business day following the Determination Date to terminate this Agreement by giving Summit notice of such termination, referring to this
Section 9.02(e), and this Agreement shall be terminated provided Summit receives such notice prior to the time and day set forth above in this Section 9.02(e). For purposes of this Section 9.02(e):

       (i) "Determination Date" means the date that the last approval of the Reorganization and the transactions contemplated hereby required of a bank regulatory agency is received from the applicable bank regulatory agency.

       (ii) "Summit Price" means the average of the closing prices of a share of Summit Stock on the NYSE Composite Transactions List (as reported in The Wall Street Journal or, in the absence thereof, as reported by another authoritative source mutually agreed upon by Prime and Summit) for the 10 consecutive full trading days, ending on the Determination Date, on which one share of Summit Stock is traded.

       (iii) "Determination Date Index Price" means the average of the closing prices of the common stock of the companies in the Index Group (as defined at (v) below) on the NYSE Composite Transactions List (as reported in The Wall Street Journal or, in the absence thereof, as reported by another authoritative source mutually agreed upon by Prime and Summit) for the 10 consecutive full trading days ending on the Determination Date.

       (iv) "Starting Date Index Price" means the average of the closing prices on the Starting Date (as defined at (vi) below) of the common stock of the companies in the Index Group on the NYSE Composite Transactions List (as reported in The Wall Street Journal) as of the Determination Date.

       (v) "Index Group" means the bank holding companies listed below; provided, however, that if between the Starting Date and the Determination Date the common stock of any such company ceases to be publicly traded, an announcement is made of a proposal for such company to be acquired or an announcement is made of a proposal by such company to acquire another company or companies in transactions with a value exceeding 25% of such acquiror's market capitalization as of the Starting Date, then, in such event, for purposes of calculating the Index Price in all cases, such company will be removed from the Index Group. If any company in the Index Group or Summit declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the closing price of the common stock of such company or Summit, as the case may be, on the Starting Date shall be appropriately adjusted for the purposes of applying this Section 9.02(e). The bank holding companies in the Index Group are as follows:

                             Bank Holding Companies
              AmSouth Bancorp
              BB&T Corporation
              Comerica Incorporated
              Fifth Third Bancorp
              First Security Corp.

              Huntington Bancshares, Inc.
              Keystone Financial, Inc.
              Marshall & Ilsley Corporation
              Mercantile Bancorp
              Mellon Bank Corporation
              Old Kent Financial Corporation
              Regions Financial Corporation
              SouthTrust Corporation
              Star Banc Corporation
              Union Planters Corp.
              Wilmington Trust Corporation

       (vi) "Starting Date" means the date of the last trading day ending before the public announcement of the execution of this Agreement.

       Section 9.03.Effects of a Termination; Certain Expenses.

       (a) Upon a termination of this Agreement pursuant to this Section 9.02 hereof:

              (1) the obligations of the parties under this Agreement (except for those under this Section 9.03 and Sections 4.13 and 5.08) shall terminate and be of no further force or effect and each party shall be mutually released and discharged from liability to the other party or to any third parties hereunder, and

              (2) no party shall be liable to any other party for any costs or expenses paid or incurred in connection herewith by such other party, except that expenses incurred in connection with printing the Proxy-Prospectus and the Registration Statement, and the filing fees of regulatory authorities or self-regulatory organizations, shall be borne equally by Summit and Prime; provided, however, that: (A) if Prime terminates this Agreement pursuant to
Section 9.02(a)(2) or Section 9.02(c), Summit shall reimburse Prime for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees; and (B) if Summit terminates this Agreement pursuant to Section 9.02(a)(2), Section 9.02(c) or
Section 9.02(d), Prime shall reimburse Summit for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees.

       (b) Notwithstanding any termination of this Agreement, (i) Prime shall indemnify and hold Summit harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with Prime and (ii) Summit shall indemnify and hold Prime harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with Summit.

       (c) Except as provided otherwise herein in the event of a termination of this Agreement, Prime and its subsidiaries shall bear their own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Reorganization, provided, however, that Summit shall pay all printing expenses and filing fees associated with the Registration Statement, the Proxy-Prospectus and regulatory applications.

                                    ARTICLE X
                                  MISCELLANEOUS

       Section 10.01. Press Releases. At all times until the Closing Date or the termination of this Agreement, each party shall promptly advise and consult with the other prior to issuing, or permitting any of its subsidiaries, directors, officers, employees or agents to issue, any press release or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby.

       Section 10.02. Article and Section Headings. Article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       Section 10.03. Entire Agreement; Amendments. This Agreement, the Prime Schedules and the Exhibits hereto and the Option Agreement to be entered into by the parties hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby (or in the case of a termination occurring pursuant to Section 9.02 hereof by the party exercising a right to terminate this Agreement). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof or thereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided in the instrument granting such waiver. The parties hereto may amend or modify this Agreement in such manner as may be agreed upon by a written instrument executed by the parties, except that, after the meeting described in Section 7.09 hereof, no such amendment or modification shall reduce the amount of, or change the forms of consideration to be received by the shareholders of Prime contemplated by this Agreement, unless such modification is submitted to a vote of the shareholders of Prime.

       Section 10.04. Survival of Representations, Warranties and Covenants. No investigation made by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those representations, covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

       Section 10.05. Notices. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given, unless otherwise specified in a particular provision of this Agreement, if placed in the mail, registered or certified, postage prepaid, or if delivered personally or by courier, receipt requested, or by facsimile transmission, receipt acknowledged addressed as follows:

       Summit:                    Summit Bancorp.
                                  Attn: John G. Collins
                                  301 Carnegie Center, P.O. Box 2066
                                  Princeton, NJ   08543-2066
                                  Telephone No.:  609-987-3422

                                  Facsimile No.:  609-987-3435

       With a copy to:            Richard F. Ober, Jr., Esq.
                                  Summit Bancorp.
                                  301 Carnegie Center
                                  P.O. Box 2066
                                  Princeton, NJ 08543-2066
                                  Telephone No.:  609-987-3430
                                  Facsimile No.:  609-987-3435

       Prime:                     Prime Bancorp, Inc.
                                  7111 Valley Green Road
                                  Fort Washington, Pennsylvania  19034
                                  Attention: James J. Lynch
                                  Telephone No.: 215-836-4060
                                  Facsimile No.: 215-836-0957

       With a copy to:            David F. Scranton, Esq.
                                  Stradley, Ronon, Stevens & Young, LLP
                                  One Commerce Square
                                  Philadelphia, Pennsylvania  19103
                                  Telephone No.: 215-564-8000
                                  Facsimile No.: 215-564-8120

       and                        Fred Blume, Esq.
                                  Blank, Rome, Comisky & McCauley, LLP
                                  One Logan Square
                                  Philadelphia, Pennsylvania  19103
                                  Telephone No.: 215-569-5500
                                  Facsimile No.: 215-988-6910

or to such other address as such party may designate by notice to the others, which change of address shall be deemed to have been given upon receipt.

       A notice or other communication hereunder shall be deemed delivered (i) if mailed by certified or registered mail to the proper address, with adequate postage prepaid, on the fifth business day following posting, (ii) if hand delivered, when received by the person to whom directed, (iii) if delivered by overnight courier, on the next business day following shipment, or (iv) if delivered via facsimile, on the business day transmitted.

       Section 10.06. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

       Section 10.07. Counterparts. This Agreement is being executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

       Section 10.08. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

       Section 10.09. Extensions; Waivers and Consents. Either party hereto, by written instrument signed by its Chairman, Vice Chairman, President, or Chief Financial Officer, may extend the time for the performance of any of the obligations of the other party hereto, and may waive, at any time before or after approval of this Agreement and the transactions contemplated hereby by the shareholders of Prime, subject to the provisions of Section 10.03 hereof: (i) any inaccuracies of the other party in the representations and warranties in this Agreement or any other document delivered pursuant hereto or thereto; (ii) compliance with any of the covenants or agreements of the other party contained in this Agreement; (iii) the performance (including performance to the satisfaction of a party or its counsel) by the other party of any of its obligations hereunder or thereunder; and (iv) the satisfaction of any conditions to the obligations of the waiving party hereunder or thereunder. Any consent or approval of a party hereunder shall be effective only if signed by the Chairman, Vice Chairman, President or Chief Financial Officer of such party.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in counterparts by their duly authorized officers as of the date first above written.

                                        SUMMIT BANCORP.


                                        By:___________________
                                           John G. Collins
                                           Vice Chairman

                                           PRIME BANCORP, INC.


                                        By:___________________
                                           James J. Lynch
                                           President and Chief Executive Officer



In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at Section 1.01(a)(2), the Designated Summit Subsidiary indicated below agrees to be legally bound by all terms of this Agreement and Plan of Merger as if an original party hereto.

Designated Summit Subsidiary: ________________________________
                          By: ________________________________
                        Name: ________________________________
                       Title: ________________________________
                        Date: ________________________________

                                                                       EXHIBIT A


           [RESERVED FOR ADDITIONAL TERMS PURSUANT TO SECTION 1.01(b)]

                                                                       Exhibit B

         An executed copy of Exhibit B is filed herewith as Exhibit 10 (b) to this Schedule 13D.

                                                                       EXHIBIT C


                           POST-SIGNING DOCUMENT LIST

                                  INSTRUCTIONS


1.     Copies of documents rather than originals should be delivered.

2. The requested information and documents should be provided by Prime Bancorp, Inc. ("Prime") and by all subsidiaries of Prime unless an item refers by name to a specific entity, in which case the information and documents may be furnished solely by the named entity. References to "the Corporation" means Prime and each of its subsidiaries.

3. The information and documents should be provided separately by each entity. Please do not mix information or documents from one entity with that of another. Please clearly segregate materials when delivering them to Summit.

4. Please mark each item of information and each document furnished pursuant to this List in the upper right corner with the letter and number of the item in this List to which it corresponds.

5. Send all information and documentation requested herein to the attention of Dennis A. Williams, Senior Vice President and Group Counsel, Summit Bancorp., 301 Carnegie Center, Princeton, New Jersey 08543.

6. To the extent you believe an item of information or document was furnished pursuant to a Prime Schedule under the Merger Agreement between Prime and Summit, please indicate all such items of information and documents on a list, cross-referencing the item from this List to the appropriate Prime Schedule.

A. LEGAL

     1. Original Certificate or Articles of Incorporation or Articles of Association, as appropriate, certified by Secretary.
     2. All Amendments to Certificate or Articles of Incorporation or Articles of Association, as appropriate, certified by Secretary.
     3.   Current By-Laws and any Amendments certified by Secretary.
     4.   Copies of Annual Reports to Shareholders (6 years).
   * 5. Original Minute Books containing all minutes of Shareholder, Director and Committee meetings.
   * 6.   Original Stock Certificate Records.
     7.   (Reserved)
     8. List of any outstanding options, warrants, presently exercisable rights, buyout arrangements, voting trusts, or liens affecting the Corporation's stock, with copies of pertinent documentation and details of any such arrangements.
     9. Documentation of all long-term (over one year) indebtedness or credit lines of the Corporation including guarantees and other contingent liabilities in excess of $50,000.
     10. List of all officers, directors, and holder of 1% or more of stock of the Corporation showing:
                  a)   Full name.
                  b)   Titles.
                  c)   Number of Shares of Stock held.
   * 11.  List of all shareholders with addresses and holdings.
     12. Address and description of each office and whether building is owned or leased.
     13.  As to any land and  buildings  owned,  provide  most recent  available accounting or tax schedules reflecting any of the following: the original cost, date of acquisition, age of building, depreciation rates used and allowed by the Internal Revenue Service, depreciation reserve, net book value, and property and other taxes currently being paid for each building. To the extent available, provide copies of: title papers, title insurance policies, abstracts, title opinions, appraisals, surveys and all agreements relating to or affecting the real property. List mortgages, and, to the extent available, encumbrances and liens of all kinds.
     14. List of real estate acquired as salvage on uncollected loans and "other real estate owned" - address and date acquired, loan value, most recent appraised value.
     15. List all facilities financed with tax-exempt financing. Specify whether the facility is owned or leased and, if leased, the percentage of space in the facility under lease. Please provide all documentation relating to the tax-exempt financing and all documents relating to the facility currently in force or in effect.
     16. Leases for current premises, whether as tenant or landlord, and any prior premises for which the Corporation retains liabilities. List of any directors or officers with whom the Corporation has a lease.

*    Not to be delivered; to be made available for examination on site.

     17. Leases for all leased equipment with annual rentals over $50,000, including, but not limited to:
                  a)   Alarm system
                  b)   Telephone system
                  c)   Computers
                  d)   Office equipment

     18.  All  maintenance   contracts  with  annual  costs  exceeding  $50,000,
          including but not limited to:

                  a)   Equipment
                  b)   Cleaning

     19. All contracts with advertising agencies and contracts or commitments for media.

     20. All agreements, registrations or other filings relating to trademarks, trade names, copyrights, licenses, patents or other proprietary rights, including books or articles authorized by officers and other employees.

     21. Agreements for the purchase of materials or supplies involving payments in excess of $50,000 per year or for more than one year.

     22. Agreements for the performance of services involving payments in excess of $50,000 per year or for more than one year related to the business, including but not limited to:

                  a)   Messenger Service
                  b)   Mortgage Servicing
                  c)   Data Processing
                  d)   BankCard Servicing
                  e)   Automated Teller Machines Networks
                  f) Insurance, annuities, mutual fund or securities sales or brokerage
                  g)   Credit Life & A & H

     23. All contracts or commitments for capital expenditures involving payments in excess of $50,000.

     24. All contracts or options to purchase or sell any real or personal property.

     25. All contracts, agreements, consultant arrangements, retainers, or written or oral commitments (other than those relating to normal customer transactions) currently in effect not listed above in Insurance or Personnel Lists, including but not limited to lawyers, accountants, actuaries, insurance agents or brokers involving payments in excess of $50,000 per year or for more than one year.

     26. List of all lawsuits, claims, proceedings or arbitrations involving customers, federal or state government agencies, departments or bureaus, insurance carries or others affecting the Corporation or its officers and employees, whether current or past but not yet conclusively terminated or barred by the statue of limitations, whether as plaintiff, defendant or third party, providing:

               a)   a full statement of the issues involved,
               b)   nature of the litigation
               c) amount involved or maximum total liability or recovery involved,
               d) court or other body where matter is to be heard, docket number and date of last filing.
               e) last available reply to accountants or opinion of counsel as to the probable outcome of such litigation,
               f)   availability of insurance coverage, if any.

  NOTE:     The following may be excluded:

                  (i) Actions by the Corporation to collect loans made in the ordinary course of business where the principal amount is less than $50,000 and there are no counterclaims.
                  (ii) Actions against the Corporation
                       (A)  for  personal   injuries  where  there  is  adequate
                       insurance coverage and the claim is less than $50,000. Provide a list reflecting the aggregate exposure for deductibles under insurance policies for claims of $50,000 or less. (B) for losses due to alleged check processing errors (forged signatures, stop payment missed, etc.) where the alleged loss is less than $2,500 per claimant.


     27. All filings with Comptroller of the Currency, Federal Reserve Board, Federal Financial Institutions Examination Counsel, FDIC, Office of Thrift Supervision, and all other regulatory agencies (including but not limited to Forms FFIEC-003 and FFIEC-004, F-2, F-3, F-4 and F-20, FDIC insurance premium reports, and Call Reports with all supplements, for all interim and full-year periods from 1/l/96 to date).

     28. All written policies and procedures governing operation of business including loan policies.

     29. All pricing schedules made available to customers for service charges, etc. and product brochures in effect currently and for last two years.

     30.  All advertising materials used in the last two years.

     31.  All standard purchasing forms.

     32.  All agreements with competitors.

     33. List of all relationships between (i) Prime and (ii) Summit and its officers, directors and affiliates, including without limitation:

                  a) Loans; and
                  b) Purchases or sales of products or services (except from public  utility  companies).

     34. Director and officer Questionnaires for directors and executive officers for last 2 years.

     35.  Any covenants not to compete affecting officers or employees of Prime

     36. CRA public file. 37.CRA Small Business Data (3 years) 38. BSA Compliance Program

     39.  Most recent Consumer Affairs Examination Report

     40.  Insider loan compliance procedures.

     41.  List of insiders (Regulation O).

     42.  List of related interests (as defined in Regulation O).

     43.  Correspondent bank list (as defined in Regulation O).

     44.  Reports of executive officer indebtedness in excess of $100,000.

     45.  Records relating to insider overdrafts.

     46. Copy of Home Mortgage Disclosure Statements (Regulation C) for 3 years.

     47. All filings by the Corporation with the SEC for the period specified below, including but not limited to:
               Registration  Statements  - 6 years
               Proxy Statements - 6 years
               Statements under Section 16(a) of the Securities Exchange Act of 1934 - 1 year
               Reports on Forms 10-K, 10-Q and 8-K - 3 years

               SEC Forms 13G, 13D and MSD - 3 years
               Other - 3 years
           including all Exhibits and Amendments to the foregoing.

     48. List of any unregistered sales of securities (including private placements) in the last 6 years and applicable exemptions and opinions of counsel.

     49. All applications to and filings with the NASD in the last 3 years, other than those supplied in response to item A.47.

B.       PERSONNEL

     1.   Corporation's Table of organization.
   * 2.   List of all officers and directors of the Corporation, showing:
                  a) Full name.
                  b) Titles.
                  c) Date of birth.
                  d) Current salary, bonus and other compensation, and method of calculation and payment.
                  e) Salary, bonus and other compensation for 1997, 1998 and to date.
                  f) Date of first employment and any gaps in service.
     3.   All employment contracts.
     4. All pension and retirement plans and IRS rulings and opinions of counsel thereon.
     5.   All bonus plans.
     6.   All deferred compensation plans.
     7. All profit-sharing plans and IRS rulings and opinions of counsel thereon.
     8.   All stock option plans.
     9.   All dividend reinvestment plans and stock purchase plans.
     10.  All annuity plans.
     11.  All stock award plans.
     12. All actuarial and trustees reports for pension, profit-sharing and other benefit plans for 3 years.
     13. Summaries of separate payment arrangements for terminated or retired employees.
     14.  Summaries of strategies regarding healthcare:
           - cost management
           - employee contributions
     15. Statements of Investment Policy and summaries of investment strategies for Pension, 401(k), and Profit Sharing Plans, etc.
     16. Loan Agreements and special trust agreements for leveraged benefits (e.g. ESOP, etc.)
     17. Consulting or servicing agreements, for consulting services and outsourced services.
     18. List of all employee benefits in force, with copies of all relevant documentation, including plan documents, trust agreements, funding arrangements, summary plan descriptions benefits or policy manuals, insurance policies, etc., and a schedule or agents or brokers, expiration date, premiums paid and claims made during the last three years, including but not limited to:
                  a) Pension, bonus, profit-sharing, stock option, stock purchase and annuity plans.
                  b) Medical plans i.e., Blue Cross-Blue Shield, Major Medical, Health Maintenance organizations, commercial health insurance policies.
                  c)    Dental plans.
                  d)    Vacation policy.
                  e)    Education reimbursement policy.
                  f)    Short-term disability.
                  g)    Long-term disability.
                  h)    Sick day policy.
                  i)    Emergency leave policy.
                  j)    Grievance policy.
                  k)    Employee discount policy.

                  1)    Life insurance.
                  m)    Business travel accident insurance.
                  n)    Personal accidental death and disability insurance.
                  o)    Salary continuation program.
                  p)    Retirement policy.
                  q)    AD&D
                  r)    Dependent Life
                  s)    Spending Accounts
                  t)    Employee Assistance Policy
                  u)    Adoption Policy
                  v)    Work/life initiatives
                  w)    Employee referral policy
   * 14. List of unemployment compensation claims and results for 3 prior years and current year.
     15. All hiring procedures and policies, including methods of solicitation of applicants, media or agencies used, nepotism policy, etc.
     16. Information regarding who prepares payroll and all contracts regarding payroll preparation.
     17. Informal pension, consulting, or benefits continuance arrangements with retired employees.


*    Not to be delivered; to be made available for examination on site.

     C.    INSURANCE

     1. Copies of all Liability Insurance Contracts and applications and insurance company audits for current and three prior years, including but not limited to:
                  a)    Comprehensive General Liability.
                  b)   Auto Liability.
                  c)   Umbrella Liability.
                  d)   Worker's Compensation.
     2. List of paid and open Liability claims for current and 6 prior years, indicating:
                  a)   Type of  claim  and  whether  open or closed.
                  b)   Amount of loss or claim (paid and incurred).
                  c)   Date of occurrence.
                  d)   Description of occurrence.
     3.   List of self-insured or non-insured risk program.
     4.   Any written safety programs.
   * 5. Copies of latest loss prevention inspections and reports on all liability, fire/loss prevention, worker's compensation exposures.
     6. Copies of OSHA Summary Accident Reports for current and 3 prior years, along with citations, fines assessed and cost of compliance.
     7. Complete copies of all property insurance policies for current and 3 prior years including:
                  a) Bank Real and Personal Property, Fire & Extended Coverage,
                     All-Risk Coverage including Flood & Earthquake.
                  b) Boiler and Machinery.
                  c) Mortgage Properties/Forced Placed/Foreclosed/Other Real
                     Estate Owned.
                  d) Trust Properties.
                  e) Aircraft and/or Watercraft Coverages
     8. List of all paid and open Property losses for current and 6 prior years, indicating:
                  a)   Type of claims and whether open or closed.
                  b)   Amount of loss or claim (paid and incurred)
                  c)   Date of loss.
                  d)   Description of loss.
                  e) Address where loss occurred, Bank location/mortgage property/OREO/Trust
     9.   Copies of latest fire/loss prevention inspection reports.
     10. Complete copies of all other insurance coverages with applications and loss history for current and 3 years prior
               a)   Fidelity Bond and Computer Crime Coverages (6 year history).
               b)   Directors & Officers Liability.
               c) Professional Liability, i.e. Bankers Professional, Trust Errors & Omissions, EDP Errors & Omissions, Insurance Agents Errors & Omissions, etc.
               d)   Mail Insurance.
               e)   Loss Instrument Bonds.
               f)   Miscellaneous   Bonds,   i.e.   Performance,    Maintenance,
                    Securities Transfer Agents (STAMP).
               g)   Mortgage Impairment/Errors & Omissions Coverage

               h)   Kidnap/Ransom
               i)   ERISA/Pension Trust/Fiduciary Coverage


     10.  Description of Risk Management Information System

     11.  List of Insurance Agent & Broker contracts.

     12.  Summaries of litigation involving general liability coverage.

*    Not to be delivered; to be made available for examination on site.

D. ACCOUNTING AND TAX

     1.   Access to 1997, 1998 and 1999 general ledger.
     2.   Federal tax returns of Corporation for 4 years.
     3.   State  sales,  use,  income and  personal  property  tax returns for 4 years.
     4. Certified balance sheets and income statements of Prime for 4 prior years, and most recent period available, including accountant's reports.
  *  5.   All audit reports of IRS in last 4 years.
     6.   All audit reports of state taxing authorities in last 4 years.
     7. List setting forth status of all open tax returns, noting status of each years return, i.e., whether liability settled, not yet determined or in controversy. Status of all claims for refund.
     8.   List of all bank accounts in other banks with:
                  a) copy of most recent statement and reconciliation to general ledger.
                  b)   copy of bank account resolution.
                  c)   copy of current signature cards.
     9. List of all loans to Corporation officers, directors, employees, and members of their families currently outstanding or made during the past three years, including cash advances or payments or personal expenses not reimbursed within 30 days in excess of $1,000, including the following information:
                  a)   Loan date.
                  b)   Amount.
                  c)   Term.
                  d)   Interest rate.
                  e)   Highest outstanding balance.
                  f)   Current balance.
                  g) Has the loan been in default and is it currently in default? If yes, details.
   * 10. Verification of current payment of all estimated tax for Prime, withholding and FICA for employees.
     11.  List all commissions or other payments made to obtain business.
     12. List of all contingent liabilities and assets, whether recorded or unrecorded in excess of $50,000.
     13.  Schedule showing date and amount of each dividend paid since 1/l/96.
     14.  List of loan commitments greater than $50,000.
     15. List of bank obligations other than deposits and deposit liabilities greater than $50,000.
     16. List of transactions over past 2 years greater than $25,000 with officers, directors and employees.
     17.  List of bankruptcy accounts.


*    Not to be delivered; to be made available for examination on site.

E.   AUDIT

     1.   Management letters issued by independent CPA for prior year.
     2.   Internal Audit Reports for 1 year

F.   CREDIT RISK MANAGEMENT   (To the extent it is not practicable to deliver
                               may be made available on site)

     1.   Most recent Federal and State safety and soundness exam
     2. All latest Board approved Loan Policies and Risk Management Policies including Appraisal, Real Estate, OREO, and all Lines of Business.
     3.   Lending Philosophy - copy of the companies culture statement
     4. Concentrations - standards and specialties such as Healthcare, etc. supported by latest quarterly reporting
     5.   Last Quarterly Portfolio Stratification and Trend Analysis
     6.   Loan Grading Methodology and Stratification
     7.   Financial Statement requirements for underwriting
     8.   Credit Investigation and Analysis process
     9.   Credit Underwriting process and standards
             -  Credit files - composition and structure
     10.  Documentation process and standards
                  a)   Fee philosophy
                  b)   House documents and dollar threshold
                  c)   Insurance standards
     11.  Participation/Syndication - copy of latest quarterly report
                  a)   Shared National Credits
                  b)   HLT Reports
     12. Problem Asset Management Standards
                  a)   Identification
                  b)   Notification
                  c)   Assignment
                  d)   Management (LMS System) Watchlist
                  e)   Approval
                  f)   Reporting requirements
                  g)   Delinquency - copy of latest quarterly report
                  h)   Non-Performing Assets - copy of latest quarterly report
                        -  NPL's by size
                        -  NPL's by type
                  i)   Accrued  interest  on NPL
                  j)   Budget  for NPA's
                  k)   List of TDR's
                  l)   Charge offs/Recoveries - copy of latest quarterly report
                  m)   ALLR - methodology and copy of latest report

                  n) Listing of Loans 90 days past due - copy of latest quarterly report broken down by product/line of business.
     13.  Off Balance Sheet Activities - copy of latest quarterly report
     14.  International Activities - Sovereign Risk
     15.  Domestic and Foreign Bank (Reg F) - copy of latest Board reporting
     16.  Residential Mortgage - loan standards, commitments and outstandings
     17.  Installment - loan standards, commitments and outstandings
           - Dealerships - commitments and outstandings, copy of latest quarterly report
     18.  Corporate Finance standards, commitments and outstandings
     19.  FDICIA 304 - copy of latest Board reporting
     20.  Reg O - copy of latest Board reporting
     21.  Approval Process and Authorities for Lending Authority
     22.  Environmental Standards
     23.  Appraisal
           a)   Copy of approved appraisal listing
           b)   Process for Commercial and Residential Appraisals
                  -  Pending litigation involving valuation issues
     24.  Real Estate Standards
     25.  Personal Property - copy of standards
     26.  Hold Limits - copy of standards
     27.  Outside Counsel methodology and process
     28.  Privity Standards
     29.  SIC Reports and Methodology - copy of latest quarterly reporting
     30.  Counterparty Risk - latest assessment of risk profile
     31. Leasing - standards, outstandings and commitments and copy of latest quarterly report
     32. Large Corporation standards, outstandings and commitments latest quarterly report
     33. Correspondent Banking standards, outstandings and commitments and copy of latest quarterly report
     34. Asset Based Lending standards, outstandings and commitments and copy of latest quarterly report
     35.  Exception  to  Policy  -  process  and  copy  of  latest   report  and
          methodology
     36.  OREO Accounting process and copy of latest quarterly report

                                                                     EXHIBIT D-1

                      Name of Affiliate:__________________


Summit Bancorp.
301 Carnegie Center
P.O. Box 2066
Princeton, New Jersey 08543

Gentlemen:

         This letter agreement is being entered into pursuant to the terms of the Agreement and Plan of Merger, dated February 17, 1999 (the "Merger Agreement"), between Summit Bancorp. ("Summit") and Prime Bancorp, Inc ("Prime"), which provides, among other things, for the merger of Prime with and into Summit (the "Merger") and the conversion at the Exchange Ratio provided for in the Merger Agreement of shares of the common stock, par value $.01 per share, of Prime ("Prime Common Stock") outstanding at the Effective Time (as defined in the Merger Agreement) held in the aggregate by each Prime Shareholder into whole shares of the Common Stock, par value $.80 per share, of Summit (the "Summit Common Stock") and cash in lieu of a fractional share of Summit Common Stock.

         Shares of Prime Common Stock owned on the date hereof or at any time hereafter solely, jointly or in a custodial or other representative capacity by me, by a minor child of mine, by a relative sharing the same household as me, or by an entity (for example, trusts, estates, partnerships, corporations, charitable organizations, foundations) I control, whether such shares are owned directly (of record) or indirectly (through a bank, broker or other nominee), and any other shares of Prime Common Stock over which I or such other persons or entities hold investment or voting powers, either alone or with others, are referred to collectively herein as the "Prime Shares". Shares of Summit Common Stock to be received in exchange for the Prime Shares are referred to collectively herein as the "Summit Shares".

         I have been advised that, in the opinion of counsel, I may be deemed to be, at the time the Merger is submitted for a vote of the shareholders of Prime an "affiliate" of Prime as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act") and that the Merger Agreement requires that persons so characterized make the representations, warranties, covenants and agreements set forth below as a condition to Summit closing the Merger.

         Capitalized terms used herein but not specifically defined herein shall have the meaning ascribed to them in the Merger Agreement.

         In consideration of the premises, I represent, warrant, covenant and agree as follows:

         A. I will not make or permit any sale, transfer or other disposition of the Summit Shares, or make or permit any offer to sell, transfer or otherwise dispose of the Summit Shares, in violation of the Act or the Rules and Regulations.

         B. I have been advised that the issuance of the Summit Shares pursuant to the Merger has been registered with the SEC pursuant to a registration statement under the Act. However, I have also been advised that a distribution of the Summit Shares has not been registered under the Act and that, because I may be deemed to be, at the time the Merger is submitted for a vote of the shareholders of Prime, an "affiliate" of Prime, I may not make or permit any sale, transfer or other disposition of any of such Summit Shares unless and until (i) an offer and sale of such Summit Shares has been registered under the Act, (ii) such disposition of such Summit Shares is made in conformity with Rule 145 under the Act, or (iii) an exemption from registration, in the written opinion of counsel acceptable to Summit, is available with respect to such disposition of such Summit Shares. In the event of a transfer of Summit Shares permitted by this Agreement, I agree that I will obtain, and deliver to you a copy of, an agreement substantially similar to this agreement from each transferee of the Summit Shares who, in the written opinion of counsel acceptable to Summit, may not under the Act dispose of the Summit Shares so transferred without registration under the Act.

         C. I understand that Summit is under no obligation to register the sale, transfer or other disposition of the Summit Shares or to take any other action necessary in order to make compliance with an exemption from registration available.

         D. I understand that stop transfer instructions may be given to Summit's transfer agent with respect to the Summit Shares and that there may be placed on the certificates for such Summit Shares, or any substitutions therefor, a legend stating in substance:

               The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may not be sold, transferred, or otherwise disposed of unless pursuant to (i) an effective registration statement under the Securities Act of 1933, (ii) Rule 145 or (iii) an exemption from registration under the said Act which is available in the opinion of counsel acceptable to Summit Bancorp.

           The legend set forth above and any similar legend placed on any share certificate issued upon the transfer of any of the Summit Shares will be removed by delivery of substitute certificates without such legend if the undersigned, or any person who acquired, directly or indirectly, such Summit Shares, shall have delivered to Summit a copy of a letter from the staff of the SEC, or a written opinion of counsel acceptable to Summit, to the effect that the restrictions on sale, transfer or other disposition referred to in this letter are no longer necessary under the Act or otherwise in order to effect such sale, transfer or other disposition pursuant to law.

           E. I will vote all of the Prime Shares I now own of record or have voting control with respect to or hereafter acquire, in favor of the Merger at the meeting of shareholders of Prime to be called for the purpose of approving the Merger (the "Meeting"). In addition, I will not vote any of my Prime Shares in favor of any other merger or sale of all or substantially all the assets of Prime to any person other than Summit or its affiliates until the termination of the Merger Agreement or abandonment of the Merger by the mutual agreement of Prime and Summit, whichever comes first, nor will I transfer my Prime Shares unless the transferee, prior to such transfer, executes a voting agreement with respect to the transferred shares substantially to the effect of this agreement and satisfactory to Summit.

           F. By reason of my knowledge and experience in financial and business matters and in my capacity as a director and/or executive officer of a financial institution, I believe myself capable of evaluating the merits and risks of the potential investment in Summit Common Stock contemplated by the Merger
Agreement. I further acknowledge having reviewed the Merger Agreement and its attachments and that reports, proxy statements and other information with respect to Summit filed with the Securities and Exchange Commission (the "Commission") were, prior to my execution of this agreement, available for inspection and copying at the Offices of the Commission and that Summit delivered the following such documents to Prime:

          (a) Summit's Annual Report on Form 10-K for the year ended December 31, 1997; and
          (b) Summit's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 June 30, 1998 and September 30, 1998.

           G. Summit agrees, by accepting this letter, (a) that for a period of two years after the Effective Time (or such shorter period as may be permitted by amendments to Rule 145) and thereafter until three months after I have ceased to be an affiliate of Summit and so long as Summit has equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, Summit will make available with respect to itself "adequate current public information" as defined in paragraph (c) of Rule 144 of the Rules and Regulations under the Act.

           I have carefully read this letter and, to the extent I felt necessary, discussed with my counsel the requirements of this letter and its impact upon the ability to dispose of the Prime Shares and the Summit Shares.


Accepted this __ day of _______, 199__                  Very truly yours,
by Summit Bancorp.



By:                                                     Signature
Name:

Title:                                                  Printed Name
                                                        Dated as of _____, 199__

                                                                     EXHIBIT D-2


                       Name of Affiliate:_________________


Summit Bancorp.
301 Carnegie Center
P.O. Box 2066
Princeton, New Jersey 08543

Gentlemen:

         This letter agreement is being entered into pursuant to the terms of the Agreement and Plan of Merger, dated February 17, 1999 (the "Merger Agreement"), between Summit Bancorp. ("Summit") and Prime Bancorp, Inc ("Prime"), which provides, among other things, for the merger of Prime with and into Summit (the "Merger") and the conversion at the Exchange Ratio provided for in the Merger Agreement of shares of the common stock, par value $.01 per share, of Prime ("Prime Common Stock") outstanding at the Effective Time (as defined in the Merger Agreement) held in the aggregate by each Prime Shareholder into whole shares of the Common Stock, par value $.80 per share, of Summit (the "Summit Common Stock") and cash in lieu of a fractional share of Summit Common Stock.

         Shares of Prime Common Stock owned on the date hereof or at any time hereafter solely, jointly or in a custodial or other representative capacity by me, by a minor child of mine, by a relative sharing the same household as me, or by an entity (for example, trusts, estates, partnerships, corporations, charitable organizations, foundations) I control, whether such shares are owned directly (of record) or indirectly (through a bank, broker or other nominee), and any other shares of Prime Common Stock over which I or such other persons or entities hold investment or voting powers, either alone or with others, are referred to collectively herein as the "Prime Shares". Shares of Summit Common Stock to be received in exchange for the Prime Shares are referred to collectively herein as the "Summit Shares".

         I have been advised that, in the opinion of counsel, I may be deemed to be, at the time the Merger is submitted for a vote of the shareholders of Prime, an "affiliate" of Prime as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act") and that the Merger Agreement requires that persons so characterized make the representations, warranties, covenants and agreements set forth below as a condition to Summit closing the Merger.

         Capitalized terms used herein but not specifically defined herein shall have the meaning ascribed to them in the Merger Agreement.

         In consideration of the premises, I represent, warrant, covenant and agree as follows:

         A. I will not make or permit any sale, transfer or other disposition of the Summit Shares, or make or permit any offer to sell, transfer or otherwise dispose of the Summit Shares, in violation of the Act or the Rules and Regulations.

         B. I have been advised that the issuance of the Summit Shares pursuant to the Merger has been registered with the SEC pursuant to a registration statement under the Act. However, I have also been advised that a distribution of the Summit Shares has not been registered under the Act and that, because I may be deemed to be, at the time the Merger is submitted for a vote of the shareholders of Prime, an "affiliate" of Prime, I may not make or permit any sale, transfer or other disposition of any of such Summit Shares unless and until (i) an offer and sale of such Summit Shares has been registered under the Act, (ii) such disposition of such Summit Shares is made in conformity with Rule 145 under the Act, or (iii) an exemption from registration, in the written opinion of counsel acceptable to Summit, is available with respect to such disposition of such Summit Shares. In the event of a transfer of Summit Shares permitted by this Agreement, I agree that I will obtain, and deliver to you a copy of, an agreement substantially similar to this agreement from each transferee of the Summit Shares who, in the written opinion of counsel acceptable to Summit, may not under the Act dispose of the Summit Shares so transferred without registration under the Act.

         C. I understand that Summit is under no obligation to register the sale, transfer or other disposition of the Summit Shares or to take any other action necessary in order to make compliance with an exemption from registration available.

         D. I understand that stop transfer instructions may be given to Summit's transfer agent with respect to the Summit Shares and that there may be placed on the certificates for such Summit Shares, or any substitutions therefor, a legend stating in substance:

               The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may not be sold, transferred, or otherwise disposed of unless pursuant to (i) an effective registration statement under the Securities Act of 1933, (ii) Rule 145 or (iii) an exemption from registration under the said Act which is available in the opinion of counsel acceptable to Summit Bancorp.

           The legend set forth above and any similar legend placed on any share certificate issued upon the transfer of any of the Summit Shares will be removed by delivery of substitute certificates without such legend if the undersigned, or any person who acquired, directly or indirectly, such Summit Shares, shall have delivered to Summit a copy of a letter from the staff of the SEC, or a written opinion of counsel acceptable to Summit, to the effect that the restrictions on sale, transfer or other disposition referred to in this letter are no longer necessary under the Act or otherwise in order to effect such sale, transfer or other disposition pursuant to law.

           E. Summit agrees, by accepting this letter, (a) that for a period of two years after the Effective Time (or such shorter period as may be permitted by amendments to Rule 145) and thereafter until three months after I have ceased to be an affiliate of Summit and so long as Summit has equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, Summit will make available with respect to itself "adequate current public information" as defined in paragraph (c) of Rule 144 of the Rules and Regulations under the Act.

           I have carefully read this letter and, to the extent I felt necessary, discussed with my counsel the requirements of this letter and its impact upon the ability to dispose of the Prime Shares and the Summit Shares.


Accepted this __ day of _____, 199__             Very truly yours,
by Summit Bancorp.


By:                                              Signature
Name:

Title:                                           Printed Name
                                                 Dated as of ________, 199__

                                                                       EXHIBIT E

                        FORM OF OPINION OF Prime COUNSEL
                            PURSUANT TO SECTION 7.05


Summit Bancorp.
301 Carnegie Center
Princeton, New Jersey 08543-2066

Gentlemen:

This opinion is rendered to you pursuant to Section 7.05 of the Agreement and Plan of Merger, dated February __, 1999 (the "Merger Agreement"), between Prime Bancorp, Inc. ("Prime" or the "Company") and Summit Bancorp. ("Summit"), which Merger Agreement provides, among other things, for the merger (the "Merger") of Prime with and into Summit, the merger of a wholly-owned subsidiary of Summit into Prime or the merger of Prime into a wholly-owned subsidiary of Summit, and the issuance, in accordance with the Exchange Ratio provided for in the Merger Agreement, of whole shares of the Common Stock, par value $ .80 per share, of Summit (the "Summit Common Stock") and cash in lieu of fractional shares of Summit Common Stock in exchange for outstanding shares of the Common Stock, $.01 par value, of Prime (the "Prime Common Stock"). In consideration of the Merger Agreement, Prime and Summit entered into a Stock Option Agreement dated February __, 1999 pursuant to which, among other things, Prime granted Summit a stock option with respect to shares of Prime Common Stock (the "Option Agreement").

Capitalized terms used but not defined herein shall have the same meanings herein as ascribed to them in the Merger Agreement.

We have acted as counsel to the Company in connection with the preparation, authorization, execution and delivery of the Merger Agreement and the Option Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the preparation of the registration statement, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-4 of Summit (No. 333-_______), and the proxy statement of Prime included in the Registration Statement (the "Prime Proxy Statement").

In so acting, we have made inquiries of certain of the officers and representatives of the Company and its subsidiaries with respect to various matters contained in the Merger Agreement, the Option Agreement and the Registration Statement, and have examined and relied upon originals, certified or photostatic or facsimile copies of the Merger Agreement, the Option Agreement and such corporate records, agreements, documents and other instruments, and such certificates or the comparable documents of public officials and of such directors, officers and representatives of the Company and its subsidiaries as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed, without independent verification, the genuineness and authenticity of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of all natural persons and the conformity to original documents of documents submitted to us as certified or facsimile or photostatic copies and the authenticity of the originals of facsimile or photostatic copies. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Merger Agreement. We have also assumed, without independent verification, the due authorization, execution, and delivery (other than the due authorization, execution and delivery by the Company) of all documents, the due authorization, execution and delivery of which are prerequisites to the effectiveness of such documents, and that such documents constitute legal, valid and binding obligations of the parties thereto (other than the Company).

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, as described in the Registration Statement.

2. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction where the failure to be so qualified cannot be cured and such failure would have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole.

3. The Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

4. The authorized capital stock of Prime consists of xx,xxx,xxx shares of Common Stock, each of $.01 par value, and x,xxx,xxx shares of Preferred Stock, $.01 par value, and as of the date of the Merger Agreement xx,xxx,xxx shares of Prime Common Stock and ____ shares of Prime Preferred Stock were issued and outstanding, ________ shares of Prime Common Stock were held in the treasury of Prime, _______ shares of Prime Preferred Stock were reserved for issuance under the Prime Bancorp, Inc. Shareholder Rights Plan and ________ shares of Prime Common Stock were reserved for issuance in connection with the Prime Stock
Plans. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, and non-assessable, with no personal liability attaching to the ownership thereof, except as the owners thereof may be liable by reason of their own conduct or acts or under general equity principles, and have not been issued in violation of any preemptive rights. Since the date of the Merger Agreement, to the best of our knowledge, no Equity Securities of Prime have been issued except for the stock option granted to Summit in the Option Agreement and the Prime Common Stock reserved for issuance as of such date which may have been issued in connection with the Prime Stock Plans. Except as set forth above in this paragraph 4 and except for the Option Agreement, director and employee stock options outstanding under the Prime Stock Plans, Prime Common Stock issuable in connection with the Prime Stock Plans, and Prime Preferred Stock issuable under the Prime Shareholder Rights Plan, to the best of our knowledge, there are no other Equity Securities of Prime outstanding, in existence, the subject of an agreement or reserved for issuance.

5. Prime Bank ("Bank") has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, as described in the Registration Statement. Each other subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, as described in the Registration Statement.

6. Bank is an insured depository institution under the Federal Deposit Insurance Act, as amended.

7. All the outstanding capital stock of Bank and each subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable, with no personal liability attached to the ownership thereof, except as the owners thereof may be liable by reason of their own conduct or acts or under general equity principle, has not been issued in violation of any preemptive rights, and, as of the date hereof, to the best of our knowledge, no options covering capital stock of any subsidiary of the Company, warrants to purchase or contracts to issue capital stock of any subsidiary of the Company, or any other contracts, rights (including preemptive rights), commitments or convertible securities entitling anyone to acquire from the Company or any subsidiary of the Company or obligating any of them to issue any capital stock, or securities convertible into or exchangeable for any shares of capital stock thereof, are outstanding, in existence, or the subject of an agreement. The Company owns all the capital stock of Bank and each subsidiary of the Company free and clear of any perfected security interest and, to the best of our knowledge, any other security interest, lien, claim, limitation on voting rights, option, or other encumbrance.

8. To the best of our knowledge, there are no outstanding contractual obligations of the Company or any subsidiary to repurchase, redeem, or otherwise acquire any outstanding shares of capital stock or other ownership interests of any subsidiary of the Company or to provide funds or to make any investment (in the form of a loan, capital contribution or otherwise), in any subsidiary or any other entity.

9. The Company has the corporate power and authority to enter into the Merger Agreement and the Option Agreement and to carry out the transactions contemplated thereby; the Merger Agreement and the Option Agreement have been validly authorized, executed and delivered by the Company; the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and the Option Agreement have each been duly authorized by all necessary corporate action on the part of the Company and its shareholders and (assuming the due authorization, execution and delivery thereof by Summit) the Merger Agreement and the Option Agreement each constitute a valid and binding agreement of the Company.

10. The execution and delivery of the Merger Agreement and the Option Agreement and the performance thereof by the Company and the consummation of the Merger did not and will not violate, fail to comply with, conflict with, give rise to rights under, result in the breach of, or constitute a default under, give rise to a claim or right of termination, cancellation, revocation of or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the rights, permits licenses, assets or properties material to the Company and its subsidiaries taken as a whole, or any of its subsidiaries, or upon any of the capital stock of the Company or any of its subsidiaries, or constitute an event that could, with the lapse of time, action or inaction by the Company or any of its subsidiaries or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of: (a) the Certificate of Incorporation, By-laws or Shareholder Rights Plan of the Company,
(b) any Federal law of the United States of America or any law of the Commonwealth of Pennsylvania, (c) to the best of our knowledge, any rule, ruling, determination, ordinance or regulation of or agreement with any governmental or regulatory authority, (d) to the best of our knowledge, any judgment, order, writ, award, injunction or decree of any court or governmental authority issued in any proceeding to which the Company or any of its subsidiaries is or was a party or by which the Company or any of its subsidiaries or any of their assets or properties are bound or committed, or (e) to the best of our knowledge, any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or any of their assets or properties are bound or committed, other than any such violations, conflicts, breaches, defaults or accelerations the consequences of which do not or will not, in the aggregate, have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries, taken as a whole, or enable any person to enjoin the transactions contemplated by the Merger Agreement. No consent, approval, waiver, license or authorization or other action by or filing with any Federal or Pennsylvania governmental authority is required in connection with the execution and delivery by the Company of the Merger Agreement or Option Agreement or the consummation by the Company of the transactions contemplated thereby, including the Merger, except for (i) the filing of an appropriate Certificate of Merger as provided in the Merger Agreement, (ii) such filings and other actions as may be required by Federal or state securities laws and the rules and regulations thereunder (to which we are not opining), and (iii) those already obtained.

11. To the best of our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Company that relates to any of the transactions contemplated by the Merger Agreement or is material to the financial condition of Prime and its subsidiaries, taken as a whole.

12. To the best of our knowledge, there are no persons who may be deemed to be affiliates of the Company for purposes of Rule 145 under the Securities Act who may receive shares of Summit Common Stock in the Merger and who are not named in the opinion delivered to the Company pursuant to Section 4.11 of the Merger Agreement.

13. The Prime Proxy Statement (except for the financial statements and the notes thereto, the financial statement schedules and the other financial, statistical and accounting data included, incorporated by reference or deemed incorporated by reference in the Prime Proxy Statement, as to which we express no opinion), but only insofar as the Company and its business, the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Option Agreements are described in the Prime Proxy Statement, complies as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder and the documents incorporated by reference in the Registration Statement pursuant to Part I.C. of Form S-4 under the Securities Act (except for the financial statements and the notes thereto and the financial statement schedules and other financial, statistical and accounting data included, incorporated by reference or deemed incorporated by reference, as to which we express no opinion) when filed with the Securities and Exchange Commission complied as to form in all material respects with the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder.

We have participated in conferences with officers and other representatives of the Company and Summit, representatives of the independent public accountants for the Company and Summit and counsel for Summit, at which conferences the contents of the Registration Statement and the Prime Proxy Statement and related matters were discussed, and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prime Proxy Statement, no facts have come to our attention that lead us to believe that the Registration Statement, on the effective date thereof, insofar as the Company and its business, the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Option Agreement are described therein, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading or that the Prime Proxy Statement, on the date thereof or on the date hereof, insofar as the Company and its business, the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Option Agreement are described therein, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the financial statements and related notes, the financial statement schedules and the other financial, statistical and accounting data included, incorporated by reference or deemed incorporated by reference in the Registration Statement or the Prime Proxy Statement).

Please be advised that, where any statement is stated herein as being "to the best of our knowledge" the statement refers to actual knowledge (or knowledge based upon the above-referenced certificates) and conscious awareness of facts or other information of the primary lawyer group of this firm which was actively involved in the transactions contemplated in the Merger Agreement, in the preparation of the documents involved and this opinion letter. We have not independently verified the accuracy of such statement but intend to advise you that in the course of our representation as counsel to the Company and, in particular, our participation in the preparation, authorization, execution and delivery of the Merger Agreement and the Option Agreement and in the preparation of the Registration Statement and the Prime Proxy Statement, nothing has come to our attention that leads us to believe, and we do not believe, that the matter is other than as stated therein. In addition, please be advised that our opinion with respect to the valid and binding nature of the Merger Agreement and the Option Agreement is subject to applicable bankruptcy, insolvency, merger, moratorium, fraudulent conveyance, fraudulent transfer and other laws presently or hereafter in effect affecting the enforcement of creditors' rights and remedies generally or institutions the deposits of which are insured by the Federal Deposit Insurance Corporation (the "FDIC"), and the affiliates of such institutions, and by equitable principles limiting the right to obtain specific performance or other similar equitable relief (regardless of whether such enforceability is considered in a proceedings in equity or at law) the discretion of a court in ordering specific performance or other equitable remedies, and to general principles of equity (regardless of whether questioned in a proceeding at law or in equity).

The opinions herein are limited to the Federal laws of the United States and the corporate and banking laws of the Commonwealth of Pennsylvania and we express no opinion as to the effect on any matter covered by this opinion of the laws of any other jurisdiction.

This opinion is being furnished to, and is solely for the benefit of, Summit and is not to be quoted, used, circulated, published or disseminated, otherwise referred to in any documents, filed with any governmental agency, entity or person, or relied upon by any agency, entity or person other than Summit, without our prior written consent.

                                Very truly yours,

                                                                       EXHIBIT F

                            OPINION OF SUMMIT COUNSEL
                            PURSUANT TO SECTION 8.05




Prime Bancorp, Inc.
7111 Valley Green Road
Fort Washington, PA 19034

Gentlemen:

       This opinion is rendered to you pursuant to Section 8.05 of the Agreement and Plan of Merger, dated February __, 1999, (the "Merger Agreement"), between Prime Bancorp, Inc. ("Prime") and Summit Bancorp. ("Summit" or the "Company"), which Merger Agreement provides, among other things, for the merger (the "Merger") of Prime with and into Summit, the merger of Prime into a wholly-owned subsidiary of Summit or the merger of a wholly-owned subsidiary of Summit into Prime and the issuance, in accordance with the Exchange Ratio provided for in the Merger Agreement, of whole shares of the Common Stock, par value $.80 per share, of Summit (the "Summit Common Stock") and cash lieu of fractional shares of Summit Common Stock in exchange for outstanding shares of the Common Stock, $1.00 par value, of Prime (the "Prime Common Stock"). In consideration of the Merger Agreement, Prime and Summit entered into a Stock Option Agreement dated February __, 1999 pursuant to which, among other things, Prime granted Summit a stock option with respect to shares of Prime Common Stock (the "Option Agreement").

       Capitalized terms used but not defined herein shall have the same meanings herein as ascribed to them in the Merger Agreement. As used herein, it is intended that "material" be determined with reference to Summit and its subsidiaries considered as one enterprise.

       I am Executive Vice President, General Counsel and Secretary of the Company and have served as counsel to the Company and in connection with the preparation, authorization, execution and delivery of the Merger Agreement, the Option Agreement and the consummation of the transactions contemplated thereby, including the preparation of the registration statement, as amended, under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-4 of Summit (No. 333-xxxx), and the prospectus of Summit included therein (the registration statement, together with the prospectus of Summit included therein, is referred to as the "Registration Statement").

       In so acting, I have made inquiries of certain of the officers and representatives of the Company and its subsidiaries with respect to various matters contained in the Merger Agreement, the Option Agreement and the Registration Statement, and have examined and relied upon originals, certified or photostatic or facsimile copies of the Merger Agreement, the Option Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of the public officials and of such directors, officers and representatives of the Company and its subsidiaries as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination I have assumed, without independent verification, the genuineness and authenticity of all signatures, the authenticity of all documents submitted to me as originals, the legal capacity of all natural persons and the conformity to original documents of documents submitted to me as certified or facsimile or photostatic copies and the authenticity of the originals of facsimile or photostatic copies. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Merger Agreement. I have also assumed, without independent verification, the due authorization, execution and delivery (other than due authorization, execution and delivery by the Company) of all documents, the due authorization, execution and delivery of which are prerequisites to the effectiveness of such documents, and that such documents constitute legal, valid and binding obligations of the parties thereto (other than the Company).

        Based on the foregoing and subject to the qualifications stated herein, I am of the opinion that:

       1. Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, as described in the Registration Statement.

       2. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction where the failure to be so qualified cannot be cured and such failure would have a material adverse effect on the Company and its subsidiaries taken as a whole.

       3. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

       4. The authorized capital stock of the Company consists of 6,000,000 shares of Preferred Stock, without par value, and 390,000,000 shares of Common Stock, par value $.80 per share, and, as of January 31, 1999 xxx,xxx,xxx shares of Summit Common Stock were issued and outstanding and 1,500,000 shares of Series R Preferred Stock were reserved for issuance pursuant to Summit's Shareholder Rights Plan. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, and non-assessable, with no personal liability attaching to the ownership thereof, except as the owners thereof may be liable by reason of their own conduct or acts or under general equity principles, and have not been issued in violation of any preemptive rights.

       5. Each of the bank subsidiaries of Summit has been duly incorporated and is validly existing as a bank in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, as described in the Registration Statement.

       6. Each of the bank subsidiaries of Summit is an insured depository institution under the Federal Deposit Insurance Act, as amended.

       7. All the issued and outstanding capital stock of each of the bank subsidiaries of Summit has been duly and validly issued and is fully paid and nonassessable and, to the best of my knowledge, the Company owns, directly or indirectly, all such capital stock, and other Equity Securities of each of Summit's bank subsidiaries. Such stock is owned free and clear of any perfected security interest and, to the best of my knowledge, any other security interest.

       8. The Company has the corporate power and authority to enter into the Merger Agreement and the Option Agreement and to carry out the transactions contemplated thereby; the Merger Agreement and the Option Agreement have been validly authorized, executed and delivered by the Company; the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and the Option Agreement have each been duly authorized by all necessary corporate action on the part of the Company and (assuming the due authorization, execution and delivery thereof by Prime) the Merger Agreement and the Option Agreement each constitute the valid and binding agreement of the Company. In the event Summit elects to effect the Merger as a merger pursuant to Section 1.01(a)(2), upon the due and valid approval of the Merger Agreement by the Board of Directors and sole shareholder of the Designated Summit Subsidiary and its execution and delivery, assuming due execution and delivery by each of the other parties hereto, the Merger Agreement will be a valid and binding agreement of the Designated Summit Subsidiary enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, merger, fraudulent transfer, moratorium or other laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally or institutions, the deposits of which are insured by the Federal Deposit Insurance Corporation, or the affiliates of such institutions.

       9. The execution and delivery of the Merger Agreement and the Option Agreement and the performance thereof by the Company and the consummation of the Merger did not and will not violate, fail to comply with, conflict with, give rise to rights under, result in the breach of, or constitute a default under, give rise to a claim or right of termination, cancellation, revocation of or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any rights, permits, licenses, assets or properties material to the Company and its subsidiaries, taken as a whole, or upon any of the capital stock of the Company or constitute an event that could, with the lapse of time, action or inaction by the Company or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of: (a) the Restated Certificate of Incorporation, By-Laws or Shareholder Rights Plan of the Company
(b) any Federal law of the United States of America or any law of the State of New Jersey or the Commonwealth of Pennsylvania, (c) to the best of my knowledge, any rule, ruling, determination, ordinance or regulation of or agreement with any governmental or regulatory authority, (d) to the best of my knowledge, any judgment, order, writ, award, injunction or decree of any court or governmental authority issued in any proceeding to which the Company is a party or by which the Company or any of their assets or properties are bound or committed, or (e) to the best of my knowledge, any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement or other instrument to which the Company is a party or by which either of them or any of their assets or properties are bound or committed, other than any such violations, conflicts, breaches, defaults or accelerations the consequences of which do not or will not, in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or enable any person to enjoin the transactions contemplated by the Merger Agreement or the Option Agreement. No consent, approval, waiver, license or authorization or other action by or filing with any Federal or New Jersey or Pennsylvania governmental authority is required in connection with the execution and delivery by the Company of the Merger Agreement or Option Agreement or the consummation by the Company of the transactions contemplated thereby, including the Merger, except for (i) the filing of an appropriate Certificate of Merger as provided by the Merger Agreement, (ii) such filings and other actions as may be required by Federal or state securities laws and the rules and regulations thereunder, and
(iii) those already obtained.

       10. The Summit Common Stock to be issued pursuant to the Merger Agreement has been duly authorized for issuance pursuant to the Merger Agreement and, when issued and delivered by the Company pursuant to the Merger Agreement, will be validly issued, fully paid and nonassessable. The issuance of the Summit Common Stock under the Merger Agreement is not subject to any preemptive rights under the Company's Restated Certificate of Incorporation or By-Laws or, to the best of my knowledge, any agreement by which the Company is bound.

       11. The Registration Statement is effective under the Securities Act and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Securities and Exchange Commission.

       12. The Registration Statement (except for the financial statements and the notes thereto, the financial statement schedules and the other financial, statistical and accounting data included, incorporated by reference or deemed incorporated by reference in the Registration Statement, as to which I express no opinion) but only insofar as the Company and its business and the Merger Agreement, the Option Agreement and the transactions contemplated thereby, including the Merger, are described therein, comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder. The documents filed by Summit with the Securities and Exchange Commission (the "Commission") and incorporated by reference in the Registration Statement pursuant to Part I.B. of Form S-4 under the Securities Act (except for the financial statements and the notes thereto and the financial statement schedules and other financial, statistical and accounting data included, incorporated by reference or deemed incorporated by reference, as to which I express no opinion) when filed with the Commission complied as to form in all material respects with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

       I or members of my staff have participated in conferences with officers and other representatives of the Company and Prime, representatives of the independent public accountants for the Company and Prime and counsel for Prime, at which conferences the contents of the Registration Statement and related matters were discussed, and, although I have not independently verified and am not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, no facts have come to my attention (either directly or indirectly after inquiries directed to members of my staff) that lead me to believe that the Registration Statement, on the effective date thereof contained, or on the date hereof contains, insofar as the Company and its business and the Merger Agreement, the Option Agreement and the transactions contemplated thereby, including the Merger, are described therein, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that I express no view with respect to the financial statements and related notes, the financial statement schedules and the other financial, statistical and accounting data included, incorporated by reference or deemed incorporated by reference in the Registration Statement).

       Please be advised that, where any statement is stated herein as being "to the best of my knowledge," the statement refers to my actual knowledge (or knowledge based upon the above-referenced certificates) and my conscious awareness of facts or other information. I have not independently verified the accuracy of such statement but intend to advise you that in the course of my duties as Executive Vice President, General Counsel and Secretary of the Company and, in particular, my participation in the preparation, authorization, execution and delivery of the Merger Agreement and the Option Agreement and in the preparation (together with members of my staff) of the Registration Statement, nothing has come to my attention (with respect to the Registration Statement, either directly or indirectly after inquiries directed to my staff) that leads me to believe, and I do not believe, that the matter is other than as stated herein. In addition, please be advised that my opinion with respect to the valid and binding nature of the Merger Agreement and the Option Agreement is subject to applicable bankruptcy, insolvency, merger, moratorium, fraudulent conveyance, fraudulent transfer and other laws presently or hereafter in effect affecting the enforcement of creditors' rights and remedies generally or institutions the deposits of which are insured by the Federal Deposit Insurance Corporation, and the affiliates of such institutions, and by equitable principles limiting the right to obtain specific performance or other similar equitable relief (regardless of whether such enforceability is considered in a proceeding in equity or at law), the discretion of a court in ordering specific performance or other equitable remedies, and to general principles of equity (regardless of whether questioned in a proceeding at law or in equity).

       The opinions herein are limited to the Federal laws of the United States and the corporate and banking laws of the State of New Jersey and the Commonwealth of Pennsylvania, and I express no opinion as to the effect on any matter covered by this opinion of the laws of any other jurisdiction.

       This opinion is not to be quoted or otherwise referred to in any documents or filed with any governmental agency, entity or person or relied upon by any agency, entity or person other than the addressee, without my prior written consent.


                                  Very truly yours,

                                                                     EXHIBIT G-1

                              PARTICIPATION LETTER


James J. Lynch

Re:      Executive Severance Plan and Termination Agreement

Dear Mr. Lynch:

         On October 15, 1997, the Board of Directors of Summit Bancorp. (the "Company") amended and restated the Summit Bancorp. Executive Severance Plan (as amended, the "Plan"). A copy of the Plan, reflecting all amendments, is attached hereto and made a part hereof as if fully set forth in this letter. Unless the context otherwise requires or unless otherwise defined in this letter, capitalized terms used in this letter have the meanings assigned to them in the Plan.

         The Committee, as a matter of separate inducement and not in lieu of any salary or other compensation for services, has selected you to participate in the Plan, subject to the terms and conditions of the Plan and this letter. This letter constitutes your Participation Letter under the Plan.

         Your participation in the Plan commences as of the effective date and time of the merger of Prime Bancorp, Inc. into Summit Bancorp ("Effective Time"). You cease to be a Participant in the Plan upon the earliest to occur of
(i) October 15, 2002 (the "Expiration Date"), (ii) the Date of Termination,  and
(iii) your Retirement. The Expiration Date will be automatically extended for an additional year (each such anniversary being the new Expiration Date) unless at least 90 calendar days prior to the then Expiration Date, the Company notifies you that the then Expiration Date will not be extended (it being understood that the automatic extension operates in successive years so long as no notice is given).

         The payments and benefits to which you as a Participant in the Plan may become entitled will be determined under the Plan. It is an express condition to your entitlement to the payments of amounts and the provision of benefits provided for by paragraph 5(a) of the Plan that the Company receive on the Date of Termination a Release, Covenant Not to Sue, Non-Disclosure and Non-Solicitation Agreement executed by you, or your legal representative (in the event of your death or Disability) in the form set forth in Exhibit A to the Plan, and that such Agreement be effective.

         The following special provisions ("Letter Amendments") supplement, amend and supersede the provisions of the Plan, as applied to you:

         A. At the Effective Time, your titles shall be as Chairman of the Board and Chief Executive Officer of Summit Bank (PA) and Senior Executive

         Vice President of Summit Bancorp. Your duties shall be those as assigned to you from time to time by the Boards of Directors of the Company and Summit Bank (PA) and the Chairman of the Board and President of the Company and as are appropriate to the position of Chairman of the Board and Chief Executive Officer of a bank subsidiary of a publicly held bank holding company. Your base salary shall be not less than $345,000, and your annual cash bonus shall be not less than $120,750. Your Welfare Plans and perquisites shall be the welfare plans and perquisites provided to you by Prime Bancorp, Inc. as of the Effective Time until the sooner of the integration of the welfare plans and benefits of Prime Bancorp, Inc. with those of the Company or one year from the Effective Time, after which they shall be the Welfare Plans and perquisites provided to a Senior Executive Vice President of the Company.

         B. During the period from the Effective Time until the end of the Window Month, as defined below, Section 6(d) of the Plan is amended to delete the word "or" at the end of subparagraph 6(d)(vii), to delete the period at the end of subparagraph 6(d)(vii) and insert "; or" in its place, and to add the following subparagraph 6(d)(viii):

                  (viii) A termination of employment by the Participant for any reason other than Disability or Retirement on or after Participant's Normal Retirement Date during the calendar month which is the nineteenth full calendar month following the Effective Date (such calendar month being referred to herein as the "Window Month").

         This Paragraph B of this Participation Letter shall be null and void and of no effect commencing at the end of the Window Month.

         C. During the period from the Effective Time until the end of the Window Month, subparagraph 5(a)(v) of the Plan shall be null and void and subparagraph 5(a)(i) shall be revised to read as follows:

                    (i) receive, promptly following the effective date of the Release Agreement, a lump sum cash amount equal to 2.99 times Participant's Base Salary and Bonus Amount, provided, however, that in the event that any of the lump sum cash amount and all other payments and benefits received or to be received by the Participant from the Company or any affiliate or under any plan, arrangement or agreement of or maintained by the Company or any affiliate, in the opinion of independent tax counsel to the Company, would be subject to the excise tax (the "Excise Tax") imposed by Section 4999 of the Code (as hereafter defined), then the lump sum cash amount shall be reduced to the largest amount as will result in none of such payments and benefits being subject to the Excise Tax. The determination of any reduction in the lump sum cash amount shall be made by independent tax counsel to the Company in consultation with the independent certified public accountants of the Company.

         This Paragraph C of this Participation Letter shall be null and void and of no effect commencing at the end of the Window Month, and the original subparagraphs 5(a)(i) and 5(a)(v) shall be reinstated.

         D.  Subparagraph  6(d)(iii)  is  amended  by  replacing  the words "301
         Carnegie Center, West Windsor Township, New Jersey" with "7411 Valley Green Road, Fort Washington, Pennsylvania."

         E. Paragraph 3a of the Release, Covenant Not to Sue, Non-Disclosure and Non-Solicitation Agreement, which is Exhibit A to the Plan and Exhibit A to the Termination Agreement between the Company and you which is also effective as of the Effective Time, shall be null and void and paragraph 3a of Exhibit A to both documents shall read as follows:

          a. Non-Competition with SUB. The parties recognize that Executive is an important officer of SUB, that his reputation and business and personal relationships are of significant benefit to SUB, and a consideration in the price paid to acquire the bank holding company of which Executive was Chief Executive Officer, and that he has access to information about SUB's plans and projections as well as other confidential information. The parties further agree that SUB is in direct competition with certain banks and bank holding companies and thrift institutions and their affiliates and the Executive agrees that, for a period of two (2) years from the date hereof, he will not accept employment or serve in any capacity with any bank, savings bank or savings and loan association the deposits or accounts or shares of which are insured by the Federal Deposit Insurance Corporation or credit union the deposits or accounts or shares of which are insured by the National Credit Union Administration or any holding company for such bank, savings bank, savings and loan association or credit union or other entity controlling, controlled by or under common control with such financial institution at a principal place of employment within 25 miles of any office of SUB or any entity controlling, controlled by or under common control with SUB open to the public at the time of this Agreement.

         For purposes of this letter and the Plan, notices and all communications provided for in this letter or the Plan shall be in writing and shall be treated as having been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows: (i) if to you, your address indicated on the first page of this letter;
(ii) if to the Company or the Subsidiary, Summit Bancorp., 301 Carnegie Center, P.O. Box 2066, Princeton, New Jersey 08543-2066, Attention: Corporate Secretary; or (iii) to such other address as either party may have furnished to the other in writing in accordance with this paragraph, except that notices of change of address shall be effective only upon receipt.

         All questions pertaining to the construction, regulation, validity and effect of the provisions hereof will be determined in accordance with the law of the State of New Jersey regardless of the law that might otherwise govern under applicable New Jersey principles of conflict of laws.

         Your participation in the Plan is conditioned on your acknowledgment of the terms of this letter. You also agree that this letter and your participation in the Plan supersedes all prior participation letters and understandings relating to severance benefits payable by the Company or the Subsidiary under severance plans of the Company and its Subsidiaries, and all such prior letters and understandings shall be null and void except for your Termination Agreement, dated as of the date of merger of Prime Bancorp, Inc. into Summit Bancorp. You agree that this letter and your participation in the Plan supersedes your

Employment Agreement with Prime Bancorp, Inc. dated December __, 1995 other than the terms of such agreement relating to your stock options, and any other agreements and understandings relating to employment contracts with or severance benefits payable by Prime Bancorp, Inc. or Prime Bank and that such Employment Agreement, except as aforesaid, and any other such agreements and understandings shall be null and void. Please sign the enclosed copy of this letter and deliver it to the Company in order to evidence such acknowledgment and agreement.

                                          Sincerely,

                                          SUMMIT BANCORP.


                                          By: _________________________
                                          Richard F. Ober, Jr., Secretary

Acknowledged and Agreed:

_____________________________________
James J. Lynch


Dated:_______________________________

                                 SUMMIT BANCORP.
                            EXECUTIVE SEVERANCE PLAN

                      (as Amended through October 15, 1997)

1.       PURPOSES

         The purposes of the Summit Bancorp. Executive Severance Plan (the "Plan") are (a) to enhance executive morale, (b) to enhance the ability of Summit Bancorp. (formerly known as UJB Financial Corp. and United Jersey Banks) (the "Company") to retain existing management and, if needed, to attract new executives, (c) to reward eligible executives for their valuable, dedicated service to the Company or one or more of its subsidiary corporations (each, a "Subsidiary") with reasonable compensation in the event of their termination of employment with the Company or a Subsidiary, and (d) by providing generally applicable terms of severance, to avoid the legal expense and reduce management time associated with terminations.

2.       EFFECTIVE DATE

         This amendment and restatement of the Plan is effective as of October 15, 1997 and will determine the eligibility for benefits of all executives who are selected to participate in the Plan (the "Participants") and who are terminated on or after such date.

3.       ADMINISTRATION

         The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), consisting of three or more directors having full authority to act in the matter, all of whom are Disinterested Persons. For purposes of this section, a Disinterested Person shall mean a person who, at the time action is taken, and within the one
(1) year period prior thereto, is not, and has not been, an employee of the Company.

         The Committee shall have the power to interpret and construe the Plan and other powers and duties as set forth in the Plan, and any such interpretation and construction of any provisions of this Plan shall be final. The Committee shall report any actions taken to the Board at the next meeting of the Board following such Committee action.

4.       PARTICIPATION

         The Committee shall from time to time select the Participants from among those key executives who are determined by the Committee to be rewarded for their valuable, dedicated service to the Company or a Subsidiary. The Company shall provide each Participant with a letter (a "Participation Letter") evidencing the Participant's participation in the Plan and setting forth the payments and benefits to which the Participant may become entitled and containing such other terms, provisions and conditions not inconsistent with the Plan, including but not limited to provisions for the extension or renewal of such agreement, as shall be determined by the Committee.

         Without limiting the foregoing, it is an express condition to a Participant's entitlement to the payments of amounts and the provision of benefits provided for by paragraph 5(a) hereof that the Company receive on the Date of Termination (as hereinafter defined) a Release, Covenant Not to Sue, Non-Disclosure and Non-Solicitation Agreement executed by the Participant, or the Participant's legal representative, in the event of the death or Disability of the Participant, in the form set forth in Exhibit A to this Plan ("Release Agreement"), and that such Release Agreement be effective. The Participation Letter shall clearly set forth this requirement and provide that a Participant's participation is also conditioned on the Participant's acknowledgment of the terms of the Participation Letter by delivery to the Company of a counterpart thereof signed by the Participant to evidence such acknowledgment.

         Any purported termination of employment by the Company or a Subsidiary or by the Participant shall be communicated by written Notice of Termination to the other party. For purposes of this Plan, a "Notice of Termination" shall mean a notice given by a Participant or the Company or a Subsidiary, as the case may be, which shall indicate the specific provision of this Plan applicable to such termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for determination of any payments under this Plan. A Participant shall not be entitled to give a Notice of Termination that the Participant is terminating the Participant's employment with the Company or a Subsidiary for Good Reason (as hereinafter defined) more than six (6) months following the occurrence of the event alleged to constitute Good Reason.

         A Participant shall cease to be a Participant in the Plan upon the earliest to occur of the Date of Termination (as hereinafter defined), the Participant's Retirement (as hereinafter defined) and the date set forth in the Participation Letter as provided therein.

         For purposes of this Plan, except as provided below, the "Date of Termination" shall mean the date specified in a Notice of Termination, which shall be not more than ninety (90) days after such Notice of Termination is given. The Date of Termination of a proposed Termination for Disability (as hereafter defined), shall be at least thirty (30) days after the giving of the Notice of Termination.

         If, within thirty (30) days after any Notice of Termination is given, the party who receives such Notice of Termination notifies the other party that a Dispute (as hereinafter defined) exists, the Date of Termination shall be the date on which the Dispute is finally determined, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided that the Date of Termination shall be extended by a notice of Dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such Dispute with reasonable diligence and provided further that pending the resolution of any such Dispute, the Company or a Subsidiary shall continue to pay the Participant the same Base Salary (as hereinafter defined) and to provide the Participant with the same or substantially comparable employee benefits and perquisites, including participation in the Company's or a Subsidiary's retirement plans and Savings Incentive Plan (but excluding the Incentive Bonus Plan (cash bonus plan), Incentive Stock and Option Plans, and other plans not available to employees generally), that the Participant was paid and provided in the twelve
(12) months immediately prior to the giving of the Notice of Termination. For purposes of this Plan, a Dispute shall mean (i) in the case of termination of employment of a Participant with the Company or a Subsidiary by the Company or a Subsidiary for Disability or Cause (as hereinafter defined), that the Participant challenges the existence of Disability or Cause and (ii) in the case of termination of employment of a Participant with the Company or a Subsidiary by the Participant for Good Reason, that the Company or such Subsidiary challenges the existence of Good Reason.

         Should it ultimately be determined that a challenged termination by the Company or a Subsidiary by reason of the Participant's Disability or for Cause was justified, or that a challenged termination by the Participant for Good Reason was not justified, then (1) the Participant shall promptly pay to the Company or a Subsidiary (as the case may be) an amount equal to all sums paid by the Company or a Subsidiary to the Participant from the date of termination specified in the Notice of Termination until final resolution of the Dispute pursuant hereto, with interest at the base rate charged from time to time by Summit Bank, New Jersey, and (2) to the extent permitted by law, no service as an employee shall be credited to the Participant for such period for pension purposes. The Participant shall not be obligated to repay to the Company or a Subsidiary the cost of providing the Participant with employee benefits and perquisites for such period (which cost for purposes of health plans means the applicable premium under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended) unless the final judgment, order or decree of a court resolving the Dispute determines that the Participant acted in bad faith in giving a notice of Dispute.

         Should it be ultimately determined that a challenged termination by the Company or a Subsidiary by reason of the Participant's Disability or for Cause was not justified, or that a challenged termination by the Participant for Good Reason was justified, then the Participant shall be entitled to retain all sums paid to the Participant pending resolution of the Dispute and shall be entitled to receive, in addition, the payments and other benefits provided for in paragraph 5 hereof.

5.       PAYMENTS AND BENEFITS UPON TERMINATION OF EMPLOYMENT

     (a) In the event of a termination of employment of a Participant with the Company or a Subsidiary, other than a termination of employment which is (i) due to the Participant's death or Retirement; or (ii) by the Company or a Subsidiary by reason of the Participant's Disability or for Cause; or (iii) by the Participant other than for Good Reason, the Participant shall be entitled, subject to compliance with paragraph 7 hereof, as compensation for services rendered (subject to any applicable payroll or other taxes required to be withheld), until the expiration of the applicable period set forth below; to:

          (i) receive, promptly following the effective date of the Release Agreement, a lump sum cash amount equal to two (2) times the Participant's Base Salary;

          (ii) receive, promptly following the effective date of the Release Agreement, but only if the Participant participates in the Savings Investment Plan (i.e., a 401(k) plan) immediately preceding the Date of Termination, a lump sum cash amount equal to the aggregate amount of matching contributions that the Company or a Subsidiary would have been required to contribute under such plan for the account of the Participant, assuming the Participant had contributed the maximum amount allowable by law to such plan during a period of twenty-four (24) months after the Date of Termination.

          (iii)(A) remain an active participant in all Welfare Plans (as used herein, "Welfare Plans" shall mean the medical, dental, vision, life, dependent life, personal accident, employee banking services, and educational matching gift plans of the Company or a Subsidiary in which the Participant was participating at the Date of Termination, and shall not include disability, tuition reimbursement, medical and dependent care spending plans, and business travel accident plans) with the Participant's Base Salary used as the basis for determining the level of benefits, for a period of twenty-four (24) months after the Date of Termination or until the Participant's Normal Retirement Date (as hereinafter defined), if earlier; provided, however, that if employee contributions are generally required by any such plan the Participant pays to the Company or Subsidiary an amount equal to the required contribution, if any, which such plans provide are to be made by employees of status and seniority comparable to the status and seniority of the Participant at the Date of Termination, which amounts shall be paid by the Participant at the time or times required by such plans for employee contributions, and further provided, that the benefits provided shall be reduced by any benefits provided under post-retirement benefit programs (such as retiree life insurance) of the Company or a Subsidiary. In the event applicable law or the terms of any such Welfare Plan do not permit continued participation by the Participant, then the Company or a Subsidiary will arrange to provide the Participant with benefits substantially similar to and no less favorable than the benefits the Participant was entitled to receive under such Welfare Plan immediately prior to the giving of the Notice of Termination for a period terminating twenty-four (24) months after the Date of Termination; provided, however, that if employee contributions are generally required by any such plan the Participant pays to the Company or Subsidiary an amount equal to the required contribution, if any, which such plans provide are to be made by employees of status and seniority comparable to the status and seniority of the Participant at the Date of Termination, which amounts shall be paid by the Participant at the time or times required by such plans for employee contributions.

               (B) In lieu of continued participation in the Company or a Subsidiary's disability plans, in the event that the Participant becomes disabled during the period of participation in Welfare Plans provided for herein, as determined by approval for disability benefits under the federal Social Security program, the Company or Subsidiary shall make direct payments to the Participant commencing upon termination of participation in the Welfare Plans hereunder and under any Termination Agreement and during the continuation of such disability, as determined under the federal Social Security program of the amounts and for the periods the Participant would have received benefits under the Company or Subsidiary's long-term disability plan (after taking into account any offsets to income under such plan) as if the Participant had qualified for long-term disability payments under the Company or Subsidiary's long-term disability plan immediately prior to the Date of Termination.

               (C) If any benefits provided hereunder are provided outside of a Welfare Plan and would have been tax-exempt or tax-favored to the Participant if provided under a Welfare Plan, the Company or Subsidiary shall make additional payments to the Participant in reimbursement of taxes in order to put the Participant in the same after tax position as if the benefits had been provided under a Welfare Plan.

               (D) In the event the Participant becomes employed with another employer and becomes eligible to receive welfare benefits under plans provided by such employer, the welfare benefits provided hereunder shall be secondary to those provided under such other plans.

               (E) After the Date of Termination the Participant may also participate in those post-retirement benefit programs under which the Participant meets the qualifications, which qualifications may include contributions by the Participant and appropriate elections at the Date of Termination;

          (iv) receive, promptly following the effective date of the Release Agreement, any awards previously made to the Participant under the Company's Incentive Bonus Plan or comparable plan, or any successor plan, for any year of employment prior to the year which includes the Date of Termination, payment of which had not been made prior to the Date of Termination, and any accrued vacation or other paid time off;

          (v) receive, promptly following the effective date of the Release Agreement, a lump sum cash amount equal to two (2) times the Participant's Bonus Amount (as hereinafter defined);

          (vi) receive "Special Retirement Benefits" as provided herein, so that the total retirement benefits the Participant receives from the Company will approximate the total retirement benefits the Participant would have received under all defined benefit retirement plans (which may include non-qualified, supplemental and excess benefits retirement plans but shall not include severance plans) and other employment contracts of the Company and its Subsidiaries in which the Participant participates were the Participant fully vested under such retirement plans and entitled to all benefits payable under such other employment contracts and had the Participant continued in the employ of the Company or a Subsidiary for twenty-four (24) months following the

               Date of Termination or until the Participant's Normal Retirement Date, if earlier. The benefits specified in this subparagraph will include all ancillary benefits, such as early retirement and survivor rights. The amount payable to the Participant or the Participant's beneficiaries under this subparagraph shall equal the excess of (1) the retirement benefits that would be paid to the Participant or the Participant's beneficiaries, under all retirement plans and other employment contracts of the Company and its Subsidiaries in which the Participant participates if (A) the Participant were fully vested under such plans and entitled to all benefits payable under such other employment contracts,
               (B) the twenty-four (24) month period (or the period until the Participant's Normal Retirement Date, if less) following the Date of Termination were added to the Participant's credited service under such plans and contracts, (C) the terms of such plans and the policies and procedures by which such plans were administered were those most favorable to the Participant which were in effect at any time during the period commencing twelve (12) months prior to the Change of Control and ending on the date of Notice of Termination, and (D) the Participant's highest average annual base salary as defined under such retirement plans and other employment contracts and any cash bonus which under the terms of such plan or contract is used to calculate benefits thereunder were calculated as if the Participant had been employed by the Company or a Subsidiary for a twenty-four (24) month period (or the period until the Participant's Normal Retirement Date, if earlier) following the Date of Termination and had the Participant's salary and cash bonus during such period been equal to the Participant's Base Salary and Bonus Amount; over (2) the retirement benefits that are payable to the Participant or the Participant's beneficiaries under all retirement plans and other employment contracts of the Company and its Subsidiary in which the Participant participates. These Special Retirement Benefits are provided on an unfunded basis, are not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be payable solely from the general assets of the Company. These Special Retirement Benefits shall be payable at the times and in the manner provided in the applicable retirement plans and other employment contracts to which they relate, or at the election of the Participant they shall be paid in a lump sum actuarial equivalent utilizing the actuarial assumptions of the defined benefit pension plan applicable to the Participant;

          (vii)continued provision of perquisites, such as tax preparation services, use of any automobile and club memberships provided by the Company or a Subsidiary, in all cases for a period of twelve
               (12) months following the Date of Termination, provided that any personal expenses incurred by the Participant in connection with such club memberships shall be paid by the Participant. Club dues shall not be considered a personal expense. The Participant may elect to have any or all of such club memberships transferred to the Participant during or upon the expiration of such twelve (12) month period, and the Company or such Subsidiary shall assign and transfer to the Participant without charge the rights to any amounts which would be recoverable upon the termination of all such club memberships which the Participant has elected to be transferred to the Participant, such as a bond or shares; and

         (viii)senior  executive  level  outplacement   services,   at  least
               comparable to what is being provided to senior executives on the date hereof, for a period of up to two years.

Notwithstanding the foregoing, if the Participant's Date of Termination is within two (2) years of the normal retirement date provided in the Company's or Subsidiary's defined benefit retirement plan applicable to the Participant ( the "Normal Retirement Date"), the sums provided for in subparagraphs 5(a)(i), (ii), and (v) shall be multiplied by a fraction ("Adjustment Fraction"), the numerator of which is equal to the number of full months from the Date of Termination to the Normal Retirement Date, and the denominator of which is equal to 24.

(b) In the event of termination of employment of a Participant with the Company or a Subsidiary due to the Participant's death, Retirement or Disability, the Participant shall be entitled to a cash bonus for the portion of the fiscal year in which death, Retirement or Disability occurs equal to a pro rata (determined by dividing the number of days elapsed in such fiscal year to such Death, Retirement or Disability by 365 or 366, as applicable) portion of the Bonus Amount, and such death, retirement or disability benefits, as the case may be, as are provided in the Company's or a Subsidiary's plans covering such Participant on such events and the Company or a Subsidiary shall have no further obligation to the Participant under this Plan.

(c) In the event of termination of employment of a Participant with the Company or a Subsidiary by the Company or a Subsidiary for Cause or by the Participant other than for Good Reason, the Participant shall be entitled (subject to any applicable payroll or other taxes required to be withheld), to receive the Participant's Base Salary through the Date of Termination and the Company or a Subsidiary shall have no further obligation to the Participant under this Plan. This paragraph 5(c) shall not apply to a termination of employment by reason of Death, Retirement or Disability.

6.       DEFINITIONS

         For purposes of the Plan:

(a)  Base  Salary  shall  mean  the  amount   determined  by  multiplying  the
Participant's highest semi-monthly or other periodic rate of base pay paid to the Participant during the twelve-month period immediately prior to the giving of the Notice of Termination by the number of pay periods per year. The following items are not part of base pay, as used herein: reimbursed expenses, any amount paid on account of overtime or holiday work, payments on account of insurance premiums or other contributions made to other welfare or benefit plans, and any year-end or other bonuses, commissions and gifts.

(b) Bonus Amount means the highest annual cash incentive bonus earned by the Participant from the Company or a Subsidiary during the last three (3) completed fiscal years of the Company immediately preceding the Participant's Date of Termination (annualized in the event the Participant was not employed by the Company or a Subsidiary for the whole of any such fiscal year).

(c)    Cause shall mean:

          (i) the willful commission by the Participant of an illegal act or other act of willful misconduct that causes or will probably cause substantial economic damage to the Company or a Subsidiary or substantial injury to the business reputation of the Company or a Subsidiary;

          (ii) the commission by the Participant of an act of fraud in the performance of such Participant's duties on behalf of the Company or a Subsidiary;

          (iii)the continuing willful failure of the Participant to perform the duties of such Participant to the Company or a Subsidiary (other than any such failure resulting from the Participant's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by the Committee; or

          (iv) the final order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Participant's employment with the Company or a Subsidiary.

No act, or failure to act, on the Participant's part shall be considered "willful" unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interests of the Company or a Subsidiary.

     (d) Good Reason shall mean, excluding for this purpose an isolated insubstantial and inadvertent action or failure to act, which is not in bad faith and which is remedied by the Company or applicable Subsidiary promptly after receipt of notice thereof given by the Participant:

          (i) Without the Participant's express written consent, the assignment by the Company or a Subsidiary to the Participant of duties which are inconsistent with the Participant's then title and salary grade or a significant reduction in the Participant's authority and responsibility as a senior executive or the removal of the Participant from, or any failure to reappoint or reelect the Participant to, the title of Executive Vice President or above, except in connection with a termination of the Participant's employment by the Company or a Subsidiary for Cause (including during the pendency of any Dispute), during any period of incapacity due to physical or mental illness, or by reason of the Participant's death, Disability or Retirement;

          (ii) A reduction by the Company or a Subsidiary of the Participant's Base Salary, or the failure to grant increases in the Participant's Base Salary on a basis at least substantially comparable to those granted to other executives of the Company or a Subsidiary of comparable title, salary grade and performance ratings made in good faith;

          (iii)Requiring the Participant to be based anywhere other than an executive office of the Company or a Subsidiary located in New Jersey or Pennsylvania within sixty (60) geographic (not road) miles of 301 Carnegie Center, West Windsor Township, New Jersey, except for required travel on the Company's or a Subsidiary's business to an extent substantially consistent with the Participant's present business travel obligations, without the Participant's express written consent; or in the event of any relocation of the Participant with the Participant's express written consent, the failure by the Company or a Subsidiary to pay (or reimburse the Participant for) all reasonable moving expenses by the Participant relating to a change of principal residence in connection with such relocation and to indemnify the Participant against any loss realized in the sale of the Participant's principal residence in connection with any such change of residence, all to the effect that the Participant shall incur no loss on an after tax basis;

          (iv) The failure by the Company or a Subsidiary to continue to provide the Participant with substantially the same welfare benefits and perquisites, including participation on a comparable basis in the Company's or a Subsidiary's retirement plans, Incentive Bonus Plan (cash bonus plan), Savings Incentive Plan, Incentive Stock and Option Plans, and other plans in which executives of the Company or a Subsidiary of comparable title and salary grade participate, as are presently provided to the Participant, or with a package of welfare benefits and perquisites, that, though one or more of such benefits or perquisites may vary from those set forth above, is substantially comparable in all material respects to such welfare benefits and perquisites, taken as a whole; provided, however, that a reduction, amendment or elimination of any benefit, perquisite or plan shall not be Good Reason if applicable to all executives of comparable title, salary grade and performance ratings made in good faith;

          (v) The giving by the Company or applicable Subsidiary of a notice that participation by the Participant in the Company's Executive Severance Plan or the Participant's Termination Agreement would not be renewed;

          (vi) The filing by the Company of a petition for bankruptcy or similar insolvency of the Company or the filing by any other party of such a petition which is not dismissed within sixty (60) days; or

          (vii)Any failure by the Company or applicable Subsidiary to comply with any of the provisions of this Plan with respect to the Participant.

     (e) Disability shall mean the Participant's incapacity to perform Participant's duties with the Company or Subsidiary on a full-time basis for one hundred eighty (180) consecutive days due to physical or mental illness such that the Participant shall have become qualified to receive benefits under the Company's or a Subsidiary's long-term disability plans applicable to the Participant. Any question as to the existence of Disability upon which Participant and the Company or Subsidiary cannot agree shall be determined by a qualified independent physician selected by the Company or Subsidiary employing the Participant or its insurers and acceptable to the Participant or an adult member of the Participant's immediate family, which acceptance shall not be unreasonably withheld. Participant shall be obligated to submit to such medical examinations as may be necessary to determine whether Disability exists.

     (f) Retirement shall mean that the Participant shall have reached the Participant's Normal Retirement Date or that the Participant shall have taken early retirement (as defined in the Company's or Subsidiary's defined benefit retirement plan applicable to the Participant) and shall no longer be employed by the Company or a Subsidiary.

7.       RELEASE OF CLAIMS BY PARTICIPANT

         The payment of all amounts and provision of all benefits provided for by paragraph 5(a) shall be conditioned on the execution by the Participant and delivery to the Company or applicable Subsidiary of a Release Agreement and the effectiveness of such Release Agreement not later than twenty-one (21) calendar days after the Date of Termination.

8.       FINANCING

         All amounts due and benefits provided under the Plan shall constitute general obligations of the Company or Subsidiary employing the Participant in accordance with the terms of the Plan. A Participant shall have only an unsecured right to payment thereof out of the general assets of the Company or such Subsidiary. Notwithstanding the foregoing, the Company or such Subsidiary may, by agreement with one or more trustees to be selected by the Company or such Subsidiary, create a trust on such terms as the Company or such Subsidiary shall determine to make payments to Participants in accordance with the terms of the Plan.

9.       TERMINATION AND AMENDMENT OF THE PLAN

         The Board shall have the power at any time, in its discretion, to amend, in whole or in part, or terminate the Plan, except that no amendment or termination shall impair or abridge the obligations of the Company or a

Subsidiary or the rights of the Participants under any Participation Letters previously delivered pursuant to the Plan. Any amendment or termination of the Plan shall be adopted by the Board, by resolution of the Board at a regular meeting of the Board or special meeting called for such purpose or by unanimous written consent.

10.      BENEFIT OF PLAN

         The Plan shall be binding upon and shall inure to the benefit of the Participant, the Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, and the Company, its Subsidiaries and their respective Successors. The term "Successor" shall mean any person, firm, corporation or other business entity that, at any time, whether by merger, acquisition or otherwise, acquires all or substantially all of the stock, assets or business of the Company or a Subsidiary, as the case may be. If the Participant should die while any amounts would still be payable to the Participant hereunder if the Participant had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Participant's devisee, legatee or other designee or, if there be no such designee, to the Participant's estate.

11.      NON-ASSIGNABILITY

         Each Participant's rights under this Plan shall be non-transferable except by will or by the laws of descent and distribution and except insofar as applicable law may otherwise require. Subject to the foregoing, no right, benefit or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall, to the full extent permitted by law, be null, void and of no effect.

12.      EFFECT OF OTHER PLANS

         Except as provided in paragraph 5, (a) nothing in the Plan shall affect the level of benefits provided to or received by any Participant (or the Participant's estate or beneficiaries) as part of any employee benefit plan of the Company or a Subsidiary and (b) the Plan shall not be construed to affect in any way a Participant's rights and obligations under any other plan maintained by the Company or a Subsidiary on behalf of employees or any other contract between the Company or a Subsidiary and the Participant.

         The Participant shall not be required to mitigate the amount of any payment under the Plan by seeking employment or otherwise, and there shall be no right of setoff or counterclaim, in respect of any claim, debt or obligation, against any payments to the Participant, the Participant's dependents, beneficiaries or estate provided for in the Plan.

13.      TERMINATION OF EMPLOYMENT

         Nothing in the Plan shall be deemed to entitle a Participant to continued employment with the Company or a Subsidiary, and the rights of the Company or a Subsidiary to terminate the employment of a Participant in any lawful manner shall continue as fully as though this Plan were not in effect.

14.      SEVERABILITY

         In the event that any provision or portion of the Plan shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of the Plan shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

15.      LEGAL COSTS

         The Company or a Subsidiary shall pay promptly as incurred the Participant's reasonable attorney's fees and expenses incurred in good faith by the Participant as a result of any dispute (regardless of the outcome thereof) with the Company or a Subsidiary or any other party regarding the validity or enforceability of, or liability under, any provision of this Plan or the act of any party thereunder or any guarantee of performance thereof and pay prejudgment interest on any delayed payment to the Participant calculated at the Summit Bank, New Jersey base rate of interest in effect from time to time from the date that payment should have been made under the Plan; provided, however, that the Participant shall not have been found by the court to have acted in bad faith. Any finding of bad faith must be final with the time to appeal therefrom having expired and no appeal having been perfected.

16.      GOVERNING LAW

         All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of New Jersey.

17.      OTHER IMPORTANT INFORMATION

1.      Plan Sponsor:

                  Summit Bancorp.

                  301 Carnegie Center
                  P.O. Box 2066
                  Princeton, New Jersey 08543-2066

                  Telephone No.:  609-987-3200
                  EIN:  22-1903313
                  (Plan I.D. #506)

2.      Plan Administrator and Agent for Service of Legal Process:

                  Compensation Committee

                  The Compensation Committee is appointed by the Board of Directors of Summit Bancorp.

                  Agent for Service of Legal Process:

                  General Counsel
                  Summit Bancorp.
                  301 Carnegie Center
                  P.O. Box 2066
                  Princeton, New Jersey 08543-2066

3.      Type of Plan - Executive Severance Plan

4.      Type of Administration - Employer administered

5.      Plan Trustee:  Not Applicable

6.      Plan Year

        The Plan year is January 1-December 31

7.      ERISA Rights

                  As a Participant in the Plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan Participants shall be entitled to:

                  Examine, without charge, at the Plan Administrator's office and at other locations, all Plan documents, including insurance contracts and copies of all documents filed by the Plan with the U.S. Department of Labor, such as annual reports and plan descriptions.

                  Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies.

                  In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called "fiduciaries", have a legal duty to do so prudently and in the interest of you and the other Plan Participants and beneficiaries.

                  No one, including your employer or any other person, may discriminate against you in any way to prevent you from obtaining a severance benefit or exercising your rights under ERISA.

                  If your claim for a severance benefit is denied in whole or part you must receive a written explanation of the reason for the denial. You have the right to have the Plan Administrator review and reconsider your claim.

                  Under ERISA, there are steps you can take to enforce the above rights:

                  For instance, if you request materials from the Plan Administrator and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.

                  If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

                  If it should happen that plan fiduciaries misuse the plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in federal court.

                  The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

                  If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest area office of the U.S. Labor-Management Services Administration, Department of Labor.

                                                                       EXHIBIT A


                          RELEASE, COVENANT NOT TO SUE,
                       NON-DISCLOSURE AND NON-SOLICITATION
                                    AGREEMENT


         This RELEASE, COVENANT NOT TO SUE, NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT (the "AGREEMENT") dated as of_________ among (1) ______________("Executive"), and (2) Summit Bancorp. and all parent and subsidiary corporations, partnerships and other entities and affiliates controlled by, controlling or under common control with Summit Bancorp. (together with any predecessor and successor entities hereinafter being collectively referred to as "SUB") sets forth the agreements of the parties hereto with regard to the matters set forth herein:

18. Background. Executive is an Executive of SUB and a party to a Participation Agreement last amended by a Participation Letter dated ______________ pursuant to which Executive participates in SUB's Executive Severance Plan and a Termination Agreement last amended by a Participation Letter dated ________________ (the Plan and these Agreements together being collectively referred to as the "Contracts"). Any capitalized terms used but not defined herein shall have the meaning set forth in the applicable Contract.

          a. Change of Control [has/has NOT] occurred [on (date)]. If a Change of Control has NOT occurred, Executive is not entitled to any benefits under the Termination Agreement.

          b. Executive's employment with SUB will or has terminated on ______________, which shall be the Date of Termination for purposes of the Contracts, notwithstanding any failure to adhere to the provisions for giving a Notice of Termination and the method of determining the Date of Termination set forth in the Contracts, any such failures being hereby waived by the parties.

          c. This termination shall constitute a termination "[for cause/ disability /retirement /other than for cause /by mutual agreement]" for purposes of any stock options and restricted stock which Executive holds, and the Termination Date shall be the termination date for the purposes of such options. Attached hereto as Appendix A is a list of all outstanding SUB options held by Executive on the date hereof.

19. Payment. Executive shall receive within two business days following the EFFECTIVE DATE (as defined in paragraph 7 hereof) $_____________, the gross amount due to Executive under the Contracts, which shall be paid to Executive as $_________________ by check or deposit in Executive's bank account, with the balance withheld in respect of federal, state and local taxes and benefits contributions, which Executive acknowledges represents all amounts currently due Executive under the Contracts. Executive acknowledges and agrees that Executive is not entitled to any severance payments under any other severance program of SUB, the Contracts being intended to substitute for any such other severance program. SUB continues to be obligated to provide certain welfare and pension benefits and perquisites, as more fully set forth in the Contracts.

20. Restrictive Covenants. In consideration of the payments to Executive as specified in paragraph 2 above, Executive agrees as follows:

          a. Non-Competition with SUB. The parties recognize that Executive is an important officer of SUB, that his reputation and business and personal relationships are of significant benefit to SUB, and a consideration in the price paid to acquire the bank holding company of which Executive was Chief Executive Officer, and that he has access to information about SUB's plans and projections as well as other confidential information. The parties further agree that SUB is in direct competition with certain banks and bank holding companies and thrift institutions and their affiliates and the Executive agrees that, for a period of two (2) years from the date hereof, he will not accept employment or serve in any capacity with any bank, savings bank or savings and loan association the deposits or accounts or shares of which are insured by the Federal Deposit Insurance Corporation or credit union the deposits or accounts or shares of which are insured by the National Credit Union Administration or any holding company for such bank, savings bank, savings and loan association or credit union or other entity controlling, controlled by or under common control with such financial institution at a principal place of employment within 25 miles of any office of SUB or any entity controlling, controlled by or under common control with SUB open to the public at the time of this Agreement.

          b. Non-Solicitation of SUB Employees. For a period of five (5) years from the date hereof, Executive will not solicit or induce any person who is an employee of SUB or was such at any time within three months prior to the date hereof to become employed by any other person, firm or corporation or approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by other persons, without the prior written consent of SUB.

          c. Non-Disclosure of Proprietary Information. Executive acknowledges that during the course of Executive's employment with SUB Executive received, obtained or became aware of or had access to proprietary information, lists and records of customers and trade secrets which are the property of SUB and which are not known by competitors or generally by the public ("Proprietary Information") and recognizes such Proprietary Information to be valuable and unique assets of SUB. For purposes of this subparagraph: (i) Proprietary Information is deemed to include, without limitation, (A) marketing materials, marketing manuals, policy manuals, procedure manuals, policy and procedure manuals, operating manuals and procedures and product documentation, (B) all information about pricing, products, procedures, practices, business methods, systems, plans, strategies or personnel of SUB,
               (C) circumstances surrounding the relationships with, knowledge of, or information about the customers, clients, and accounts of SUB, including but not limited to the identity of current active customers or prospects who have been contacted by SUB, the expiration dates and other terms of loans or deposit or other banking relationships, details or special product provisions or special combinations of products, or special prices, and (D) all other information about SUB which has not been disclosed in documents filed with the U.S. Securities and Exchange Commission or otherwise publicly disseminated by SUB, whether or not that information is recorded and notwithstanding the method of recordation, if any; and (ii) Proprietary Information is deemed to exclude all information legally in the public domain. Executive agrees to hold the Proprietary Information in the strictest confidence and agrees not to use or disclose any Proprietary Information, directly or indirectly, at any time for any purpose, without the prior written consent of SUB or to use for Executive's benefit or the benefit of any person, firm, corporation or other entity (other than SUB), any Proprietary Information, and to use Executive's best efforts to prevent such prohibited use or disclosure by any other persons. Executive has returned all Proprietary Information in Executive's possession or control to SUB.

          d. Cooperation, No Detrimental Actions. Executive will cooperate with SUB in enforcing its claims against customers and former customers of SUB, including appearing as a witness for SUB in court or administrative proceedings, subject to reasonable reimbursement for Executive's time and expenses. Executive will not take actions or make disparaging statements which are detrimental to SUB or the RELEASEES, as defined in paragraph 5 below.

          e. Remedies. Executive hereby acknowledges that Executive's duties and responsibilities under this paragraph 3 are unique and extraordinary and that irreparable injury may result to SUB in the event of a breach of the terms and conditions of this paragraph 3, which may be difficult to ascertain, and that the award of damages would not be adequate relief to SUB and the RELEASEES. Executive therefore agrees that in the event of Executive's breach of any of the terms or conditions of this paragraph 3, SUB shall have the right, without posting any bond or other security, to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which SUB may be entitled against Executive. The covenants of Executive in paragraphs 3a, 3b, 3c and 3d of this Agreement shall each be construed as an agreement independent of any other provision in this AGREEMENT, and the existence of any claim or cause of action of Executive against SUB, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by SUB of paragraphs 3a, 3b, 3c and 3d.

          f. Enforcement. If at the time of the enforcement of subparagraphs 3a, 3b, 3c, 3d or 3e above a court shall hold that the period or scope of the provisions thereof are unreasonable under the circumstances then existing, the parties hereby agree that the maximum period or scope under the circumstances shall be substituted for the period or scope stated in those subparagraphs.

21. Short-Swing Securities Profits. Executive acknowledges that Executive will remain subject to the short-swing liability provisions of Section 16 of the federal Securities Exchange Act of 1934 for six months following termination of employment.

22. Release. In consideration of the payments to Executive as specified in paragraph 2 above, Executive grants SUB a RELEASE of only all claims, both known and unknown, that Executive may have that relate to the termination of Executive's employment (hereafter a "WRONGFUL TERMINATION CLAIM"). The Executive and SUB agree that a WRONGFUL TERMINATION CLAIM, specifically and without limitation, does not include claims:

          a. for indemnification as a corporate agent of SUB against claims by third parties;

          b. under employee benefit plans, including supplemental employee retirement plans, maintained by SUB or any of the predecessor organizations thereof, including but not limited to rights under any workers compensation program, Section 502(a) of the Employee Retirement Income Security Act, as amended, 29 U.S.C. ss.1001 et seq., and under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA");

          c. arising out of enforcement of the Contracts or this Agreement by Executive; or

          d. constituting cross-claims against SUB as a result of claims brought by unaffiliated third parties against Executive based on Executive's service as an executive of SUB.

         The statutes which could form the basis for a WRONGFUL TERMINATION CLAIM include, but are not limited to, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. ss.1971 et seq.; the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. ss.621 et seq.; Section 510 of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. ss.1001 et seq.; the Americans With Disabilities Act, as amended, 42 U.S.C. ss.12101 et seq.; the Older Workers Benefit Protection Act, as amended, 29 U.S.C. ss.621 et seq.; the Civil Rights Act of 1866, as amended, 42 U.S.C. ss.1981 et seq.; the New Jersey Law Against Discrimination, as amended, N.J.S.A. 10:5-1 et seq.; the New Jersey Conscientious Employee Protection Act, as amended, N.J.S.A. 34:19-1 et seq.; the New York Human Rights Law, Executive Law ss.290 et seq.; the Pennsylvania Human Relations Act, as amended, 43 P.S. ss.951 et seq.; and the Pennsylvania Whistleblower Law, as amended, 43 P.S. ss.1421 et seq. The common law (non-statutory) theories under which a WRONGFUL TERMINATION CLAIM could be made include, but are not limited to, breach of an express employment contract, breach of a contract implied from a personnel handbook or manual, or commission of a civil wrong (known as a "tort") resulting in Executive's termination, or for alleged violation of the public policy of the United States or any state. Granting a RELEASE of any WRONGFUL TERMINATION CLAIM pursuant to this AGREEMENT means that on behalf of Executive and all who succeed to Executive's rights and responsibilities, Executive releases and gives up only any and all WRONGFUL TERMINATION CLAIMS that Executive may have against SUB, and any of its subsidiaries, affiliates or divisions, and all of their directors, officers, representatives, shareholders, agents, employees, and all who succeed to their rights and responsibilities (collectively referred to as "RELEASEES"). With respect to any charges filed concerning events or actions relating to a WRONGFUL TERMINATION CLAIM that occurred on or before the date of this AGREEMENT or Executive's Termination Date (whichever is later), Executive waives and releases any right that Executive may have to recover in any lawsuit or proceeding brought by Executive or by an administrative agency on Executive's behalf against the RELEASEES.

23. Covenant Not to Sue. Executive covenants not to sue the RELEASEES over any WRONGFUL TERMINATION CLAIM. Such a covenant not to sue the RELEASEES means that Executive represents that Executive has not through the date of execution of this Agreement filed a WRONGFUL TERMINATION CLAIM, charge or lawsuit with any court or government agency against the RELEASEES, and that Executive will not file such a lawsuit subsequent to execution of this Agreement. Executive also waives any right to become, and promises not to become, a member of any class in a case in which WRONGFUL TERMINATION CLAIMS are asserted against any of the RELEASEES.

24. Review Period. Executive acknowledges that Executive has up to 21 days to review this AGREEMENT, and was advised to review it with an attorney of Executive's choice. Executive also acknowledges that Executive was further advised that Executive has seven days after Executive signs this AGREEMENT to revoke it by notifying SUB in writing, of such revocation as set forth under Notices below. This AGREEMENT shall become effective on the tenth (10th) day following its execution by Executive (the "EFFECTIVE DATE"), unless revoked in accordance with the preceding sentence.

25. Revocation of Authority. Executive agrees and acknowledges that as of the Termination Date Executive shall no longer be empowered to bind SUB in any agreement, whether verbal or written, and that Executive shall have no authority to execute any documents, deeds, leases, or other contracts on behalf of SUB. To the extent not effected by termination of Executive under the Contracts, Executive resigns from all offices and positions with SUB.

26. Successors and Assigns. All rights and duties of SUB under this Agreement shall be binding on and inure to the benefit of SUB, its successors and assigns. All rights of Executive hereunder shall be binding upon and inure to the benefit of Executive's personal or legal representatives.

27. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail, postage prepaid or by reputable national overnight delivery service, to the addresses shown below, unless changed by notices given as herein provided, except that notice of change of address only shall be effective upon actual receipt:

                  If to SUB, to:
                                            Summit Bancorp.
                                            301 Carnegie Center
                                            P.O. Box 2066
                                            Princeton, New Jersey 08543-2066
                                            Attention: Executive Vice President
                                                       of Human Resources

                  With a copy to:
                                            Summit Bancorp.
                                            301 Carnegie Center
                                            P.O. Box 2066
                                            Princeton, New Jersey 08543-2066
                                            Attention: General Counsel

                  If to the Executive, to:




                  With a copy to:





28. Covenant Not to Challenge Enforceability. Both Executive and SUB understand that this AGREEMENT is final and binding when executed by both parties, subject to paragraph 7 above, and both agree not to thereafter challenge its enforceability.

29. Applicable Law. This AGREEMENT shall be deemed to have been made within the State of New Jersey, and it shall be interpreted, construed, and enforced in accordance with the law of the State of New Jersey, and before the Courts of the State of New Jersey.

30. Amendments, Modifications, Waivers. This AGREEMENT cannot be amended or modified except by a written document signed by both SUB and Executive and no provision can be waived except by a written document signed by the waiving party.

31.      By signing this AGREEMENT, Executive acknowledges:

          a.   EXECUTIVE HAS READ THIS AGREEMENT COMPLETELY.

          b. EXECUTIVE HAS HAD AN OPPORTUNITY TO CONSIDER THE TERMS OF THIS AGREEMENT.

          c. EXECUTIVE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY OF EXECUTIVE'S CHOOSING PRIOR TO EXECUTING THIS AGREEMENT.

          d. EXECUTIVE KNOWS THAT EXECUTIVE MAY BE GIVING UP IMPORTANT LEGAL RIGHTS BY SIGNING THIS AGREEMENT.

          e. EXECUTIVE UNDERSTANDS AND MEANS EVERYTHING THAT EXECUTIVE HAS SAID IN THIS AGREEMENT, AND EXECUTIVE AGREES TO ALL ITS TERMS.

          f. EXECUTIVE IS NOT RELYING ON SUB OR ANY REPRESENTATIVE OF SUB TO EXPLAIN THIS AGREEMENT AND RELEASE TO EXECUTIVE. EXECUTIVE HAS HAD AN OPPORTUNITY TO CONSULT AN ATTORNEY OR OTHER ADVISOR TO EXPLAIN THIS AGREEMENT AND ITS CONSEQUENCES TO EXECUTIVE BEFORE EXECUTIVE SIGNED IT, AND EXECUTIVE HAS AVAILED HIMSELF OR HERSELF OF THIS OPPORTUNITY TO WHATEVER EXTENT EXECUTIVE DESIRED.

          g. EXECUTIVE HAS SIGNED THIS AGREEMENT VOLUNTARILY AND ENTIRELY OF EXECUTIVE'S OWN FREE WILL, WITHOUT ANY PRESSURE FROM SUB OR ANY REPRESENTATIVE OF SUB, OR ANYONE ELSE.

                  IN WITNESS WHEREOF, and intending to be legally bound hereby, this Agreement has been executed as of the day and year first above written.

ATTEST:                                              SUMMIT BANCORP.


__________________________________  By: ____________________________________
Secretary                               Executive Vice President


                                        ____________________________________
                                        EXECUTIVE

                                        ____________________________________
                                        (Social Security Number)

STATE OF NEW JERSEY:

COUNTY OF _______________________:

         I certify that on this _______ day of ____________, _______ personally came before me _______________(Executive), who, being duly sworn, acknowledged under oath to my satisfaction that such person is named in and personally executed the foregoing Receipt and Release as such person's voluntary act and deed, for the purposes set forth therein.

         IN WITNESS WHEREOF,  I have set my hand this ____ day of _____________,
______.

By:      ___________________________________
         Notary Public of the State of New Jersey

My Commission expires __________________

                                                                     EXHIBIT G-2

                              TERMINATION AGREEMENT

                  THIS AGREEMENT dated and entered into effective and as of the merger of Prime Bancorp, Inc. into Summit Bancorp., by and between Summit Bancorp., a New Jersey corporation (the "Company"), and James J. Lynch, residing at (the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, should the Company receive a proposal from a third person, whether solicited by the Company or unsolicited, concerning a possible business combination with or the acquisition of a substantial share of the equity or voting securities of, the Company, the Board of Directors of the Company (the "Board") has deemed it imperative that it and the Company be able to rely on the Executive to continue to serve in the Executive's position, and that the Board and the Company be able to receive and rely upon the Executive's advice, if they request it, as to the best interests of the Company and its shareholders, without concern that the Executive might be distracted by the personal uncertainties and risks that such a proposal might otherwise create; and

                  WHEREAS, the Company desires to enhance executive morale and its ability to retain existing management; and

                  WHEREAS, the Company desires to reward the Executive for the Executive's valuable, dedicated service to the Company or one or more of its subsidiary corporations (each, a "Subsidiary") should the Executive's service be terminated under circumstances hereinafter described; and

                  WHEREAS, the Board therefore considers it in the best interests of the Company and its shareholders for the Company to enter into Termination Agreements, in form similar to this Agreement, with certain key executive officers of the Company and one or more of its Subsidiaries; and

                  WHEREAS, the Executive is presently the duly elected and acting Chairman of the Board and Chief Executive Officer of Summit Bank PA and is a key executive with whom the Company has been authorized by the Board to enter into this Agreement;

                  NOW, THEREFORE, to assure the Company of the Executive's continued dedication and the availability of the Executive's advice and counsel in the event of any such proposal, to induce the Executive to remain in the employ of the Company or a Subsidiary, and to reward the Executive for the Executive's valuable, dedicated service to the Company or a Subsidiary should the Executive's service be terminated under circumstances hereinafter described, and for other good and valuable consideration, the receipt and adequacy whereof each party acknowledges, the Company and the Executive agree as follows:

         1.       OPERATION, EFFECTIVE DATE, AND TERM OF AGREEMENT.

                  (a) This Agreement is effective and binding on both parties as of the date hereof. Notwithstanding its present effectiveness, the provisions of paragraphs 3 and 4 of this Agreement shall become operative only when, as and if there has been a "Change in Control" of the Company. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to occur (i) upon a Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or Item 1a of Form 8-K promulgated under the Securities Exchange Act of 1934 ("Exchange Act"); or (ii) if any "person" (including as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but excluding the Company and its Subsidiaries or an employee benefit plan of the Company (or any fiduciary thereof) or a corporation controlled by the Company's shareholders in substantially the same character and proportions as their ownership of stock of the Company, or an underwriter temporarily holding securities pursuant to an offering of such securities) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors; or (iii) if during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof (excluding, for purposes of this calculation, any director who dies during such period); or (iv) if the Company shall meet the delisting criteria of the New York Stock Exchange or any successor exchange in respect of the number of publicly-held shares or the number of shareholders holding one hundred (100) shares or more; or (v) if the Board shall approve the sale of all or substantially all of the assets of the Company; or (vi) if the Board shall approve any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause
(i), (ii), (iii) or (iv) above or that the shareholders of the Company receive or retain stock having less than 65% combined voting power of the company resulting from such transaction in substantially the same proportions as their prior ownership of the Company.

                  (b) The Company shall be obligated to make the payments referred to in paragraphs 3 and 4 hereof following, and the provisions of paragraph 2 hereof shall apply to, a Change in Control of the Company only if such Change in Control shall have occurred prior to, or as a result of efforts designed to attain such and known to the parties hereto to have commenced prior to, the earliest to occur of the Executive's death, Disability (as hereinafter defined), Normal Retirement Date (as hereinafter defined) or the 15th day of October, 2002; provided, however, that commencing on the 15th day of October, 2002 and each annual anniversary of such day thereafter (such day and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), the term of this Agreement shall automatically be extended for one additional year unless at the Renewal Date the Executive is no longer employed by the Company or a Subsidiary or has reached the Executive's Normal Retirement Date or at least twelve (12) months prior to the next Renewal Date (and prior to a Change in Control of the Company), the Company shall have given notice to the Executive that it does not wish to extend the term of this Agreement; provided, further, however, if a Change in Control of the Company shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of not less than thirty-six (36) months beyond the month in which each such Change in Control of the Company occurred, and thereafter solely to the extent necessary for the Executive to enforce the obligations of the Company or Subsidiary employing Executive incurred prior thereto.

         2.       EMPLOYMENT OF EXECUTIVE.

                  Nothing herein shall affect any right which the Executive or the Company or a Subsidiary may otherwise have to terminate the Executive's employment by the Company or a Subsidiary at any time in any lawful manner, subject always to the Company's providing to the Executive the payments and benefits specified in paragraphs 3 and 4 of this Agreement to the extent hereinbelow provided.

                  In the event any person commences a tender or exchange offer, circulates a proxy statement to the Company's shareholders or takes other steps designed to effect a Change in Control of the Company as defined in paragraph 1 of this Agreement, the Executive agrees that before the Executive's Normal Retirement Date the Executive will not voluntarily leave the employ of the Company or a Subsidiary, and will continue to perform the Executive's regular duties and to render the services specified in the recitals of this Agreement, until such person has abandoned or terminated that person's efforts to effect a Change in Control or until a Change in Control has occurred. Should the Executive voluntarily terminate the Executive's employment before any such effort to effect a Change in Control of the Company has commenced, or after any such effort has been abandoned or terminated without effecting a Change in Control and no other such effort is then being undertaken by any other person, this Agreement shall lapse and be of no further force or effect.

         3.       TERMINATION FOLLOWING CHANGE IN CONTROL.

                  (a) If any of the events described in paragraph 1 hereof constituting a Change in Control of the Company shall have occurred, the Executive shall be entitled to the benefits provided in paragraph 4 hereof upon the subsequent termination of the Executive's employment within the applicable period set forth in paragraph 4 hereof following such Change in Control unless such termination is (i) due to the Executive's death after the Window Period referred to below or Retirement (as hereinafter defined)(other than Early Retirement during the Window Period, as hereinafter defined); or (ii) by the Company or a Subsidiary by reason of the Executive's Disability or for Cause (as hereinafter defined); or (iii) by the Executive other than for Good Reason (as hereinafter defined).

                  (b) If following a Change in Control the Executive's employment is terminated by reason of the Executive's death after the Window Period, Retirement (other than Early Retirement during the Window Period) or Disability, the Executive shall be entitled to death, retirement or disability benefits, as the case may be, from the Company no less favorable than those benefits to which the Executive would have been entitled had the death, Retirement or termination for Disability occurred during the six (6) month period prior to the Change in Control. If prior to any such termination for

Disability, the Executive fails to perform the Executive's duties as a result of incapacity due to physical or mental illness, the Executive shall continue to receive the Executive's Base Salary (as hereinafter defined), less any benefits as may be available to the Executive under the Company's or Subsidiary's disability plans, until the Executive's employment is terminated for Disability.

                  (c) If following a Change in Control the Executive's employment shall be terminated by the Company or a Subsidiary for Cause or by the Executive other than for Good Reason, the Company shall pay (subject to any applicable payroll or other taxes required to be withheld) to the Executive the Executive's Base Salary through the Date of Termination (as hereinafter defined), and the Company or a Subsidiary shall have no further obligations to the Executive under this Agreement. This paragraph 3(c) shall not apply to a termination of the Executive's employment by the Company or a Subsidiary by reason of Death, Retirement or Disability.

                  (d)      For purposes of this Agreement:

                    (i) "Disability" shall mean the Executive's incapacity to perform the Executive's duties with the Company or Subsidiary on a full-time basis for one hundred eighty
                         (180) consecutive days due to physical or mental illness such that the Executive shall have become qualified to receive benefits under the Company's or a Subsidiary's long-term disability plans applicable to the Executive. Any question as to the existence of Disability upon which the Executive and the Company or Subsidiary cannot agree shall be determined by a qualified independent physician selected by the Company or Subsidiary employing the Executive or its insurers and acceptable to the Executive or an adult member of the Executive's immediate family, which acceptance shall not be unreasonably withheld. The Executive shall be obligated to submit to such medical examinations as may be necessary to determine whether Disability exists.

                    (ii) "Retirement"  shall mean that the Executive  shall have reached the normal retirement date provided in the Company's or Subsidiary's defined benefit retirement plans applicable to such Executive (the "Normal Retirement Date") or that the Executive shall have taken early retirement (as defined in such retirement plans) and shall no longer be employed by the Company or a Subsidiary ("Early Retirement").

                    (iii) "Cause" shall mean:

                    (A) the willful commission by the Executive of an illegal act or other act of willful misconduct that causes or will probably cause substantial economic damage to the Company or a Subsidiary or substantial injury to the business reputation of the Company or a Subsidiary;

                    (B) the commission by the Executive of an act of fraud in the performance of such Executive's duties on behalf of the Company or a Subsidiary;

                    (C) the continuing willful failure of the Executive to perform the duties of such Executive to the Company or a Subsidiary (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Executive by the Compensation Committee of the Board; or

                    (D) the final order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Executive's employment with the Company or a Subsidiary.

                    (iv) "Good Reason" shall mean, excluding for this purpose an isolated, insubstantial and inadvertent action or failure to act, which is not in bad faith and which is remedied by the Company or applicable Subsidiary promptly after receipt of notice thereof given by the
                         Executive:

                    (A) Without the Executive's express written consent, the assignment by the Company or a Subsidiary to the Executive of duties which (i) are materially different or require travel significantly more time consuming or extensive than the Executive's duties or business travel obligations immediately prior to the Change in Control, or (ii) result, without the Executive's express written consent, in either a significant reduction in the Executive's authority and responsibility as a senior executive of the Company or Subsidiary employing the Executive when compared to the highest level of authority and responsibility assigned to the Executive at any time during the six (6) month period prior to the Change in Control, or, (iii) the removal of the Executive from, or any failure to reappoint or reelect the Executive to, the highest title held since the date six (6) months before the Change in Control, except in connection with a termination of the Executive's employment by the Company or a Subsidiary for Cause (including during the pendency of any Dispute), during any period of incapacity due to physical or mental illness, or by reason of the Executive's death, Disability or Retirement;

                    (B) A reduction by the Company or a Subsidiary of the Executive's Base Salary, or the failure to grant increases in the Executive's Base Salary on a basis at least substantially comparable to those granted to other executives of the Company or a Subsidiary of comparable title, salary grade and performance ratings made in good faith;

                    (C) Requiring the Executive to be based anywhere other than an executive office of the Company or a Subsidiary located in New Jersey or Pennsylvania within twenty-five (25) geographic (not road) miles of the location of the Executive's office prior to the Change in Control, except for required travel on the Company's or a Subsidiary's business to an extent substantially consistent with the Executive's present business travel obligations, without the Executive's express written consent, or in the event of any relocation of the Executive with the Executive's express written consent, the failure by the Company or a Subsidiary to pay (or reimburse the Executive for) all reasonable moving expenses by the Executive relating to a change of principal residence in connection with such relocation and to indemnify the Executive against any loss realized in the sale of the Executive's principal residence in connection with any such change of residence, all to the effect that the Executive shall incur no loss on an after tax basis;

                    (D) The failure by the Company or a Subsidiary to continue to provide the Executive with substantially the same welfare benefits and perquisites, including participation on a comparable basis in the Company's or a Subsidiary's retirement plans, Incentive Bonus Plan (cash bonus plan), Savings Incentive Plan, Incentive Stock and Option Plans, Executive Severance Plan and other plans in which executives of the Company or a Subsidiary of comparable title and salary grade participate, as were provided to the Executive in the twelve (12) months immediately prior to such Change in Control of the Company, or with a package of welfare benefits and perquisites, that, though one or more of such benefits or perquisites may vary from those set forth above, is substantially comparable in all material respects to such welfare benefits and perquisites, taken as a whole;

                    (E) The failure of the Company to obtain the express written assumption of and agreement to perform this Agreement by any successor as contemplated in subparagraph 6(c) hereof;

                    (F) A termination of employment by the Executive for any reason other than Disability or Retirement on or after Executive's Normal Retirement Date during the thirty
                         (30) day period immediately following the first anniversary of a Change in Control of the Company defined in subparagraphs 1(a)(i), (ii) (iii) or (iv) or the consummation of a transaction described in subparagraphs 1(a)(v) or (vi) (such thirty (30) day period being referred to herein as the "Window Period").

                    (G) The giving by the Company or applicable Subsidiary of a notice that participation by the Executive in the Company's Executive Severance Plan or that the Executive's Termination Agreement would not be renewed;

                    (H) The filing by the Company of a petition for bankruptcy or similar insolvency of the Company or the filing by any other party of such a petition which is not dismissed within sixty (60) days; or

                    (I) Any failure by the Company or applicable Subsidiary to comply with any provision of this Agreement with respect to Executive.

          (v) "Dispute" shall mean (A) in the case of termination of employment of the Executive with the Company or a Subsidiary by the Company or a Subsidiary for Disability or Cause, that the Executive challenges the existence of Disability or Cause and (B) in the case of termination of employment of an Executive with the Company or a Subsidiary by the Executive for Good Reason, that the Company or a Subsidiary challenges the existence of Good Reason.

          (vi) "Base Salary" shall mean the amount determined by multiplying the Executive's highest semi-monthly or other periodic rate of base pay paid to the Executive at any time during the period commencing twelve (12) months prior to the Change of Control and ending on the date of Notice of Termination by the number of pay periods per year. The following items are not part of base pay, as used herein: reimbursed expenses, any amount paid on account of overtime or holiday work, payments on account of insurance premiums or other contributions made to other welfare or benefit plans, and any year-end or other bonuses, commissions and gifts.

          (vii)"Bonus Amount" means the highest annual cash incentive bonus earned by the Executive from the Company or a Subsidiary during the last three (3) completed fiscal years of the Company immediately preceding the Executive's Date of Termination (annualized in the event the Executive was not employed by the Company or a Subsidiary for the whole of any such fiscal year).

                  For purposes of this subparagraph (d), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company or a Subsidiary.

                  (e) Any purported termination of employment by the Company or a Subsidiary or by the Executive shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice given by the Executive or the Company or a Subsidiary, as the case may be, which shall indicate the specific provision of this Agreement applicable to such termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for determination of any payments under this Agreement. The Executive shall not be entitled to give a Notice of Termination that the Executive is terminating the Executive's employment with the Company or a Subsidiary for Good Reason more than six (6) months following the occurrence of the event alleged to constitute Good Reason.

                  (f) For purposes of this Agreement, except as provided below, the "Date of Termination" shall mean the date specified in a Notice of Termination, which shall be not more than ninety (90) days after such Notice of Termination is given. The Date of Termination of a proposed Termination for Disability shall be at least thirty (30) days after the giving of the Notice of Termination.

         If within thirty (30) days after any Notice of Termination is given, the party who receives such Notice of Termination notifies the other party that a Dispute exists, the Date of Termination shall be the date on which the Dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided that the Date of Termination shall be extended by a notice of Dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such Dispute with reasonable diligence and provided further that pending the resolution of any such Dispute, the Company or a
Subsidiary shall continue to pay the Executive the same Base Salary and to provide the Executive with the same or substantially comparable employee benefits and perquisites, including participation in the Company's or a Subsidiary's retirement plans, Savings Incentive Plan, Incentive Bonus Plan, Incentive Stock and Option Plans and Executive Severance Plan that the Executive was paid and provided at any time during the period commencing twelve (12) months prior to the Change of Control and ending on the date of Notice of Termination

         Should it ultimately be determined that a challenged termination by the Company or a Subsidiary by reason of the Executive's Disability or for Cause was justified, or that a challenged termination by the Executive for Good Reason was not justified, then the Executive shall promptly pay the Company or a Subsidiary (as the case may be) an amount equal to all sums paid by the Company or a Subsidiary to the Executive from the date of termination specified in the Notice of Termination until final resolution of the Dispute pursuant hereto, with interest at the base rate charged from time to time by Summit Bank, New Jersey, all options, rights and restricted stock granted to the Executive during such period shall be canceled or returned to the Company or Subsidiary, and, to the extent permitted by law, no service as an employee shall be credited to the Executive for such period for pension purposes. The Executive shall not be obligated to pay to the Company or a Subsidiary the cost of providing the Executive with employee benefits and perquisites for such period (which cost for purposes of health plans means the applicable premium under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended) unless the final judgment, order or decree of a court resolving the Dispute determines that the Executive acted in bad faith in giving a notice of Dispute.

         Should it ultimately be determined that a challenged termination by the Company or a Subsidiary by reason of the Executive's Disability or for Cause was not justified, or that a challenged termination by the Executive for Good Reason was justified, then the Executive shall be entitled to retain all sums paid to the Executive pending resolution of the Dispute and shall be entitled to receive, in addition, the payments and other benefits provided for in paragraph 4 hereof.

4.     PAYMENTS AND BENEFITS UPON TERMINATION.

                  If within three (3) years after a Change in Control of the Company, there occurs a termination of employment of the Executive with the Company or a Subsidiary, other than a termination of employment which is (i) due to the Executive's death after the Window Period or Retirement other than Early Retirement during the Window Period; or (ii) by the Company or a Subsidiary by reason of the Executive's Disability or for Cause; or (iii) by the Executive other than for Good Reason, then, and expressly on the condition that the Company or Subsidiary employing the Executive receive on the Date of Termination a Release, Covenant Not to Sue, Non-Disclosure and Non-Solicitation Agreement executed by the Executive (or the Executive's legal representative, in the event of the death or Disability of the Executive), in the form set forth in Exhibit A to this Agreement (the "Release Agreement"), and that such Release Agreement be effective:

                  (a) The Company or a Subsidiary will pay to the Executive as compensation for services rendered, promptly following the effective date of the Release Agreement, a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld computed at the rate for supplemental payments) equal to (X) the sum of (i) three (3) times the Executive's Base Salary, plus (ii) three (3) times the Executive's Bonus Amount, less (Y) the aggregate lump sum cash severance amount in respect of base salary and bonus pursuant to subparagraphs 5(a)(i) and (v) of the Company's Executive Severance Plan (or any successor provision) payable to the Executive upon termination of employment, delivery by the Executive of the Release, Covenant Not to Sue, Non-Disclosure and Non-Solicitation Agreement referred to therein, and the expiration of all periods during which the Executive may revoke any release of claims in such agreement.

                  (b) The Executive will be entitled to receive "Special Retirement Benefits" as provided herein, so that the total retirement benefits the Executive receives from the Company will approximate the total retirement benefits the Executive would have received under all defined benefit retirement plans (which may include non-qualified, supplemental and excess benefits retirement plans but shall not include severance plans) and other employment contracts of the Company and its Subsidiaries in which the Executive participates were the Executive fully vested under such retirement plans and entitled to all benefits payable under such other employment contracts and had the Executive continued in the employ of the Company or a Subsidiary for one hundred twenty (120) months following the Date of Termination or until the Executive's Normal Retirement Date, if earlier (provided that such additional period shall be inclusive of and shall not be in addition to any period of service credited under any severance plan of the Company or a Subsidiary). The benefits specified in this subparagraph will include all ancillary benefits, such as early retirement and survivor rights. The amount payable to the Executive or the Executive's beneficiaries under this subparagraph shall equal the excess of (1) the retirement benefits that would be paid to the Executive or the Executive's beneficiaries, under all retirement plans and other employment contracts of the Company and its Subsidiaries in which the Executive participates if (A) the Executive were fully vested under such plans and entitled to all benefits payable under such other employment contracts, (B) the one hundred twenty (120) month period (or the period until the Executive's Normal Retirement Date, if less) following the Date of Termination were added to the Executive's credited service under such plans and contracts, (C) the terms of such plans and the policies and procedures by which such plans were administered were those most favorable to the Executive which were in effect at any time during the period commencing twelve (12) months prior to the Change of Control and ending on the date of Notice of Termination, and (D) the Executive's highest average annual base salary as defined under such retirement plans and other employment contracts and any cash bonus which under the terms of such plan or contract is used to calculate benefits thereunder were calculated as if the Executive had been employed by the Company or a Subsidiary for a one hundred and twenty (120) month period (or the period until the Executive's Normal Retirement Date, if earlier) following the Date of Termination and had the Executive's salary and cash bonus during such period been equal to the Executive's Base Salary and Bonus Amount; over (2) the retirement benefits that are payable to the Executive or the Executive's beneficiaries under all retirement plans and other employment contracts of the Company and its Subsidiary in which the Executive participates. These Special Retirement Benefits are provided on an unfunded basis, are not intended to meet the qualification requirements of
Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be payable solely from the general assets of the Company. These Special Retirement Benefits shall be payable at the times and in the manner provided in the applicable retirement plans and other employment contracts to which they relate, or at the election of the Executive they shall be paid in a lump sum actuarial equivalent utilizing the actuarial assumptions of the defined benefit pension plan applicable to the Executive.

                  (c)(i) As used herein, "Welfare Plans" shall mean the medical, dental, vision, life, dependent life, personal accident, employee banking services, and educational matching gift plans of the Company or a Subsidiary in which the Executive was participating at the Date of Termination, and shall not include disability, tuition reimbursement, medical and dependent care spending plans, and business travel accident plans. The Executive will remain an active participant in all Welfare Plans with the Executive's Base Salary used as the basis for determining the level of benefits, for a period of thirty-six (36) months after the Date of Termination or until the Participant's Normal Retirement Date, if earlier; provided, however, that if employee contributions are generally required by any such plan the Executive pays to the Company or Subsidiary an amount equal to the required contribution, if any, which such plans provide are to be made by employees of status and seniority comparable to the status and seniority of the Executive at the Date of Termination, which amounts shall be paid by the Executive at the time or times required by such plans for employee contributions, and further provided, that the benefits provided shall be reduced by any benefits provided under post-retirement benefit programs (such as retiree life insurance) of the Company or a Subsidiary. In the event applicable law or the terms of any such Welfare Plan do not permit continued participation by the Executive, then the Company or a Subsidiary will arrange to provide the Executive with benefits substantially similar to and no less favorable than the benefits the Executive was entitled to receive under such Welfare Plan at any time during the period commencing twelve (12) months prior to the Change of Control and ending on the date of Notice of Termination for a period terminating thirty-six (36) months after the Date of Termination; provided, however, that if employee contributions are generally required by any such plan the Executive pays to the Company or Subsidiary an amount equal to the required contribution, if any, which such plans provide are to be made by employees of status and seniority comparable to the status and seniority of the Executive at the Date of Termination, which amounts shall be paid by the
Executive   at  the  time  or  times   required  by  such  plans  for   employee
contributions.

                    (ii) In lieu of continued participation in the Company or a Subsidiary's disability plans, in the event that the Executive becomes disabled during the period of participation in Welfare Plans provided for herein, as determined by approval for disability benefits under the federal Social Security program, the Company or Subsidiary shall make direct payments to the Executive commencing upon termination of participation in the Welfare Plans hereunder and under any Severance Plan and during the continuation of such disability, as determined under the federal Social Security program of the amounts and for the periods the Executive would have received benefits under the Company or Subsidiary's long-term disability plan (after taking into account any offsets to income under such plan) as if the Executive had qualified for long-term disability payments under the Company or Subsidiary's long-term disability plan immediately prior to the Date of Termination.

                   (iii) The continuation of welfare benefits provided by this subparagraph 4(c) shall be inclusive of any period of welfare benefits continuation provided by any severance plan or other contract of the Company or a Subsidiary, it being the intention of the parties that the Executive shall receive continuation of welfare benefits for the longest period provided by any severance plan or contract and this Agreement, not the sum of the periods provided in various severance plans and contracts and this Agreement.

                    (iv) If any benefits provided hereunder are provided outside of a Welfare Plan and would have been tax-exempt or tax-favored to the Executive if provided under a Welfare Plan, the Company or Subsidiary shall make additional payments to the Executive in reimbursement of taxes in order to put the Executive in the same after tax position as if the benefits had been provided under a Welfare Plan.

                     (v) In the event the Executive becomes employed with another employer and becomes eligible to receive welfare benefits under plans provided by such employer, the welfare benefits provided hereunder shall be secondary to those provided under such other plans.

                    (vi) After the Date of Termination the Executive may also participate in those post-retirement benefit programs under which the Executive meets the qualifications, which qualifications may include contributions by the Executive and appropriate elections at the Date of Termination.

5.         CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

         (a) In the event that any payment or benefit received or to be received by the Executive pursuant to the terms of this Agreement (the "Contract Payments") or of any other plan, arrangement or agreement of the Company (or any affiliate) ("Other Payments" and, together with the Contract Payments, the "Payments") would, in the opinion of independent tax counsel selected by the

Company and reasonably acceptable to the Executive ("Tax Counsel"), be subject to the excise tax (the "Excise Tax") imposed by section 4999 of the Code (in whole or in part), as determined as provided below, then, unless subparagraph 5(e) below is applicable, the Company shall pay to the Executive, at the time specified in subparagraph 5(b) hereof, an additional amount (the "Offset Payment") such that the net amount retained by the Executive, after deduction of the Excise Tax on the Payments and any federal, state and local income tax and Excise Tax upon the payment provided for by this subparagraph 5(a), and any interest, penalties or additions to tax payable by the Executive with respect thereto, shall be equal to the total present value of the Contract Payments and Other Payments at the time such Payments are to be made. For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amounts of such Excise Tax, (1) the total amount of the Payments shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, except to the extent that, in the opinion of Tax Counsel, a Payment (in whole or in part) does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, or such "excess parachute payments" (in whole or in part) are not subject to the Excise Tax, (2) the amount of the Payments that shall be treated as subject to the Excise Tax shall be equal to the lesser of
(A) the total amount of the Payments or (B) the amount of "excess parachute payments" within the meaning of section 280G(b)(1) of the Code (after applying clause (1) hereof), and (3) the value of any noncash benefits or any deferred payment or benefit shall be determined by Tax Counsel in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Offset Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rates of federal income taxation applicable to individuals in the calendar year in which the Offset Payment is to be made and state and local income taxes at the highest marginal rates of taxation applicable to individuals as are in effect in the state and locality of the Executive's residence in the calendar year in which the Offset Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account any limitations applicable to individuals subject to federal income tax at the highest marginal rates.

         (b) The Offset Payments provided for in subparagraph 5(a) hereof shall be made upon the earlier of (i) the payment to the Executive of any Contract Payment or Other Payment or (ii) the imposition upon the Executive or payment by the Executive of any Excise Tax.

         (c) If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding or the opinion of Tax Counsel that the Excise Tax is less than the amount taken into account under subparagraph 5(a) hereof, the Executive shall repay to the Company within five days of the Executive's receipt of notice of such final determination or opinion the portion of the Offset Payment attributable to such reduction (plus the portion of the Offset Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Offset Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax or a federal, state and local income tax deduction) plus any interest received by the Executive from the taxing authorities on the amount of such repayment. If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding or the opinion of Tax Counsel that the Excise Tax exceeds the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Offset Payment), the Company shall make an additional Offset Payment in respect of such excess within five days of the Company's receipt of notice of such final determination or opinion.

         (d) In the event of any change in, or further interpretation of, sections 280G or 4999 of the Code and the regulations promulgated thereunder subsequent to a Change in Control, the Executive shall be entitled, by written notice to the Company, to request an opinion of Tax Counsel regarding the application of such change to any of the foregoing, and the Company shall use its best efforts to cause such opinion to be rendered as promptly as practicable. All fees and expenses of Tax Counsel incurred in connection with this Agreement shall be borne by the Company.

         (e) If in the opinion of Tax Counsel the Company would not be required to make an Offset Payment if the Payments to the Executive that would be treated as "parachute payments" under Section 280G of the Code were reduced by up to $50,000, then the amounts payable to the Executive under this Agreement shall be reduced (but not below zero) to the maximum amount that could be paid to the Executive without giving rise to the Excise Tax (the "Safe Harbor Cap") and no Offset Payment shall be required to be made to the Executive. The reduction of the amounts payable under this Agreement, if applicable, shall be made by reducing first the payments under paragraph 4(a) above, unless an alternative method of reduction is elected by the Executive. For purposes of reducing the Payments to the Safe Harbor Cap, only amounts payable under this Agreement (and no other Payments) shall be reduced. If the reduction of the amounts payable hereunder by an amount not exceeding $50,000 would not result in a reduction of the Payments to the Safe Harbor Cap, no amounts payable under this Agreement shall be reduced pursuant to this provision.

6.     GENERAL.

         (a) The Company or a Subsidiary shall pay promptly as incurred the Executive's reasonable attorney's fees and expenses incurred in good faith by the Executive as a result of any dispute (regardless of the outcome thereof) with the Company or a Subsidiary or any other party regarding the validity or enforceability of, or liability under, any provision of this Agreement or the act of any party thereunder or any guarantee of performance thereof and pay prejudgment interest on any delayed payment to the Executive calculated at the Summit Bank, New Jersey base rate of interest in effect from time to time from the date that payment should have been made under this Agreement; provided, however, that the Executive shall not have been found by the court to have acted in bad faith. Any finding of bad faith must be final with the time to appeal therefrom having expired and no appeal having been perfected.

         (b) The Company's obligation to pay the Executive (or the Executive's dependents, beneficiaries or estate) the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any set off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Except as expressly provided herein, the Company waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. Except as provided in paragraphs 3(f) and 5(c) herein, each and every payment made hereunder by the Company shall be final and the Company will not seek to recover for any reason all or any part of such payment from the Executive or any person entitled thereto. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.

         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         (d) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to the Executive's estate. The obligations of the Executive hereunder shall not be assignable by the Executive.

         (e) The Executive's rights under this Agreement shall be non-transferable except by will or by the laws of descent and distribution and except insofar as applicable law may otherwise require. Subject to the foregoing, no right, benefit or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall, to the full extent permitted by law, be null, void and of no effect.

         7. NOTICE.

         For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, or if delivered personally or by courier, receipt requested, or by facsimile transmission, receipt acknowledged, addressed as follows:

                  If to the Executive:

                                    James J. Lynch

                  If to the Company:

                                    Summit Bancorp.
                                    301 Carnegie Center
                                    P.O. Box 2066
                                    Princeton, New Jersey 08543-2066
                                    Attention:  Secretary to the Board

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

8.     MISCELLANEOUS.

         No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No assurances or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the law of the State of New Jersey.

9.     FINANCING.

         All amounts due and benefits provided under this Agreement shall constitute general obligations of the Company or Subsidiary employing the Executive in accordance with the terms of this Agreement. The Executive shall have only an unsecured right to payment thereof out of the general assets of the Company or such Subsidiary. Notwithstanding the foregoing, the Company or such Subsidiary may, by agreement with one or more trustees to be selected by the Company or such Subsidiary, create a trust on such terms as the Company or such Subsidiary shall determine to make payments to the Executive in accordance with the terms of this Agreement.

10.      VALIDITY.

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.      SUPERSEDEAS.

         While this Agreement is in addition to and not in lieu of any other plan providing for payments to or benefits for the Executive or any agreement now existing or which hereafter may be entered into between the Company and the Executive, this Agreement supersedes all prior agreements and understandings of the parties hereto with respect to the Company's severance obligations to the Executive and any other similar payments to the Executive due upon termination of employment other than those agreements and understandings contained in the Company's Executive Severance Plan or specifically provided for in any employment contract between the Company and the Executive. This agreement supersedes the Employment Agreement between Prime Bancorp, Inc. and Executive dated December __, 1995 other than the terms of such agreement relating to your stock options, and any other agreements and understandings relating to the employment contracts with or severance benefits payable by Prime Bancorp, Inc. or Prime Bank, which, except as aforesaid, are hereby cancelled and null and void as of the effective date of this Agreement. The merger of Prime Bancorp, Inc. with the Company does not constitute a Change in Control for the purposes of this Agreement.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

         SUMMIT BANCORP.                      EXECUTIVE


By:      ______________________________       _____________________________
         Richard F. Ober, Jr., Secretary      James J. Lynch